Filed Pursuant to Rule 424(b)(2)
Registration No. 333-219675

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 26, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated August 1, 2018)

RenaissanceRe Holdings Ltd.

$     % Senior Notes Due 2029

The Notes (as defined herein) will bear interest at the rate of     % per year. Interest on the Notes is payable semi-annually in arrears on                  and                 of each year, commencing on                 , 2019. The Notes will mature on                 , 2029. RenaissanceRe Holdings Ltd. may, at its option, redeem some or all of the Notes at any time or from time to time, at the applicable redemption price and subject to the terms described under the heading “Description of Notes — Redemption — Optional Redemption”. RenaissanceRe may also redeem all of the Notes under the circumstances described under the heading “Description of Notes — Redemption — Redemption for Changes in Withholding Taxes.” Notwithstanding the foregoing, the Notes will not be optionally redeemable at any time prior to                 , 2022 without BMA Approval (as defined herein), and will not be optionally redeemable at any time prior to their maturity if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption of such Notes, unless, in each case, RenaissanceRe Holdings Ltd. replaces the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein). For the avoidance of doubt, payment of principal on the date of maturity will not be subject to the BMA Redemption Requirements (as defined herein).

The Notes will be senior unsecured obligations of RenaissanceRe Holdings Ltd. and will rank equally in right of payment with all of its existing and future unsecured and unsubordinated indebtedness.

The Notes are a new issue of securities with no established trading market. RenaissanceRe Holdings Ltd. does not intend to apply for listing of the Notes on any securities exchange.

Investing in the Notes involves certain risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and included in the Annual Report on Form 10-K of RenaissanceRe Holdings Ltd. for the year ended December 31, 2018.

None of the United States Securities and Exchange Commission (the “Commission”), any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Senior Note		Total
Public Offering Price(1)		%	$
Underwriting Discount		%	$
Proceeds to RenaissanceRe Holdings Ltd. (before expenses)(1)		%	$

(1)	Plus accrued interest from March , 2019, if settlement occurs after that date.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company on or about March         , 2019.

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

March     , 2019

Prospectus Supplement

Prospectus

S-i

You should carefully read this prospectus supplement and the accompanying prospectus delivered with this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions where offers and sales of the Notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU)2016/97 (as amended or superseded, “IDD”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant Member State of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither RenaissanceRe nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes other than to Qualified Investors in the EEA. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Relevant Member State.

No offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the BMA for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

S-ii

In this prospectus supplement, references to “RenaissanceRe”, “we”, “us” and “our” refer to RenaissanceRe Holdings Ltd. and when the context so requires, RenaissanceRe Holdings Ltd. and its subsidiaries. In this prospectus supplement, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of the Notes (as defined below). The second part is the accompanying prospectus which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, prior to making an investment decision, you should review the risks of investing in the Notes discussed in this prospectus supplement, as well as the risk factors contained in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 7, 2019 and incorporated herein by reference. Important information is incorporated into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to in this prospectus supplement as the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus supplement as the “Exchange Act.” Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intends”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in the prospectus supplement should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including those contained under “Note on Forward-Looking Statements” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018, and incorporated herein by reference. We undertake no obligation to release publicly the results of any future revision we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The inclusion of forward-looking statements in this prospectus supplement should not be considered as a representation by us or any other person that our current objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	the frequency and severity of catastrophic and other events we cover;

•	the effectiveness of our claims and claim expense reserving process;

•	risks that the TMR Stock Purchase (as defined herein) disrupts or distracts from current plans and operations;

•	the ability to recognize the benefits of the TMR Stock Purchase;

•	the amount of the costs, fees, expenses and charges related to the TMR Stock Purchase;

•	our ability to maintain our financial strength ratings;

•	the effect of climate change on our business;

S-iv

•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain;

•

the effects of United States (“U.S.”) tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of our shareholders or investors in our joint ventures or other entities we manage;

•	the effect of emerging claims and coverage issues;

•	soft reinsurance underwriting market conditions;

•	our reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of our revenue;

•	our exposure to credit loss from counterparties in the normal course of business;

•	the effect of continued challenging economic conditions throughout the world;

•	a contention by the Internal Revenue Service (the “IRS”) that Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), or any of our other Bermuda subsidiaries, is subject to taxation in the U.S.;

•	the success of any of our acquisitions or strategic investments, including our ability to manage our operations as our product and geographical diversity increases;

•	our ability to retain our key senior officers and to attract or retain the executives and employees necessary to manage our business;

•	the performance of our investment portfolio;

•	losses we could face from terrorism, political unrest or war;

•	the effect of cybersecurity risks, including technology breaches or failure, on our business;

•	our ability to successfully implement our business strategies and initiatives;

•	our ability to determine the impairments taken on our investments;

•	the effects of inflation;

•	the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite;

•	the effect of operational risks, including system or human failures;

•	our ability to effectively manage capital on behalf of investors in joint ventures or other entities we manage;

•	foreign currency exchange rate fluctuations;

•	our ability to raise capital if necessary;

•	our ability to comply with covenants in our debt agreements;

•	changes to the regulatory systems under which we operate, including as a result of increased global regulation of the insurance and reinsurance industries;

•	changes in Bermuda laws and regulations and the political environment in Bermuda;

•	our dependence on the ability of our operating subsidiaries to declare and pay dividends;

•	aspects of our corporate structure that may discourage third-party takeovers and other transactions;

•	the cyclical nature of the reinsurance and insurance industries;

S-v

•	adverse legislative developments that reduce the size of the private markets we serve or impede their future growth;

•	consolidation of competitors, customers and insurance and reinsurance brokers;

•	the effect on our business of the highly competitive nature of our industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry;

•	other political, regulatory or industry initiatives adversely impacting us;

•	our ability to comply with sanctions and foreign corrupt practices laws with respect to our international operations;

•	increasing barriers to free trade and the free flow of capital;

•	international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market;

•	the effect of Organisation for Economic Co-operation and Development (the “OECD”) or European Union (“EU”) measures to increase our taxes and reporting requirements;

•	the effect of the vote by the U.K. to leave the EU;

•	changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; and

•	our need to make many estimates and judgments in the preparation of our financial statements.

S-vi

SUMMARY

This summary highlights selected information about RenaissanceRe and this offering. It does not contain all of the information that may be important to you in deciding whether to purchase Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents that we have filed with the Commission that are incorporated by reference prior to deciding whether to purchase Notes.

RenaissanceRe Holdings Ltd.

RenaissanceRe, the issuer of the     % Senior Notes due 2029, which we refer to in this prospectus supplement as the “Notes”, is a Bermuda exempted company with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. We aspire to be the world’s best underwriter by matching well-structured risks with efficient sources of capital and our mission is to produce superior returns for our shareholders over the long term. We seek to accomplish these goals by being a trusted, long-term partner to our customers for assessing and managing risk, delivering responsive and innovative solutions, leveraging our core capabilities of risk assessment and information management, investing in these core capabilities in order to serve our customers across the cycles that have historically characterized our markets and keeping our promises.

RenaissanceRe’s core products include property, casualty and specialty reinsurance and certain insurance products principally distributed through intermediaries, with whom we seek to cultivate strong long-term relationships. We believe we have been one of the world’s leading providers of catastrophe reinsurance since our founding. In recent years, through the strategic execution of a number of initiatives, including organic growth and acquisitions, we have expanded our casualty and specialty platform and products and believe we are a leader in certain casualty and specialty lines of business.

We also pursue a number of other opportunities through our ventures unit, which has responsibility for creating and managing our joint ventures, executing customized reinsurance transactions to assume or cede risk and managing certain strategic investments directed at classes of risk other than catastrophe reinsurance. From time to time we consider diversification into new ventures, either through organic growth, the formation of new joint ventures, or the acquisition of or the investment in other companies or books of business of other companies.

Recent Developments

On October 30, 2018, we entered into a Stock Purchase Agreement by and among RenaissanceRe, Tokio Marine & Nichido Fire Insurance Co. Ltd. (“Tokio”) and, with respect to certain sections only, Tokio Marine Holdings, Inc. (the “TMR Stock Purchase Agreement”), pursuant to which we agreed, subject to the terms and conditions therein, to cause our wholly owned subsidiary RenaissanceRe Specialty Holdings (UK) Limited to purchase all of the share capital of Tokio Millennium Re AG (“TMR AG”), Tokio Millennium Re (UK) Limited (“TMR UK”) and their subsidiaries (collectively, the “TMR Group Entities”) (the “TMR Stock Purchase”). The TMR Stock Purchase closed on March 22, 2019, including the issuance of $250.0 million in RenaissanceRe common shares to Tokio. The TMR Group Entities comprised the treaty reinsurance business of Tokio Marine Holdings, Inc. See “Preliminary Unaudited Pro Forma Consolidated Financial Information” herein for further information. Prior to the closing of the TMR Stock Purchase, State Farm Mutual Automobile Insurance Company invested $250.0 million in RenaissanceRe common shares in a private placement in December 2018 (the “State Farm Stock Purchase”).

On March 22, 2019, immediately after the closing of the TMR Stock Purchase, A.M. Best removed from under review with developing implications and affirmed the financial strength ratings of Renaissance Reinsurance Ltd., DaVinci Reinsurance Ltd., Renaissance Reinsurance U.S. Ltd., RenaissanceRe Specialty U.S. Ltd. and Renaissance Reinsurance of Europe. S&P has also revised its outlook on these entities to stable from negative and affirmed their financial strength ratings.

On March 21, 2019, the Bermuda Monetary Authority notified RenaissanceRe that it would approve the outstanding $300.0 million 3.450% Senior Notes due 2027 (the “2027 Notes”) issued by RenaissanceRe Finance Inc. (“RenRe Finance”) as Tier 3 Ancillary Capital subject to certain conditions, including the execution of a supplemental indenture with the trustee for the 2027 Notes. On March 25, 2019, RenaissanceRe, RenRe Finance and the trustee executed a supplemental indenture. The supplemental indenture provides that RenRe Finance will not exercise its right to redeem the 2027 Notes on or before July 1, 2022 without BMA Approval (as defined herein) unless the Company replaces the capital with capital having equal or better capital treatment and, further, that RenRe Finance will not exercise its right to redeem the 2027 Notes at any time prior to their maturity if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption of such 2027 Notes unless the Company replaces the capital with capital having equal or better capital treatment.

The Offering

This section provides a summary of the terms of the Notes. Because the following summary is not complete, you should refer to the indenture among RenaissanceRe, as issuer, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a first supplemental indenture, for a complete description of the terms of the Notes. You should also refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	RenaissanceRe Holdings Ltd.

Securities Offered	$ aggregate principal amount of % Senior Notes due 2029.

Interest Rate	% per year.

Interest Payment Dates	Semi-annually in arrears on each and , commencing , 2019.

Maturity	, 2029.

Redemption	The Notes will be redeemable at the option of RenaissanceRe at any time as a whole or from time to time in part, at the applicable redemption price and subject to the terms described in “Description of Notes — Redemption — Optional Redemption”. RenaissanceRe may also redeem all of the Notes under the circumstances described under “Description of Notes — Redemption — Redemption for Changes in Withholding Taxes.” Notwithstanding the foregoing, (i) the Notes will not be optionally redeemable at any time prior to , 2022 without BMA Approval (as defined herein), and (ii) the Notes will not be optionally redeemable at any time prior to their maturity if the Enhanced Capital Requirement (as defined herein) would be breached immediately before or after giving effect to the redemption of such Notes, unless, in each case, RenaissanceRe replaces the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein) (clauses (i) and (ii), collectively, the “BMA Redemption Requirements”).

Ranking

The Notes will be senior unsecured obligations of RenaissanceRe and will rank equally in right of payment with all of RenaissanceRe’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to all existing and future secured obligations of RenaissanceRe to the extent of the security therefor and contractually subordinated to all existing and future obligations of RenaissanceRe’s subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries. On an unconsolidated basis, RenaissanceRe did not have any indebtedness for borrowed money as of December 31, 2018. As of December 31, 2018, RenaissanceRe’s subsidiaries had $1.0 billion of indebtedness for borrowed money outstanding and $510.6 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries. As of December 31, 2018, our subsidiaries (after giving pro forma effect to the acquisition of the TMR Group Entities as if the acquisition occurred on such date) had $1.0 billion of indebtedness for borrowed money outstanding and approximately $1.1 billion face amount of letters of credit outstanding (including $603.3 million of letters of credit of the TMR Group Entities).

Use of Proceeds	We expect that the net proceeds available to RenaissanceRe, after deducting the underwriting discount and estimated expenses payable by RenaissanceRe, will be approximately $ . We intend to use the net proceeds from this offering for general corporate purposes and to repay $200.0 million of indebtedness under our revolving credit facility that we used to fund the purchase price for the TMR Stock Purchase. See “Use of Proceeds.”

Covenants	The Notes contain various covenants, including limitations on mergers, amalgamations and consolidations, restrictions as to the disposition of the stock of designated subsidiaries and limitations on liens on the stock of designated subsidiaries. See “Description of Notes — Certain Covenants.”

Risk Factors	Investing in the Notes involves certain risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Conflicts of Interest	Certain of the underwriters and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with the repayment of indebtedness under our revolving credit facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121 (“FINRA Rule 5121”). See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Form and Denomination	The Notes will be represented by one or more global notes, deposited with the trustee as custodian for The Depository Trust Company and registered in the name of Cede & Co., The Depository Trust Company’s nominee. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Governing Law	The State of New York.

RISK FACTORS

Your investment in the Notes will involve a degree of risk, including those risks that are described in this section. The risks and uncertainties described below are not the only ones relevant to an investment in the Notes. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of the Notes could decline substantially. Before deciding whether an investment in the Notes is suitable for you, you should carefully consider the following discussion of risks. These risk factors update and replace the risk factors in the accompanying prospectus under the caption “Risk Factors.”

Risks Related to Our Company

Our exposure to catastrophic events and premium volatility could cause our financial results to vary significantly from one period to the next and could adversely impact our financial results.

We have a large overall exposure to natural and man-made disasters, such as earthquakes, hurricanes, tsunamis, winter storms, freezes, floods, fires, tornadoes, hailstorms, drought, cyber-risks and acts of terrorism. As a result, our operating results have historically been, and we expect will continue to be, significantly affected by low frequency and high severity loss events.

Claims from catastrophic events could cause substantial volatility in our quarterly and annual financial results and could materially adversely affect our financial condition, results of operations and cash flows. We believe that certain factors, including increases in the value and geographic concentration of insured property, particularly along coastal regions, the increasing risks associated with extreme weather events as a result of changes in climate conditions, and the effects of inflation, may continue to increase the number and severity of claims from catastrophic events in the future. Accordingly, unanticipated events could result in net negative impacts as compared to our competitors. Historically, a relatively large percentage of our coverage exposures have been concentrated in the U.S. southeast, but due to the expected increase in severe weather events, there is the potential for significant exposures in other geographic areas in the future.

Risks of volatility in our financial results are also exacerbated by the fact that the premiums in both our Property and Casualty and Specialty segments are prone to significant volatility due to factors including the timing of contract inception and our differentiated strategy and capability, which position us to pursue bespoke or large solutions for clients, which may be non-recurring.

Our claims and claim expense reserves are subject to inherent uncertainties.

Our claims and claim expense reserves reflect our estimates, using actuarial and statistical projections at a given point in time, of our expectations of the ultimate settlement and administration costs of claims incurred.

We use actuarial and computer models, historical reinsurance and insurance industry loss statistics, and management’s experience and judgment to assist in the establishment of appropriate claims and claim expense reserves. Our estimates and judgments are based on numerous factors, and may be revised as additional experience and other data become available and are reviewed, as new or improved methodologies are developed, as loss trends and claims inflation impact future payments, or as current laws or interpretations thereof change.

Due to the many assumptions and estimates involved in establishing reserves and the inherent uncertainty of modeling techniques, the reserving process is inherently uncertain. It is expected that some of our assumptions or estimates will prove to be inaccurate, and that our actual net claims and claim expenses paid and reported will differ, perhaps materially, from the reserve estimates reflected in our financial statements. For example, our significant gross and net reserves associated with the large catastrophe events in 2017 and 2018 remain subject to significant uncertainty. As these and other events mature, losses are paid and information emerges, we expect our reserves may change, perhaps materially.

Accordingly, we may underestimate the exposures we are assuming and our results of operations and financial condition may be adversely impacted, perhaps significantly. Conversely, we may prove to be too conservative and contribute to factors which would impede our ability to grow in respect of new markets or perils or in connection with our current portfolio of coverages.

A decline in our financial strength ratings may adversely impact our business, perhaps materially so.

Financial strength ratings are used by ceding companies and reinsurance intermediaries to assess the financial strength and quality of reinsurers and insurers. Rating agencies evaluate us periodically and may downgrade or withdraw their financial strength ratings in the future if we do not continue to meet the criteria of the ratings previously assigned to us. In addition, rating agencies may make changes in their capital models and rating methodologies which could increase the amount of capital required to support the ratings.

A ratings downgrade or other negative ratings action could adversely affect our ability to compete with other reinsurers and insurers, as well as the marketability of our product offerings, our access to and cost of borrowing and our ability to write new business, which could materially adversely affect our results of operations. For example, following a ratings downgrade we might lose customers to more highly rated competitors or retain a lower share of the business of our customers or we could incur higher borrowing costs on our credit facilities.

In addition, many reinsurance contracts contain provisions permitting cedants to, among other things, cancel coverage pro rata or require the reinsurer to post collateral for all or a portion of its obligations if the reinsurer is downgraded below a certain rating level. It is increasingly common for our reinsurance agreements to contain such terms. Whether a cedant would exercise any of these rights could depend on various factors, such as the reason for and extent of such downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. We cannot predict to what extent these contractual rights would be exercised, if at all, or what effect this would have on our financial condition or future operations, but the effect could be material.

The trend towards increasingly frequent and severe climate events could result in underestimated exposures that have the potential to adversely impact our financial results.

Our most severe estimated economic exposures arise from our coverages for natural disasters and catastrophes. The trend towards increased severity and frequency of weather related natural disasters and catastrophes which we believe arises in part from changes in climate conditions, coupled with currently projected demographic trends in catastrophe-exposed regions, contributes to factors which we believe increase the average economic value of expected losses, increase the number of people exposed per year to natural disasters and in general exacerbate disaster risk, including risks to infrastructure, global supply chains and agricultural production. Accordingly, we expect an increase in claims, especially from properties located in these catastrophe-exposed regions.

A substantial portion of our coverages may be adversely impacted by climate change, and we cannot assure you that our risk assessments accurately reflect environmental and climate related risks. We cannot predict with certainty the frequency or severity of tropical cyclones, wildfires or other catastrophes. Unanticipated environmental incidents could lead to additional insured losses that exceed our current estimates, resulting in disruptions to or adverse impacts on our business, the market, or our clients. Further, certain investments, such as catastrophe-linked securities and property catastrophe managed joint ventures, or other assets in our investment portfolio, could also be adversely impacted by climate change.

Retrocessional reinsurance may become unavailable on acceptable terms, or may not provide the coverage we intended to obtain, or we may not be able to collect on claimed retrocessional coverage.

As part of our risk management, we buy reinsurance for our own account, which is known as “retrocessional reinsurance.” The reinsurance we purchase is generally subject to annual renewal. From time to time, market conditions have limited or prevented insurers and reinsurers from obtaining retrocessional reinsurance. Accordingly, we may not be able to renew our current retrocessional reinsurance arrangements or obtain desired amounts of new or replacement coverage. In addition, even if we are able to obtain such retrocessional reinsurance, we may not be able to negotiate terms that we consider appropriate or acceptable from entities with satisfactory creditworthiness or collect on claimed retrocessional coverage. This could limit the amount of business we are willing to write, or decrease the protection available to us as a result of large loss events.

When we purchase reinsurance or retrocessional reinsurance for our own account, the insolvency of any of our reinsurers, or inability or reluctance of any of our reinsurers to make timely payments to us under the terms of our reinsurance agreements could have a material adverse effect on us. We have significant reinsurance recoverables associated with the large catastrophe events of 2017 and 2018 and, generally, we believe that the “willingness to pay” of some reinsurers and retrocessionaires is declining. Therefore, this risk may be more significant to us at present than at many times in the past. Complex coverage issues or coverage disputes may impede our ability to collect amounts we believe we are owed.

A large portion of our reinsurance protection is concentrated with a relatively small number of reinsurers. The risk of such concentration of retrocessional coverage may be increased by recent and future consolidation within the industry.

Recently enacted U.S. tax reform legislation, as well as possible future tax reform legislation and regulations, could reduce our access to capital, decrease demand for our products and services, impact our shareholders or investors in our joint ventures or other entities we manage or otherwise adversely affect us.

U.S. tax reform legislation, commonly referred to as the Tax Cuts and Jobs Act (the “Tax Bill”), was signed into law on December 22, 2017. The Tax Bill amends a range of U.S. federal tax rules applicable to individuals, businesses and international taxation, including, among other things, by altering the current taxation of insurance premiums ceded from a United States domestic corporation to any non-U.S. affiliate. For example, the Tax Bill includes a new base erosion anti-avoidance tax (the “BEAT”) that would have substantially altered the taxation of affiliate reinsurance between our operating affiliates which are subject to U.S. taxation and our non-U.S. affiliates which are not. We believe those transactions would have become economically unfeasible under the BEAT and terminated them as of the 2017 year end. While these transactions were not significant for us, on an industry-wide basis for specific market participants the impacts could be more material, and it is possible that over time the BEAT may result in increased prices for certain reinsurance or insurance products, which could cause a decrease in demand for these products and services due to limitations on the available resources of our clients or their underlying insureds.

The Tax Bill increased the likelihood that we or our non-U.S. subsidiaries or joint ventures managed by us will be deemed a “controlled foreign corporation” (“CFC”) within the meaning of the Internal Revenue Code for U.S. federal tax purposes. Specifically, the Tax Bill expands the definition of “U.S. shareholder” for CFC purposes to include U.S. persons who own 10% or more of the value of a foreign corporation’s shares, rather than only looking to voting power held. As a result, the “voting cut-back” provisions included in our Amended and Restated Bye-laws that limit the voting power of any shareholder to 9.9% of the total voting power of our capital stock will be ineffective in avoiding “U.S. shareholder” status for U.S. persons who own 10% or more of the value of our shares. The Tax Bill also expands certain attribution rules for stock ownership in a way that would cause foreign subsidiaries in a foreign parented group that includes at least one U.S. subsidiary to be treated as CFCs. In the event a corporation is characterized as a CFC, any “U.S. shareholder” of the CFC is required to include its pro rata share of certain insurance and related investment income in income for a taxable year, even if such income is not distributed. In addition, U.S. tax exempt entities subject to the unrelated business taxable income (“UBTI”) rules that own 10% or more of the value of our non-U.S. subsidiaries or joint ventures managed by us that are characterized as CFCs may recognize UBTI with respect to such investment.

In addition to changes in the CFC rules, the Tax Bill contains modifications to certain provisions relating to passive foreign investment company (“PFIC”) status that could, for example, discourage U.S. persons from investing in our joint ventures or other entities we manage. The Tax Bill makes it more difficult for a non-U.S. insurance company to avoid PFIC status under an exception for certain non-U.S. insurance companies engaged in the active conduct of an insurance business. The Tax Bill limits this exception to a non-U.S. insurance company that would be taxable as an insurance company if it were a U.S. corporation and that maintains insurance liabilities of more than 25% of such company’s assets for a taxable year (or maintains reserves that at least equal 10% of its assets and it satisfies a facts and circumstances test that requires a showing that the failure to exceed the 25% threshold is due to run-off or rating agency circumstances). While we believe that our non-U.S. insurance subsidiaries should satisfy this reserve test and we do not expect to be a PFIC for the foreseeable future, we cannot assure you that this will continue to be the case in future years, and there is a significant risk that joint venture entities managed by us may not satisfy the reserve test.

The IRS has been considering other changes to the PFIC rules for several years. In 2015, the IRS issued proposed regulations intended to clarify the application of this insurance company exception to the classification of a non-U.S. insurer as a PFIC. These proposed regulations provide that a non-U.S. insurer will qualify for the insurance company exception only if, among other things, the non-U.S. insurer’s officers and employees perform its substantial managerial and operational activities. This proposed regulation will not be effective until adopted in final form.

We are unable to predict all of the ultimate impacts of the Tax Bill and other proposed tax reform regulations and legislation on our business and results of operations. It is possible the IRS will construe the intent of the Tax Bill as having been to reduce or eliminate certain perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the U.S., and its interpretation, enforcement actions or regulatory changes could increase the impact of the Tax Bill beyond prevailing current assessments or our own estimates. Further, it is possible that other legislation could be introduced and enacted in the future that would have an adverse impact on us. These events and trends towards more punitive taxation of cross border transactions could in the future materially adversely impact the insurance and reinsurance industry and our own results of operations by increasing taxation of certain activities and structures in our industry. Accordingly, we cannot reliably estimate what the potential impact of any such changes could be to us or our non-U.S. subsidiaries or joint ventures managed by us and our and their respective sources of capital, investors or the market generally, however, it is possible these changes could materially adversely impact our results of operations.

Emerging claim and coverage issues, or other litigation, could adversely affect us.

Unanticipated developments in the law as well as changes in social conditions could potentially result in unexpected claims for coverage under our insurance and reinsurance contracts. These developments and changes may adversely affect us, perhaps materially so. For example, we could be subject to developments that impose additional coverage obligations on us beyond our underwriting intent, or to increases in the number or size of claims to which we are subject.

In addition, we believe our property results have been adversely impacted over recent periods by increasing primary claims level fraud and abuses, as well as other forms of social inflation, and that these trends may continue, particularly in certain U.S. jurisdictions in which we focus, including Florida and Texas. For example, in Florida, homeowners are increasingly assigning the benefit of their insurance recovery to third parties, typically related to a water loss claim but also with respect to other claims. This practice is referred to as an “assignment of benefits”, and is characterized by an inflated size and number of claims, increased incidence of litigation, interference in the adjustment of claims, and the assertion of bad faith actions and a one-way right to claim attorney fees. Assignments of benefits and related insurance fraud may directly affect us, potentially materially, through any policy we write in Florida, as well as by inflating the size of occurrences we cover under our reinsurance treaties and reducing the value of certain investments we have in Florida, including both debt and equity investments in domestic reinsurers. Additionally, significant uncertainty may arise from the attribution of potentially insured losses proximately or indirectly related to the 2017 and 2018 California wildfires.

With respect to our casualty and specialty reinsurance operations, these legal and social changes and their impact may not become apparent until some time after their occurrence. For example, we could be deemed liable for losses arising out of a matter, such as the potential for industry losses arising out of a pandemic illness, that we had not anticipated or had attempted to contractually exclude. Moreover, irrespective of the clarity and inclusiveness of policy language, we cannot assure you that a court or arbitration panel will enforce policy language or not issue a ruling adverse to us. Our exposure to these uncertainties could be exacerbated by the increased willingness of some market participants to dispute insurance and reinsurance contract and policy wording. Alternatively, potential efforts by us to exclude such exposures could, if successful, reduce the market’s acceptance of our related products. The full effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict. As a result, the full extent of our liability under our coverages may not be known for many years after a contract is issued. Furthermore, we expect that our exposure to this uncertainty may grow as our “long-tail” casualty businesses grow, because in these lines claims can typically be made for many years, making them more susceptible to these trends than our traditional catastrophe business, which is typically more “short-tail.” While we continually seek to improve the effectiveness of our contracts and claims capabilities, we may fail to mitigate our exposure to these growing uncertainties.

A soft reinsurance underwriting market would adversely affect our business and operating results.

In a soft reinsurance underwriting market, premium rates are stable or falling and coverage is readily available. In a hard reinsurance underwriting market, premium rates are increasing and less coverage may be available. Leading global intermediaries and other sources have generally reported that the U.S. reinsurance market reflected a soft underwriting market during the last several years, with growing levels of industry wide capital held. This capital has been supplied principally by traditional market participants and increasingly by alternative capital providers. We believe that the current reinsurance underwriting market is in a prolonged soft market phase, but that it will continue to be cyclical, with hard markets caused by withdrawal or use of excess capital, large or frequent loss events and other factors. However, it is possible that increased access of primary insurers to capital, new technologies and other factors may eliminate or significantly lessen the possibility of any future hard reinsurance underwriting market.

We depend on a few insurance and reinsurance brokers for a preponderance of our revenue, and any loss of business provided by them could adversely affect us.

We market our insurance and reinsurance products worldwide through a limited number of insurance and reinsurance brokers. As our business is heavily reliant on the use of a few brokers, the loss of a broker, through a merger, other business combination or otherwise, could result in the loss of a substantial portion of our business, which would have a material adverse effect on us. Our ability to market our products could decline as a result of the loss of the business provided by any of these brokers and it is possible that our premiums written would decrease. Further, due to the concentration of our brokers, which has increased further following the closing of the TMR Stock Purchase, our brokers may have increasing power to dictate the terms and conditions of our arrangements with them, which could have a negative impact on our business.

We are exposed to counterparty credit risk, including with respect to reinsurance brokers, customers and retrocessionaires.

We believe our exposure to counterparty credit risk has increased in recent years. In accordance with industry practice, we pay virtually all amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the insurers that have reinsured a portion of their liabilities with us (we refer to these insurers as ceding insurers). Likewise, premiums due to us by ceding insurers are virtually all paid to brokers, who then pass such amounts on to us. In many jurisdictions, we have contractually agreed that if a broker were to fail to make a payment to a ceding insurer, we would remain liable to the ceding insurer for the deficiency. Conversely, in many jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment over to us, these premiums are considered to have been paid by the cedants and the ceding insurer is no longer liable to us for those amounts, whether or not we have actually received the premiums. Consequently, in connection with the settlement of reinsurance balances, we assume a substantial degree of credit risk associated with brokers around the world.

We are also exposed to the credit risk of our customers, who, pursuant to their contracts with us, frequently pay us over time. We cannot assure you that our premiums receivable or reinsurance recoverables, which may not be collateralized, will be collected or that we will not be required to write down additional amounts in future periods. To the extent our customers or retrocedants become unable to pay future premiums, we would be required to recognize a downward adjustment to our premiums receivable or reinsurance recoverables, as applicable, in our financial statements. As of December 31, 2018, we had reinsurance recoverables of $2.4 billion, and our failure to collect even a small portion of these recoverables, or a meaningful delay in the collection of recoverables as to which our own underlying obligations are due, could negatively affect our results of operations and financial condition, perhaps materially.

During periods of economic uncertainty, our consolidated credit risk, reflecting our counterparty dealings with agents, brokers, customers, retrocessionaires, capital providers, parties associated with our investment portfolio, and others may increase, perhaps materially so.

Weakness in business and economic conditions generally or specifically in the principal markets in which we do business could adversely affect our business and operating results.

Challenging economic conditions throughout the world could adversely affect our business and financial results. If economic conditions should weaken, the business environment in our principal markets would be adversely affected, which could adversely affect demand for the products sold by us or our customers. In addition, volatility in the U.S. and other securities markets may adversely affect our investment portfolio or the investment results of our clients, potentially impeding their operations or their capacity to invest in our products. Global financial markets and economic and geopolitical conditions are outside of our control and difficult to predict, being influenced by factors such as national and international political circumstances (including governmental instability, wars, terrorist acts or security operations), interest rates, market volatility, asset or market correlations, equity prices, availability of credit, inflation rates, economic uncertainty, changes in laws or regulations including as regards taxation, trade barriers, commodity prices, interest rates, and currency exchange rates and controls. In addition, as discussed above, we believe our consolidated credit risk is likely to increase during an economic downturn.

U.S. taxing authorities could contend that one or more of our Bermuda subsidiaries is subject to U.S. corporate income tax, as a result of changes in laws or regulations, or otherwise.

If the IRS were to contend successfully that we or one or more of our Bermuda subsidiaries is engaged in a trade or business in the U.S., each entity engaged in a U.S. trade or business would, to the extent not exempted from tax by the U.S.-Bermuda income tax treaty, be subject to U.S. corporate income tax on the portion of its net income treated as effectively connected with a U.S. trade or business, as well as the U.S. corporate branch profits tax. If we or one or more of our Bermuda subsidiaries were ultimately held to be subject to taxation, our earnings would correspondingly decline.

In addition, benefits of the U.S.-Bermuda income tax treaty which may limit any tax to income attributable to a permanent establishment maintained by one or more of our Bermuda subsidiaries in the U.S. are only available to a subsidiary if more than 50% of its shares are beneficially owned, directly or indirectly, by individuals who are Bermuda residents or U.S. citizens or residents. Our Bermuda subsidiaries may not be able to continually satisfy, or establish to the IRS that they satisfy, this beneficial ownership test . Finally, it is unclear whether the U.S.-Bermuda income tax treaty (assuming satisfaction of the beneficial ownership test) applies to income other than premium income, such as investment income.

Acquisitions or strategic investments we have made or may make could turn out to be unsuccessful.

As part of our strategy, we frequently monitor and analyze opportunities to acquire or make a strategic investment in new or other businesses we believe will not detract from our core operations. The negotiation of potential acquisitions (such as the acquisition of the TMR Group Entities) or strategic investments as well as the integration of an acquired business or new personnel, could result in a substantial diversion of management resources.

Future acquisitions could likewise involve numerous additional risks such as potential losses from unanticipated litigation or levels of claims and inability to generate sufficient revenue to offset acquisition costs. As we pursue or consummate a strategic transaction or investment, we may value the acquired or funded company or operations incorrectly, fail to integrate the acquired operations appropriately into our own operations, fail to successfully manage our operations as our product and geographical diversity increases, expend unforeseen costs during the acquisition or integration process, or encounter other unanticipated risks or challenges. If we succeed in consummating a strategic investment, we may fail to value it accurately or divest it or otherwise realize the value which we originally invested or have subsequently reflected in our consolidated financial statements. Any failure by us to effectively limit such risks or implement our acquisitions or strategic investment strategies could have a material adverse effect on our business, financial condition or results of operations. As discussed in more detail below under “Risks Related to the TMR Stock Purchase,” we face significant challenges in combining our operations with the operations of the TMR Group, and we may not be able to accomplish this integration process smoothly or successfully, which would reduce the anticipated benefits of the TMR Stock Purchase.

The loss of key senior members of management could adversely affect us.

Our success depends in substantial part upon our ability to attract and retain our senior officers. The loss of services of members of our senior management team and the uncertain transition of new members of our senior management team may strain our ability to execute our strategic initiatives. The loss of one or more of our senior officers could adversely impact our business, by, for example, making it more difficult to retain customers, attract or maintain our capital support, or meet other needs of our business, which depend in part on the service of the departing officer. We may also encounter unforeseen difficulties associated with the transition of members of our senior management team to new or expanded roles necessary to execute our strategic and tactical plans from time to time.

In addition, our ability to execute our business strategy is dependent on our ability to attract and retain a staff of qualified underwriters and service personnel. The location of our global headquarters in Bermuda may impede our ability to recruit and retain highly skilled employees. Under Bermuda law, non-Bermudians (other than spouses of Bermudians, holders of Permanent Residents’ Certificates and holders of Working Residents’ Certificates) may not engage in any gainful occupation in Bermuda without a valid government work permit. Some members of our senior management are working in Bermuda under work permits that will expire over the next several years. The Bermuda government could refuse to extend these work permits, and no assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term. If any of our senior officers or key contributors were not permitted to remain in Bermuda, or if we experienced delays or failures to obtain permits for a number of our professional staff, our operations could be disrupted and our financial performance could be adversely affected as a result.

A decline in our investment performance could reduce our profitability and hinder our ability to pay claims promptly in accordance with our strategy.

We have historically derived a meaningful portion of our income from our invested assets, which are comprised of, among other things, fixed maturity securities, such as bonds, asset-backed securities, mortgage-backed securities, equity securities, and other investments, including but not limited to private equity investments, bank loan funds and hedge funds. Accordingly, our financial results are subject to a variety of investment risks, including risks relating to general economic conditions, inflation, market volatility, interest rate fluctuations, foreign currency risk, liquidity risk and credit and default risk. Additionally, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk. Our investment portfolio also includes securities with a longer duration, which may be more susceptible to certain of these risks.

The market value of our fixed maturity investments is subject to fluctuation depending on changes in various factors, including prevailing interest rates and widening credit spreads. Increases in interest rates could cause the market value of our investment portfolio to decrease, perhaps substantially. Conversely, a decline in interest rates could reduce our investment yield, which would reduce our overall profitability. Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Any measures we take that are intended to manage the risks of operating in a changing interest rate environment may not effectively mitigate such interest rate sensitivity.

A portion of our investment portfolio is allocated to other classes of investments including equity securities and interests in alternative investment vehicles such as catastrophe bonds, private equity investments, senior secured bank loan funds and hedge funds. These other classes of investments are recorded on our consolidated balance sheet at fair value, which is generally established on the basis of the valuation criteria set forth in the governing documents of such investment vehicles. Such valuations may differ significantly from the values that would have been used had ready markets existed for the shares, partnership interests, notes or other securities representing interests in the relevant investment vehicles. We cannot assure you that, if we were forced to sell these assets, we would be able to sell them for the prices at which we have recorded them, and we might be forced to sell them at significantly lower prices. Furthermore, our interests in many of the investment classes described above are subject to restrictions on redemptions and sales which limit our ability to liquidate these investments in the short term. These classes of investments expose us to market risks including interest rate risk, foreign currency risk, equity price risk and credit risk. The performance of these classes of investments is also dependent on the individual investment managers and the investment strategies. It is possible that the investment managers will leave and/or the investment strategies will become ineffective or that such managers will fail to follow our investment guidelines. Any of the foregoing could result in a material adverse change to our investment performance, and accordingly, adversely affect our financial results.

In addition to the foregoing, we may from time to time re-evaluate our investment approach and guidelines and explore investment opportunities in respect of other asset classes not previously discussed above, including, without limitation, by expanding our relatively small portfolio of direct investments in the equity markets. Any such investments could expose us to systemic and price volatility risk, interest rate risk and other market risks. Any investment in equity securities carries with it inherent volatility. We cannot assure you that such an investment will prove profitable and we could lose the value of our investment. Accordingly, any such investment could impact our financial results, perhaps materially, over both the short and the long term.

As a result of concerns about the accuracy of the calculation of LIBOR, a number of British Bankers’ Association (“BBA”) member banks entered into settlements with certain regulators and law enforcement agencies with respect to the alleged manipulation of LIBOR. Actions by the BBA, regulators or law enforcement agencies as a result of these or future events, may result in changes to the manner in which LIBOR is determined. Potential changes, or uncertainty related to such potential changes may adversely affect the market for LIBOR-based securities. In addition, changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for LIBOR-based securities.

In July 2017, the head of the United Kingdom Financial Conduct Authority announced the desire to phase out the use of LIBOR by the end of 2021, which may affect us adversely. If LIBOR ceases to exist, we may need to renegotiate the terms of certain of our capital securities and credit instruments, which utilize LIBOR as a factor in determining the interest rate, to replace LIBOR with the new standard that is established. There is currently no definitive information regarding the future utilization of LIBOR or of any particular replacement rate. As such, the potential effect of any such event on our cost of capital and net investment income cannot yet be determined.

We could face losses from terrorism, political unrest and war.

We have exposure to losses resulting from acts of terrorism, political unrest and acts of war. The frequency of these events has increased in recent years and it is difficult to predict the occurrence of these events or to estimate the amount of loss an occurrence will generate. Accordingly, it is possible that actual losses from such acts will exceed our probable maximum loss estimate and that these acts will have a material adverse effect on us.

We closely monitor the amount and types of coverage we provide for terrorism risk under reinsurance and insurance treaties. If we think we can reasonably evaluate the risk of loss and charge an appropriate premium for such risk we will write some terrorism exposure on a stand-alone basis. We generally seek to exclude terrorism from non-terrorism treaties. If we cannot exclude terrorism, we evaluate the risk of loss and attempt to charge an appropriate premium for such risk. Even in cases where we have deliberately sought to exclude coverage, we may not be able to completely eliminate our exposure to terrorist acts.

The Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”), which provides a federal backstop to all U.S. based property and casualty insurers for insurance related losses resulting from any act of terrorism on U.S. soil or against certain U.S. air carriers, vessels or foreign missions, expires on December 31, 2020. We benefit from TRIPRA as this protection generally inures to our benefit under our reinsurance treaties where terrorism is not excluded.

We are subject to cybersecurity risks and may incur increasing costs in an effort to minimize those risks.

Publicly reported instances of cyber security threats and incidents have increased over recent periods, and we may be subject to heightened cyber-related risks. Our business depends on the proper functioning and availability of our information technology platform, including communications and data processing systems and our proprietary pricing and exposure management system. We are also required to effect electronic transmissions with third parties including brokers, clients, vendors and others with whom we do business, and with our Board of Directors. We believe we have implemented appropriate security measures, controls and procedures to safeguard our information technology systems and to prevent unauthorized access to such systems and any data processed or stored in such systems, and we periodically evaluate and test the adequacy of such systems, measures, controls and procedures and perform third-party risk assessments; however, there can be no guarantee that such systems, measures, controls and procedures will be effective, that we will be able to establish secure capabilities with all of third parties, or that third parties will have appropriate controls in place to protect the confidentiality of our information. Security breaches could expose us to a risk of loss or misuse of our information, litigation and potential liability.

In addition, cyber incidents that impact the availability, reliability, speed, accuracy or other proper functioning of our systems could have a significant impact on our operations, and potentially on our results.

We protect our information systems with physical and electronic safeguards as well as backup systems considered appropriate by management. However, it is not possible to protect against every potential power loss, telecommunications failure, cybersecurity attack or similar event that may arise. Moreover, the safeguards we use are subject to human implementation and maintenance and to other uncertainties. Although we attempt to keep personal, confidential, and proprietary information confidential, we may be impacted by third parties who may not have or use appropriate controls to protect such information.

We may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyberattacks. A significant cyber incident, including system failure, security breach, disruption by malware or other damage could interrupt or delay our operations, result in a violation of applicable privacy and other laws, damage our reputation, cause a loss of customers or give rise to monetary fines and other penalties, which could be significant. While management is not aware of a cybersecurity incident that has had a material effect on our operations, there can be no assurances that a cyber incident that could have a material impact on us will not occur in the future.

Our disaster recovery and business continuity plans involve arrangements with our off-site, secure data centers. We cannot assure you that we will be able to access our systems from these facilities in the event that our primary systems are unavailable due to various scenarios, such as natural disasters or that we have prepared for every disaster or every scenario which might arise in respect of a disaster for which we have prepared, and cannot assure you our efforts in respect of disaster recovery will succeed, or will be sufficiently rapid to avoid harm to our business.

The cybersecurity regulatory environment is evolving, and it is possible that the costs to us of and the resources required for complying with new or developing regulatory requirements will increase. For example, the New York Department of Financial Services Cybersecurity Regulation imposes pre-breach cybersecurity obligations with which certain of our subsidiaries are required to comply. We may be required to comply with other cybersecurity requirements as a result of the TMR Stock Purchase. It is also possible that similar laws and regulations may be enacted in the future in other jurisdictions. We also operate in a number of jurisdictions with strict data privacy and other related laws, which could be violated in the event of a significant cybersecurity incident, or by our personnel. Failure to comply with these obligations can give rise to monetary fines and other penalties, which could be significant.

We may from time to time modify our business and strategic plan, and these changes could adversely affect us and our financial condition.

We regularly evaluate our business plans and strategies, which often results in changes to our business plans and initiatives. Given the increasing importance of strategic execution in our industry, we are subject to increasing risks related to our ability to successfully implement our evolving plans and strategies, particularly as the pace of change in our industry continues to increase. Changing plans and strategies requires significant management time and effort, and may divert management’s attention from our core and historically successful operations and competencies. We routinely evaluate potential investments and strategic transactions, but there can be no assurance we will successfully consummate any such transaction, or that a consummated transaction will succeed financially or strategically. Moreover, modifications we undertake to our operations may not be immediately reflected in our financial statements. Therefore, risks associated with implementing or changing our business strategies and initiatives, including risks related to developing or enhancing our operations, controls and other infrastructure, may not have an impact on our publicly reported results until many years after implementation. Our failure to carry out our business plans may have an adverse effect on our long-term results of operations and financial condition.

Our current business strategy focuses on writing reinsurance, with limited writing of primary insurance. Our acquisition of the TMR Group Entities will further concentrate our strategy on reinsurance. Certain of our competitors have, in connection with consolidation in the insurance and reinsurance industries, recently increased the amount of primary insurance they are writing, both on an absolute and relative basis. There can be no assurance that our business strategy of focusing on writing reinsurance, with limited writing of primary insurance, will prove prudent as compared to the strategies of our competitors.

The determination of impairments taken is highly subjective and could materially impact our financial position or results of operations.

The determination of impairments taken on our investments, investments in other ventures, goodwill and other intangible assets and loans varies by type of asset and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken in our financial statements. Furthermore, management may determine that impairments are needed in future periods and any such impairment will be recorded in the period in which it occurs, which could materially impact our financial position or results of operations. Historical trends may not be indicative of future impairments.

We may be adversely impacted by inflation.

We monitor the risk that the principal markets in which we operate could experience increased inflationary conditions, which would, among other things, cause loss costs to increase, and impact the performance of our investment portfolio. We believe the risks of inflation across our key markets is increasing. The impact of inflation on loss costs could be more pronounced for those lines of business that are considered to be long tail in nature, as they require a relatively long period of time to finalize and settle claims. Changes in the level of inflation also result in an increased level of uncertainty in our estimation of loss reserves, particularly for long tail lines of business. The onset, duration and severity of an inflationary period cannot be estimated with precision.

We depend on the policies, procedures and expertise of ceding companies and delegated authority counterparties, who may fail to accurately assess the risks they underwrite, which exposes us to operational and financial risks.

Like other reinsurers, we do not separately evaluate each primary risk assumed under our reinsurance contracts or pursuant to our delegated authority business. Accordingly, we are heavily dependent on the original underwriting decisions made by our ceding companies and delegated authority counterparties and are therefore subject to the risk that our customers may not have adequately evaluated the risks to be reinsured, or that the premiums ceded to us will not adequately compensate us for the risks we assume, perhaps materially so. In addition, it is possible that delegated authority counterparties or other counterparties authorized to bind policies on our behalf will fail to fully comply with regulatory requirements, such as those relating to sanctions, or the standards we impose in light of our own underwriting and reputational risk tolerance. To the extent we continue to increase the relative amount of proportional coverages we offer, we will increase our aggregate exposure to risks of this nature.

Our business is subject to operational risks, including systems or human failures.

We are subject to operational risks including fraud, employee errors, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements or obligations under our agreements, failure of our service providers, such as investment custodians, actuaries, information technology providers, etc., to comply with our service agreements, or information technology failures. Losses from these risks may occur from time to time and may be significant.

We are exposed to risks in connection with our management of capital on behalf of investors in joint ventures or other entities we manage.

Our operating subsidiaries owe certain legal duties and obligations (including reporting, governance and allocation obligations) to third party investors and are subject to a variety of increasingly complex laws and regulations relating to the management of third party capital. Complying with these obligations, laws and regulations requires significant management time and attention. Although we continually monitor our compliance policies and procedures, faulty judgments, simple errors or mistakes, or the failure of our personnel to adhere to established policies and procedures, could result in our failure to comply with applicable obligations, laws or regulations, which could result in significant liabilities, penalties or other losses to us and seriously harm our business and results of operations.

In addition, in furtherance of our goal of matching well-structured risk with capital whose owners would find the risk-return trade-off attractive, we may invest capital in new and complex ventures with which we do not have a significant amount of experience, which may increase our exposure to legal, regulatory and reputational risks.

In addition, our third party capital providers may, in general, redeem their interests in our joint ventures at certain points in time, which could materially impact the financial condition of such joint ventures, and could in turn materially impact our financial condition and results of operations.

Certain of our joint venture capital providers provide significant capital investment and other forms of capital support in respect of our joint ventures. The loss, or alteration in a negative manner, of any of this capital support could be detrimental to our financial condition and results of operations. Moreover, we can provide no assurance that we will be able to attract and raise additional third party capital for our existing joint ventures or for potential new joint ventures and therefore we may forego existing and/or potentially attractive fee income and other income generating opportunities.

We may be adversely affected by foreign currency fluctuations.

We routinely transact business in currencies other than the U.S. dollar, our financial reporting currency. Moreover, we maintain a portion of our cash and investments in currencies other than the U.S. dollar. Although we generally seek to hedge significant non-U.S. dollar positions, we may, from time to time, experience losses resulting from fluctuations in the values of these foreign currencies, which could cause our consolidated earnings to decrease. In addition, failure to manage our foreign currency exposures could cause our results of operations to be more volatile. Adverse, unforeseen or rapidly shifting currency valuations in our key markets may magnify these risks over time. Our acquisition of the TMR Group Entities and significant third party capital management operations may further complicate our foreign currency operational needs and risk.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

To the extent that our existing capital is insufficient to support our future operating requirements, we may need to raise additional funds through financings or limit our growth. Our operations are subject to significant volatility in capital due to our exposure to potentially significant catastrophic events. Any further equity or debt financings, or capacity needed for letters of credit, if available at all, may be on terms that are unfavorable to us. Our ability to raise such capital successfully would depend upon the facts and circumstances at the time, including our financial position and operating results, market conditions, and applicable legal issues. We are also exposed to the risk that the contingent capital facilities we have in place may not be available as expected. If we are unable to obtain adequate capital when needed, our business, results of operations and financial condition would be adversely affected.

In addition, we are exposed to the risk that we may be unable to raise new capital for our managed joint ventures and other private alternative investment vehicles, which would reduce our future fee income and market capacity and thus negatively affect our results of operations and financial condition.

The covenants in our debt agreements limit our financial and operational flexibility, which could have an adverse effect on our financial condition.

We have incurred indebtedness, and may incur additional indebtedness in the future. Our indebtedness primarily consists of publicly traded notes, letters of credit and a revolving credit facility.

The agreements governing our indebtedness contain covenants that limit our ability and the ability of certain of our subsidiaries to borrow money, make particular types of investments or other restricted payments, sell or place a lien on our or their respective assets, merge or consolidate. Certain of these agreements also require us or our subsidiaries to maintain specific financial ratios or contain cross-defaults to our other indebtedness. If we or our subsidiaries fail to comply with these covenants or meet these financial ratios, the noteholders or the lenders could declare a default and demand immediate repayment of all amounts owed to them or, where applicable, cancel their commitments to lend or issue letters of credit or, where the reimbursement obligations are secured, require us to pledge additional or a different type of collateral.

The regulatory systems under which we operate and potential changes thereto could restrict our ability to operate, increase our costs, or otherwise adversely impact us.

Certain of our operating subsidiaries are not licensed or admitted in any jurisdiction except Bermuda, conduct business only from their principal offices in Bermuda and do not maintain offices in the U.S. The insurance and reinsurance regulatory framework continues to be subject to increased scrutiny in many jurisdictions, including the U.S. and Europe. If our Bermuda insurance or reinsurance operations become subject to the insurance laws of any state in the U.S., jurisdictions in the EU, or elsewhere, we could face challenges to the future operations of these companies.

Moreover, we could be put at a competitive disadvantage in the future with respect to competitors that are licensed and admitted in U.S. jurisdictions. Among other things, jurisdictions in the U.S. do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless security is posted. Our contracts generally require us to post a letter of credit or provide other security (e.g., through a multi-beneficiary reinsurance trust). In order to post these letters of credit, issuing banks generally require collateral. It is possible that the EU or other countries might adopt a similar regime in the future, or that U.S. or EU regulations could be altered in a way that treats Bermuda-based companies disparately. It is possible that individual jurisdiction or cross border regulatory developments could adversely differentiate Bermuda, the jurisdiction in which we are subject to group supervision, or could exclude Bermuda-based companies from benefits such as market access, mutual recognition or reciprocal rights made available to other jurisdictions, which could adversely impact us, perhaps significantly. Any such development, or our inability to post security in the form of letters of credit or trust funds when required, could significantly and negatively affect our operations.

We could be required to allocate considerable time and resources to comply with any new or additional regulatory requirements in any of the jurisdictions in which we operate, including Bermuda, Maryland and the U.K., and any such requirements could impact the operations of our insurance and/or non-insurance subsidiaries, result in increased costs for us and impact our financial condition. In addition, we could be adversely affected if a regulatory authority believed we had failed to comply with applicable law or regulations.

Our current or future business strategy could cause one or more of our currently unregulated subsidiaries to become subject to some form of regulation. Any failure to comply with applicable laws could result in the imposition of significant restrictions on our ability to do business, and could also result in fines and other sanctions, any or all of which could adversely affect our financial results and operations.

We face risks related to changes in Bermuda law and regulations, and the political environment in Bermuda.

We are incorporated in Bermuda and many of our operating companies are domiciled in Bermuda. Therefore, our exposure to potential changes in Bermuda law and regulation that may have an adverse impact on our operations, such as the imposition of tax liability, increased regulatory supervision or changes in regulation is heightened. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including in the U.S. in various states within the U.S and in the EU. We are unable to predict the future impact on our operations of changes in Bermuda laws and regulations to which we are or may become subject.

In addition, we are subject to changes in the political environment in Bermuda, which could make it difficult to operate in, or attract talent to, Bermuda. For example, Bermuda is a small jurisdiction and may be disadvantaged in participating in global or cross border regulatory matters as compared with larger jurisdictions such as the U.S. or the leading EU and Asian countries. In addition, Bermuda, which is currently an overseas territory of the U.K., may consider changes to its relationship with the U.K. in the future. These changes could adversely affect Bermuda or the international reinsurance market focused there, either of which could adversely impact us commercially.

Because we are a holding company, we are dependent on dividends and payments from our subsidiaries.

As a holding company with no direct operations, we rely on our investment income, cash dividends and other permitted payments from our subsidiaries to make principal and interest payments on our debt and to pay dividends to our shareholders. From time to time, we may not have sufficient liquid assets to meet these obligations. Regulatory restrictions on the payment of dividends under Bermuda law and various U.S. laws regulate the ability of our subsidiaries to pay dividends. If our subsidiaries are restricted from paying dividends to us, we may be unable to pay dividends to our shareholders or to repay our indebtedness.

Some aspects of our corporate structure may discourage third party takeovers and other transactions or prevent the removal of our current board of directors and management.

Some provisions of our Amended and Restated Bye-Laws may discourage third parties from making unsolicited takeover bids or prevent the removal of our current board of directors and management. In particular, our Bye-Laws prohibit transfers of our capital shares if the transfer would result in a person owning or controlling shares that constitute 9.9% or more of any class or series of our shares. In addition, our Bye-Laws reduce the total voting power of any shareholder owning, directly or indirectly, beneficially or otherwise, more than 9.9% of our common shares to not more than 9.9% of the total voting power of our capital stock unless otherwise waived at the discretion of the Board. These provisions may have the effect of deterring purchases of large blocks of our common shares or proposals to acquire us, even if our shareholders might deem these purchases or acquisition proposals to be in their best interests.

In addition, our Bye-Laws provide for, among other things:

•	a classified Board, whose size is fixed and whose members may be removed by the shareholders only for cause upon a 66 2/3% vote;

•	restrictions on the ability of shareholders to nominate persons to serve as directors, submit resolutions to a shareholder vote and requisition special general meetings;

•	a large number of authorized but unissued shares which may be issued by the Board without further shareholder action; and

•	a 66 2/3% shareholder vote to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws.

These Bye-Law provisions make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise and could discourage a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management. To the extent these provisions discourage takeover attempts, they could deprive shareholders of opportunities to realize takeover premiums for their shares or could depress the market price of the shares.

Maryland law also requires prior notice and Maryland Insurance Administration approval of changes in control of a Maryland-domestic insurer or its holding company. Any purchaser of 10% or more of the outstanding voting securities of an insurance company or its holding company is presumed to have acquired control, unless the presumption is rebutted. Therefore, any investor who intends to acquire 10% or more of our outstanding voting securities would be required to file notices and reports with the Maryland Insurance Administration before such acquisition.

The United Kingdom’s (“U.K”) Prudential Regulation Authority (“PRA”) and the Financial Conduct Authority (“FCA”) regulate the acquisition of control of RenaissanceRe Syndicate Management Limited (“RSML”), RenaissanceRe’s Lloyd’s managing agent, which is authorized under the Financial Services and Markets Authority (“FSMA”). Any company or individual that, together with its or his associates, directly or indirectly acquires 10% or more of the shares in a Lloyd’s managing agent or its parent company, or is entitled to exercise or control the exercise of 10% or more of the voting power in such Lloyd’s managing agent or its parent company, would be considered to have acquired control for the purposes of the relevant legislation, as would a person who has significant influence over the management of such Lloyd’s managing agent or its parent company by virtue of its or his shareholding or voting power in either. Lloyd’s approval is also required before any person can acquire control (using the same definition as for the PRA and FCA) of a Lloyd’s managing agent or Lloyd’s corporate member.

Investors may have difficulty in serving process or enforcing judgments against us in the U.S.

We are a Bermuda company. In addition, certain of our officers and directors reside in countries outside the U.S. All or a substantial portion of our assets and the assets of these officers and directors are or may be located outside the U.S. Investors may have difficulty effecting service of process within the U.S. on our directors and officers who reside outside the U.S. or recovering against us or these directors and officers on judgments of U.S. courts based on civil liabilities provisions of the U.S. federal securities laws whether or not we appoint an agent in the U.S. to receive service of process.

Risks Related to Our Industry

The reinsurance and insurance businesses are historically cyclical and the pricing and terms for our products may decline, which would affect our profitability.

The reinsurance and insurance industries have historically been cyclical, characterized by periods of decreasing prices followed by periods of increasing prices. Reinsurers have experienced significant fluctuations in their results of operations due to numerous factors, including the frequency and severity of catastrophic events, perceptions of risk, levels of capacity, general economic conditions and underwriting results of other insurers and reinsurers. All of these factors may contribute to price declines generally in the reinsurance and insurance industries. Following an increase in capital in our industry after the 2005 catastrophe events and the subsequent period of substantial dislocation in the financial markets, the reinsurance and insurance markets have experienced a prolonged period of generally softening markets.

Our catastrophe-exposed lines are affected significantly by volatile and unpredictable developments, including natural and man-made disasters. The occurrence, or nonoccurrence, of catastrophic events, the frequency and severity of which are inherently unpredictable, affects both industry results and consequently prevailing market prices of our products.

We expect premium rates and other terms and conditions of trade to vary in the future. If demand for our products falls or the supply of competing capacity rises, our prospects for potential growth, due in part to our disciplined approach to underwriting, may be adversely affected. In particular, we might lose existing customers or suffer a decline in business, which we might not regain when industry conditions improve.

Recent or future U.S. federal or state legislation may impact the private markets and decrease the demand for our property reinsurance products, which would adversely affect our business and results of operations.

Legislation adversely impacting the private markets could be enacted on a state, regional or federal level. In the past, federal bills have been proposed in Congress which would, if enacted, create a federal reinsurance backstop or guarantee mechanism for catastrophic risks, including those we currently insure and reinsure in the private markets. These measures were not enacted by Congress; however, new bills to create a federal catastrophe reinsurance program to back up state insurance or reinsurance programs, or to establish other similar or analogous funding mechanisms or structures, may be introduced. We believe that such legislation, if enacted, could contribute to the growth, creation or alteration of state insurance entities in a manner that would be adverse to us and to market participants more generally. If enacted, bills of this nature would likely further erode the role of private market catastrophe reinsurers and could adversely impact our financial results, perhaps materially. Moreover, we believe that numerous modeled potential catastrophes could exceed the actual or politically acceptable bonded capacity of the Florida Hurricane Catastrophe Fund (“FHCF”) and the state-sponsored insurer, Citizens Property Insurance Corporation (“Citizens”). This could lead either to a severe dislocation or the necessity of federal intervention in the Florida market, either of which would adversely impact the private insurance and reinsurance industry.

In March 2014, Congress passed the “Homeowner Flood Insurance Affordability Act of 2014”, which we believe has had an adverse impact on near term prospects for increased U.S. private flood insurance demand, the stability of the National Flood Insurance Program (the “NFIP”) and the primary insurers that produce policies for the NFIP or offer private coverages, and it is possible that additional adverse legislation or rulemaking will be enacted at the federal or state level.

From time to time, the state of Florida has enacted legislation altering the size and the terms and operations of the FHCF and Citizens. For example, in 2007 legislation expanded the FHCF’s provision of below-market rate reinsurance to up to $28.0 billion per season and expanded the ability of Citizens to compete with private insurance companies and other companies that cede business to us, which reduced the role of the private insurance and reinsurance markets in Florida. Much of the impact of the 2007 legislation was repealed over time. In January of 2019, a bill was filed for introduction in the Florida House of Representatives, titled House Bill 561, which would, among other things, lower the FHCF’s aggregate retention by about $2.1 billion; reduce the first limit provided by the FHCF from $17 billion to $7 billion; implement a second event or season limit of a $7 billion; implement additional coverage options for Florida domestic insurers to consider when choosing their specific FHCF limit; eliminate the FHCF cash build up factor at times when the FHCF’s cash balance exceeds $7 billion; and permit appropriation of all of the FHCF’s investment income for mitigation. At this time, we can not assess the likelihood of this proposed legislation or other related legislation passing, or the precise impacts to us, our clients or the market should any such legislation be adopted. Because we are one of the largest providers of catastrophe-exposed coverage globally and in Florida, adverse legislation such as the 2007 bill, or the weakened financial position of Florida insurers which resulted in 2007 and could result from future legislation or other occurrences, may have a greater adverse impact on us than it would on other reinsurance market participants. In addition, other states, particularly those with Atlantic or Gulf Coast exposures or seismic exposures (such as California), may enact new or expanded legislation based on the prior Florida legislation, the current proposal or otherwise, that would diminish aggregate private market demand for our products.

Consolidation in the (re)insurance industry could adversely impact us.

The (re)insurance industry, including our competitors, customers and insurance and reinsurance brokers, has been consolidating. Should the market continue to consolidate, there can be no assurance we would remain a leading reinsurer. These consolidated client and competitor enterprises may try to use their enhanced market power to negotiate price reductions for our products and services and/or obtain a larger market share through increased line sizes. If competitive pressures reduce our prices, we would generally expect to reduce our future underwriting activities, resulting in reduced premiums and a reduction in expected earnings. As the insurance industry consolidates, competition for customers will become more intense and the importance of sourcing and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, further reducing our operating margins. In addition, insurance companies that merge may be able to spread their risks across a consolidated, larger capital base so that they require less reinsurance. The number of companies offering retrocessional reinsurance may decline. Reinsurance intermediaries could also continue to consolidate, potentially adversely impacting our ability to access business and distribute our products. We could also experience more robust competition from larger, better capitalized competitors. Any of the foregoing could adversely affect our business or our results of operations.

We operate in a highly competitive environment.

The reinsurance industry is highly competitive. We compete, and will continue to compete, with major U.S. and non-U.S. insurers and reinsurers, including other Bermuda-based reinsurers. Many of our competitors have greater financial, marketing and management resources than we do. Historically, periods of increased capacity levels in our industry have led to increased competition and decreased prices for our products.

In recent years, pension funds, endowments, investment banks, investment managers, exchanges, hedge funds and other capital markets participants have been active in the reinsurance market and markets for related risks, either through the formation of reinsurance companies or the use of other financial products intended to compete with traditional reinsurance. We expect competition from these sources and others to continue to increase over time. It is possible that such new or alternative capital could cause reductions in prices of our products, or reduce the duration or amplitude of attractive portions of the historical market cycles. New entrants or existing competitors may attempt to replicate all or part of our business model and provide further competition in the markets in which we participate. Moreover, government-backed entities increasingly represent competition for the coverages we provide directly or for the business of our customers, reducing the potential amount of third party private protection our clients might need or desire. To the extent that industry pricing of our products does not meet our hurdle rate, we would generally expect to reduce our future underwriting activities, thus resulting in reduced premiums and a reduction in expected earnings. We are unable to predict the extent to which the foregoing or other new, proposed or potential initiatives may affect the demand for our products or the risks for which we seek to provide coverage.

Other political, regulatory and industry initiatives by state and international authorities could adversely affect our business.

The insurance and reinsurance regulatory framework is subject to heavy scrutiny by the U.S. and individual state governments, as well as an increasing number of international authorities, and we believe it is likely there will be increased regulatory intervention in our industry in the future. For example, the U.S. federal government has increased its scrutiny of the insurance regulatory framework in recent years (including as specifically addressed in the Dodd-Frank Act), and some states, including Maryland, have enacted laws that increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners, which is an association of the insurance commissioners of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations. We could also be adversely affected by proposals or enacted legislation to expand the scope of coverage under existing policies for perils such as hurricanes or earthquakes or for a pandemic disease outbreak, mandate the terms of insurance and reinsurance policies, expand the scope of the FIO or establish a new federal insurance regulator, revise laws, regulations, or contracts under which we operate, disproportionately benefit the companies of one country over those of another or repeal or diminish the insurance company antitrust exemption from the McCarran Ferguson Act. Our jurisdiction of Bermuda is also subject to increasing scrutiny by political bodies outside of Bermuda, including the EU Code of Conduct Group. See “The OECD and the EU may pursue measures that might increase our taxes and reduce our net income and increase our reporting requirements.”

Due to this increased legislative and regulatory scrutiny of the reinsurance industry and Bermuda, our cost of compliance with applicable laws may increase, which could result in a decrease to both our profitability and the amount of time that our senior management allocates to running our day-to-day operations.

Further, as we continue to expand our business operations to different regions of the world outside of Bermuda, we are increasingly subject to new and additional regulations with respect to our operations, including, for example, laws relating to anti-corruption and anti-bribery, which have received increased scrutiny in recent years.

Our business is subject to certain laws and regulations relating to sanctions and foreign corrupt practices, the violation of which could adversely affect our operations.

We must comply with all applicable economic sanctions and anti-bribery laws and regulations of the U.S. and other jurisdictions. U.S. laws and regulations that may be applicable to us in certain circumstances include the economic trade sanctions laws and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control as well as certain laws administered by the U.S. Department of State. The sanctions laws and regulations of non-U.S. jurisdictions in which we operate may differ to some degree from those of the U.S. and these differences may additionally expose us to sanctions violations. In addition, we are subject to the Foreign Corrupt Practices Act and other anti-bribery laws that generally prohibit corrupt payments or improper gifts to non-U.S. governments or officials. Although we have policies and controls in place that are designed to ensure compliance with these laws and regulations, it is possible that an employee or intermediary could fail to comply with applicable laws and regulations. In such event, we could be exposed to civil penalties, criminal penalties and other sanctions, including fines or other punitive actions. In addition, such violations could damage our business and/or our reputation. Such criminal or civil sanctions, penalties, other sanctions, and damage to our business and/or reputation could adversely affect our financial condition and results of operations.

Increasing barriers to free trade and the free flow of capital could adversely affect the reinsurance industry and our business.

Recent political initiatives to restrict free trade and close markets, such as Brexit and the Trump administration’s decision to withdraw from the Trans-Pacific partnership and potentially renegotiate or terminate existing bilateral and multilateral trade arrangements, could adversely affect the reinsurance industry and our business. The reinsurance industry is disproportionately impacted by restraints on the free flow of capital and risk because the value it provides depends on our ability to globally diversify risk.

Internationally, restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market could reduce market opportunities for our customers and adversely impact us.

Internationally, many countries with fast growing economies, such as China and India, continue to impose significant restrictions on the writing of reinsurance by foreign companies. In addition, in the wake of recent large natural catastrophes, a number of proposals have been introduced to alter the financing of natural catastrophes in several of the markets in which we operate. For example, the Thailand government has announced it is studying proposals for a natural catastrophe fund, under which the government would provide coverage for natural disasters in excess of an industry retention and below a certain limit, after which private reinsurers would continue to participate. The government of the Philippines has announced that it is considering similar proposals. Indonesia’s financial services authority has announced a proposal to increase the amount of insurance business placed with domestic reinsurers. A range of proposals from varying stakeholders have been reported to have been made to alter the current regimes for insuring flood risk in the U.K., flood risk in Australia and earthquake risk in New Zealand. If these proposals are enacted and reduce market opportunities for our clients or for the reinsurance industry, we could be adversely impacted.

The OECD and the EU may pursue measures that might increase our taxes and reduce our net income and increase our reporting requirements.

The OECD has published reports and launched a global dialog among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of jurisdictions perceived by the OECD to be tax havens or offering preferential tax regimes. The OECD has not listed Bermuda as an uncooperative tax haven jurisdiction because Bermuda has committed to eliminating harmful tax practices and to embracing international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment to the OECD or whether such changes will subject us to additional taxes. The EU has initiated its own measures along similar lines. In December 2017, the EU identified certain jurisdictions (including Bermuda) which it considered had a tax system that facilitated offshore structuring by attracting profits without commensurate economic activity. In an effort to avoid EU “blacklisting”, Bermuda introduced new economic substance legislation in December 2018 (the “Economic Substance Legislation”), which came into force on January 1, 2019. Based on the EU guidelines, the legislation requires Bermuda companies to be locally managed and directed, to carry on their core income generating activities in Bermuda and to have an adequate level of local full time qualified employees, local physical presence and local expenditure. There is no experience yet as to how the Bermuda authorities will interpret and enforce these new rules and, accordingly, we are not able to predict their impact on our operations and net income. Notwithstanding Bermuda’s adoption of the Economic Substance Legislation, on March 12, 2019, the EU added Bermuda to its “blacklist” of non-cooperative jurisdictions for tax purposes. While there are no immediate regulatory, tax, trade or other legal impacts to RenaissanceRe, the long-term effect of this listing is not yet clear. Member states of the EU may choose to apply a range of countermeasures to Bermuda and entities registered in Bermuda, including increased monitoring and audits, withholding taxes, special documentation requirements and anti-abuse provisions. The Bermuda government has stated that it believes the Economic Substance Legislation complies with EU requirements and is committed to reversing Bermuda’s inclusion on the list of non-cooperative jurisdictions for tax purposes at the earliest opportunity. We are not able to predict how long Bermuda will remain on this list and how it might impact our financial condition and results of operations.

In addition, in 2015, the OECD published its final series of Base Erosion and Profit Shifting (“BEPS”) reports related to its attempt to coordinate multilateral action on international tax rules. One of these reports covers “country-by-country” reporting, which calls for the provision, at a country-specific level, of information such as affiliate and non-affiliate revenues, profit or loss before tax, income taxes paid and accrued, capital, number of employees and tangible assets. It is expected that some countries, including some EU countries, would deem a failure to implement country-by-country reporting to be sufficient rationale to place another country on a “black-list”, thus potentially restricting in some way business between the two countries. Bermuda implemented country-by-country reporting in 2016 for 2017 reporting. The implementation and ongoing requirements of country-by-country reporting will require significant management time and resources. Although we believe Bermuda’s implementation of country-by-country reporting has reduced the likelihood that Bermuda would appear on a “black-list”, some uncertainty remains. The other actions proposed in the BEPS report include an examination of the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment, tightening up transfer pricing rules to ensure that outcomes are in line with value creation, neutralizing the effect of hybrid financial instruments and limiting the deductibility of interest costs of tax purposes. Any changes in the tax law of an OECD member state in response to the BEPS reports and recommendations could subject us to additional taxes.

The vote by the U.K. to leave the EU could adversely affect our business.

As a result of Brexit, negotiations to determine the terms of the U.K.’s withdrawal from the EU and its future relationship with the EU are ongoing. As a result, we face risks associated with the potential uncertainty and consequences that may follow Brexit, including with respect to volatility in financial markets, exchange rates and interest rates. These uncertainties could increase the volatility of, or reduce, our investment results in particular periods or over time. Brexit could adversely affect European or worldwide political, regulatory, economic or market conditions and could contribute to instability in global political institutions and regulatory agencies. Brexit could also lead to legal uncertainty and differing laws and regulations between the U.K., and the EU, and could impair or adversely affect the ability of the Lloyd’s market, including our Lloyd’s syndicate RenaissanceRe Syndicate 1458, to transact business in EU countries, particularly in respect of primary or direct insurance business as to which we currently rely on the licensure afforded to syndicates at Lloyd’s for access to EU markets. To mitigate against the risks of Brexit we will utilize the Lloyd’s Brussels Subsidiary through RSML. The Lloyd’s Brussels Subsidiary is authorized and regulated by the National Bank of Belgium and regulated by the Financial Services and Markets Authority. The Lloyd’s Brussels Subsidiary will write all non-life risks from European Economic Area countries from January 1, 2019.

In addition, uncertainties related to Brexit could affect the operations, strategic position or results of insurers or reinsurers on whom we ultimately rely to access underlying insured coverages. Any of these potential effects of Brexit, and others we cannot anticipate, could adversely affect our results of operations or financial condition.

Regulatory regimes and changes to accounting rules may adversely impact financial results irrespective of business operations.

Accounting standards and regulatory changes may require modifications to our accounting principles, both prospectively and for prior periods, and such changes could have an adverse impact on our financial results. Required modification of our existing principles, and new disclosure requirements, could have an impact on our results of operations and increase our expenses in order to implement and comply with any new requirements.

The preparation of our consolidated financial statements requires us to make many estimates and judgments.

The preparation of consolidated financial statements requires us to make many estimates and judgments that affect the reported amounts of assets, liabilities (including claims and claim expense reserves), shareholders’ equity, revenues and expenses, and related disclosures. On an ongoing basis, we evaluate our estimates, including those related to premiums written and earned, our net claims and claim expenses, investment valuations, income taxes and those estimates used in our risk transfer analysis for reinsurance transactions. We base our estimates on historical experience, where possible, and on various other assumptions we believe to be reasonable under the circumstances, which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our judgments and estimates may not reflect our actual results. We utilize actuarial models as well as historical insurance industry loss development patterns to establish our claims and claim expense reserves. Actual claims and claim expenses paid may deviate, perhaps materially, from the estimates reflected in our financial statements.

Risks Related to RenaissanceRe Following the TMR Stock Purchase

The integration of RenaissanceRe and the TMR Group Entities following the TMR Stock Purchase may present significant challenges and costs.

We may face significant challenges, including technical, accounting and other challenges, in combining our operations and that of the TMR Group Entities. We entered into the TMR Stock Purchase Agreement because we believe that the TMR Stock Purchase will be beneficial to us and our shareholders and accelerate our existing strategy. Achieving the anticipated benefits of the TMR Stock Purchase will depend in part upon whether we will be successful in integrating the TMR Group Entities’ businesses in a timely and efficient manner. We may not be able to accomplish this integration process smoothly or successfully.

Any of the following items could adversely affect the combined company’s ability to maintain relationships with customers, brokers, employees and other constituencies or our ability to achieve the anticipated benefits of the TMR Stock Purchase or could otherwise adversely affect our business and financial results after the TMR Stock Purchase:

•	delays in the integration of management teams, strategies, operations, products and services;

•	diversion of the attention of management as a result of the TMR Stock Purchase;

•	differences in business backgrounds, corporate cultures and management philosophies that may delay successful integration;

•

the inability to retain key employees (notwithstanding the fact that, as of the date hereof, most of the employees of the TMR Group Entities that we have targeted for employment have accepted their offers of post-closing employment);

•

the inability to establish and maintain integrated risk management systems, underwriting methodologies and controls, which could give rise to excess accumulation or aggregation of risks, underreporting or underrepresentation of exposures or other adverse consequences;

•	the inability to create and enforce uniform financial, compliance and operating controls, procedures, policies and information systems;

•

complexities associated with managing the TMR Group Entities’ operating units as a component of RenaissanceRe, including the challenge of integrating complex systems, technology, networks and other assets of the TMR Group Entities into those of RenaissanceRe in a seamless manner that minimizes any adverse impact on customers, brokers, employees and other constituencies;

•

potential unknown liabilities and unforeseen increased expenses or delays associated with the TMR Stock Purchase, including one-time cash costs to integrate the TMR Group Entities beyond current estimates;

•	the disruption of, or the loss of momentum in, the combined company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies; and

•	potential complexities or delays in collecting any amounts which may potentially be owed to us in the future under the reinsurance protection which is a component of the transaction.

While we have been advised that during the January 2019 renewal season, the TMR Group Entities renewed their reinsurance program (excluding run-off and third party capital business) in a manner materially consistent with prior periods, and also materially decreased their renewals related to the third party capital business (reducing both risk exposure and fee income), there can be no assurance that such trends will continue in future periods.

In addition, we will incur integration and restructuring costs as a result of the TMR Stock Purchase as we integrate the businesses of the TMR Group Entities. Although we expect that the realization of efficiencies related to the integration of the businesses will offset incremental transaction, integration and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved at any time in the future, if at all.

Our future results will suffer if we do not effectively manage our expanded operations following the TMR Stock Purchase.

Following completion of the TMR Stock Purchase, we may continue to expand our operations, and our future success depends, in part, upon our ability to manage our expansion opportunities, which pose numerous risks and uncertainties, including the need to integrate the operations and business of the TMR Group Entities into our existing business in an efficient and timely manner, to combine systems and management controls and to integrate relationships with customers, vendors and business partners.

The market price of our common shares may decline in the future as a result of the sale of shares issued to Tokio and State Farm in connection with the TMR Stock Purchase and the State Farm Stock Purchase or due to other factors.

We issued 1,947,496 of our common shares to State Farm Mutual Automobile Insurance Company (“State Farm”) in connection with the State Farm Stock Purchase, and 1,739,071 of our common shares to Tokio in connection with the TMR Stock Purchase. Following a 12-month “lock-up” period, each of Tokio and State Farm may seek to sell our common shares held by them and we are obligated to register all of such shares. Our current shareholders may also seek to sell our common shares held by them following the TMR Stock Purchase and the State Farm Stock Purchase, or in reaction to these announcements or the consummation of these transactions. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of our common shares, may affect the market for, and the market price of, our common shares in an adverse manner.

The market price of our common shares may also decline in the future as a result of the TMR Stock Purchase for a number of other reasons, including:

•	the unsuccessful integration of the TMR Group Entities into RenaissanceRe;

•	our failure to achieve the anticipated benefits of the TMR Stock Purchase, including financial results, as rapidly as or to the extent anticipated;

•	decreases in our financial results before or after the closing of the TMR Stock Purchase;

•	as described below, any failure to maintain our financial strength, claims-paying and enterprise-wide risk management ratings as a result of the TMR Stock Purchase; or

•	general market or economic conditions unrelated to our performance.

These factors are, to some extent, beyond our control.

The post-acquisition integration process in connection with the TMR Stock Purchase may subject us to liabilities that currently cannot be estimated.

We have incurred significant transaction and integration costs in connection with our acquisition of the TMR Group Entities, and we will continue to incur additional costs and expenses following completion of the TMR Stock Purchase. These costs relate to matters including investment banking fees; legal, actuarial and other professional fees; employee severance and sign-on costs, regulatory filing fees; and a range of other matters. Moreover, the TMR Stock Purchase and post-merger integration process may give rise to unexpected liabilities and costs, including financing costs and costs associated with the defense and resolution of possible litigation or other claims. Unexpected delays in connection with the post-acquisition integration process may significantly increase our aggregate related costs and expenses.

As a result of the TMR Stock Purchase, we are subject to certain laws and regulations applicable to the TMR Group Entities’ business to which we would not otherwise have been subject.

The TMR Group Entities are subject to the requirements of certain regulatory agencies and bodies, to which our operations have not previously been subject. As a result of the TMR Stock Purchase, we are subject to the laws and regulations applicable to the operations of the TMR Group Entities. It is difficult to predict or quantify the additional costs to us that may result from complying with the additive regulatory requirements imposed by the regulatory agencies with oversight authority over the operations acquired in the TMR Stock Purchase.

The TMR Group Entities’ counterparties to contracts and arrangements may acquire certain rights upon the TMR Stock Purchase, which could negatively affect us following the TMR Stock Purchase.

In analyzing the value of the TMR Group Entities, we ascribed value to the revenue streams and renewal prospects of certain of the TMR Group Entities’ in-force portfolio of business. The TMR Group Entities and its operating subsidiaries are parties to numerous contracts, agreements, licenses, permits, authorizations and other arrangements that contain provisions giving counterparties certain rights (including, in some cases, termination rights) upon a “change in control” of the TMR Group Entities or their subsidiaries. The definition of “change in control” varies from contract to contract, ranging from a narrow to a broad definition, and in some cases, the “change in control” provisions may be implicated by the TMR Stock Purchase. If such “change in control” provisions are triggered as a result of the TMR Stock Purchase, a wide range of consequences may result, including the possibility that cedants will have the right to cancel and commute a contract, or the requirement that the TMR Group Entities return unearned premiums, net of commissions, or post certain collateral requirements.

Whether a counterparty would have any of these or other rights in connection with the TMR Stock Purchase depends upon the language of its agreement with the TMR Group Entities or its applicable subsidiaries. Whether a counterparty exercises any cancellation rights it has would depend on, among other factors, such counterparty’s views with respect to our business reputation and financial strength following the TMR Stock Purchase, the extent to which such counterparty currently has reinsurance coverage with our affiliates, prevailing market conditions, the pricing and availability of replacement reinsurance coverage and our ratings following the TMR Stock Purchase. We cannot currently predict the extent to which such cancellation rights would be triggered or exercised, if at all.

In addition to the risk outlined above, many of these reinsurance contracts, as well as most of our reinsurance and insurance contracts, renew annually, and so whether or not they may be terminated following the TMR Stock Purchase, reinsurance cedants or policyholders may choose not to renew these contracts with us following the TMR Stock Purchase.

Termination of in-force contracts or failure to renew reinsurance or insurance agreements and policies by contractual counterparties could adversely affect the benefits to be received by us from the TMR Group Entities’ contractual arrangements. If the benefits from these arrangements are less than expected, including as a result of these arrangements being terminated, determined to be unenforceable, in whole or in part, or the counterparties to such arrangements failing to satisfy their obligations thereunder, the benefits of the TMR Stock Purchase to us may be significantly less than anticipated.

Risks Relating to the Notes

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities with no established trading market. We cannot assure you that an active market for the Notes will develop or be sustained or that holders of the Notes will be able to sell their Notes at favorable prices or at all. Although the underwriters have indicated to us that they intend to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, we cannot give any assurance as to the liquidity of, or trading markets for, the Notes. The Notes are not listed, and we do not plan to apply to list the Notes on any securities exchange or to include them in any automated quotation system.

If a trading market does develop, changes in our credit rating or the financial markets could adversely affect the market price of the Notes.

The market price for the Notes will depend on many factors, including, among others:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, financial performance and future prospects; and

•	the overall condition of the financial markets.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the market price of the Notes.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the insurance industry as a whole and may change their credit rating for us based on their overall view of our industry. A negative change in our rating could have an adverse effect on the market price of the Notes.

Failure to comply with restrictive covenants contained in the indenture governing the Notes or agreements governing any other existing or future indebtedness could trigger prepayment obligations, which could adversely affect our and our subsidiaries’ business, financial condition and results of operations.

The indenture governing the Notes contains covenants that impose restrictions on us with respect to, among other things, the incurrence of liens on, and the disposition of, the capital stock of certain of our subsidiaries. In addition, the indenture governing the Notes requires us to file with the trustee copies of annual, quarterly and current reports which we are required to file with the Commission. We and certain of our subsidiaries are also required to comply with certain covenants set forth in our existing credit facilities and in other existing financing agreements and any debt agreements we and our subsidiaries may enter into in the future. Failure to comply with any of such covenants could result in an event of default under the applicable agreements governing such indebtedness, which could, if not cured or waived, result in us or certain of our subsidiaries being required to repay such indebtedness. As a result, we and our subsidiaries’ business, financial condition, results of operations and liquidity could be adversely affected.

Our credit ratings may not reflect all risks of an investment in the Notes and there is no protection in the indenture for holders of the Notes in the event of a ratings downgrade.

Our credit ratings are an assessment of our ability to pay our obligations. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the rating organization in its sole discretion. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to the structure of the Notes or market or other factors discussed in this prospectus supplement on the value of the Notes. Neither us nor any underwriter has any obligation to the holders of Notes to maintain any credit ratings or to advise holders of Notes of any change in its credit ratings and there is no requirement in the indenture governing the Notes to maintain a rating on the Notes. Each agency’s rating should be evaluated independently of any other agency’s rating.

The Notes are obligations of ours and not of our operating subsidiaries and will be contractually subordinated to the claims of our operating subsidiaries’ policyholders and creditors.

The Notes are an obligation of ours and not of our subsidiaries. We are a holding company and, accordingly, we conduct substantially all of our operations through our operating subsidiaries. As a result, our cash flow and our ability to service our debt depends upon the earnings of our operating subsidiaries and on the distribution of earnings, loans or other payments from such subsidiaries to us. See the risk factor above entitled “Because we are a holding company, we are dependent on dividends and payments from our subsidiaries.”

Our operating subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Notes or to provide us with funds for their respective payment obligations, whether by dividends, distributions, loans or other payments. In addition to being limited by the financial condition and operating requirements of such subsidiaries, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Moreover, since certain of our subsidiaries are insurance companies, their ability to pay dividends to us is subject to regulatory limitations. See “Business — Regulation” in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated into this prospectus supplement by reference.

Our right to receive any assets of any of our respective subsidiaries upon liquidation or reorganization of such subsidiaries, and therefore the rights of the holders of the Notes, respectively, to participate in those assets, will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if we were a creditor of any of their respective subsidiaries, our rights as a creditor could be subordinate to policyholder obligations under policies written by such subsidiaries and would be subordinate to any security interest in the assets of such subsidiaries and any indebtedness of such subsidiaries senior to that held by it.

We may, subject to the BMA Redemption Requirements, at our option, redeem the Notes prior to the maturity date and you may not be able to reinvest in a comparable security.

We may, at our option, redeem some or all of the Notes at any time or from time to time at the applicable redemption price and subject to the terms described in “Description of Notes — Redemption — Optional Redemption.” We may also redeem the Notes in certain circumstances as described under “Description of Notes — Redemption — Redemption for Changes in Withholding Taxes.” If we choose to redeem your Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes. This redemption right also may adversely impact your ability to sell your Notes as the optional redemption date or period approaches. In addition, the redemption of the Notes may be a taxable event to you for U.S. federal income tax purposes.

The indenture governing the Notes will differ from indentures governing our other existing series of senior notes.

The indenture governing the Notes reflects certain prescribed changes to the covenants (including the covenant described under “Description of Notes—Certain Covenants—Limitation on Liens on Stock of Designated Subsidiaries”) and redemption and other provisions of the indentures governing our other existing series of senior notes in order to comply with applicable regulatory capital requirements of the Bermuda Monetary Authority.

The indenture governing the Notes does not prohibit the incurrence of indebtedness by, or any fundamental change of, ours.

The indenture governing the Notes does not limit the amount of indebtedness and other liabilities that we or our respective subsidiaries can incur, including additional senior debt issued by us under the indenture governing the Notes, debt incurred by us or our subsidiaries by becoming a guarantor or co-obligor of existing indebtedness of affiliated entities, and debt that is secured, other than as described in “Description of Notes — Certain Covenants — Limitation on Liens on Stock of Designated Subsidiaries” in this prospectus supplement.

On an unconsolidated basis, we did not have any indebtedness for borrowed money as of December 31, 2018. As of December 31, 2018, our subsidiaries had $1.0 billion of indebtedness for borrowed money outstanding and $510.6 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries. As of December 31, 2018, our subsidiaries (after giving pro forma effect to the acquisition of the TMR Group Entities as if the acquisition occurred on such date) had $1.0 billion of indebtedness for borrowed money outstanding and approximately $1.1 billion face amount of letters of credit outstanding (including $603.3 million of letters of credit of the TMR Group Entities). In connection with the closing of the TMR Stock Purchase, we entered into new letter of credit facilities to replace a substantial portion of the face amount of the letters of credit of the TMR Group Entities.

If we or our subsidiaries incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We and our subsidiaries expect that we will from time to time incur additional debt and other liabilities. In addition, we and our subsidiaries are not restricted under the indenture governing the Notes from entering into affiliate transactions, issuing or repurchasing securities or paying dividends on, or making distributions in respect of, securities.

Except as described under “Description of Notes — Certain Covenants — Limitation on Dispositions of Stock of Designated Subsidiaries” and under “Description of Notes — Certain Covenants — Consolidation, Amalgamation, Merger and Sale of Assets” in this prospectus supplement, the indenture does not contain any provisions that would afford holders of the Notes protection in the event of (i) a highly leveraged or similar transaction involving us or our respective affiliates, (ii) a change of control or (iii) a reorganization, restructuring, merger, amalgamation or similar transaction that may adversely affect the holders of the Notes, including a merger of us into one of our subsidiaries or a sale or distribution of substantially all of our assets to one of our subsidiaries. The indenture governing the Notes does not require us to offer to purchase the Notes in connection with a change of control or require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth. There are no financial covenants in the indenture.

In addition, subject to the limitations set forth under “Description of Notes—Certain Covenants—Consolidation, Amalgamation, Merger and Sale of Assets” in this prospectus supplement, we may, in the future, enter into certain transactions such as the sale of all or substantially all of our respective assets or the merger, amalgamation or consolidation with another entity that would increase the amount of our respective indebtedness or substantially reduce or eliminate our respective assets, which may have an adverse effect on our ability to service our indebtedness, including the Notes. Finally, the limitations in the indenture on liens on shares of capital stock of any Designated Subsidiary will not apply to liens (or any extension, renewal or replacement thereof) on shares of capital stock or indebtedness of or acquired from a person that is merged or consolidated with or into, or is otherwise acquired by, RenaissanceRe or any Designated Subsidiary. See “Description of Notes—Certain Covenants—Limitation on Liens of Stock of Designated Subsidiaries.”

As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture do not restrict the ability of us and our subsidiaries to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.

USE OF PROCEEDS

We expect that the net proceeds available to RenaissanceRe, after deducting the underwriting discount and estimated expenses payable by RenaissanceRe, will be approximately $        . We intend to use the net proceeds from this offering for general corporate purposes and to repay $200.0 million of indebtedness under our revolving credit facility that we used to fund the purchase price for the TMR Stock Purchase.

Certain of the underwriters and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with the repayment of indebtedness under our revolving credit facility. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

CAPITALIZATION

The following table sets forth RenaissanceRe’s consolidated capitalization at December 31, 2018 on (1) a historical basis, (2) as adjusted to give effect to the estimated gross proceeds from this offering and the repayment of the $200.0 million of outstanding indebtedness drawn under our revolving credit facility to fund the purchase price for the TMR Stock Purchase and (3) on a pro forma basis to reflect the completion of the TMR Stock Purchase, as adjusted to give effect to the estimated gross proceeds from this offering and the repayment of the $200.0 million of outstanding indebtedness drawn under our revolving credit facility to fund the purchase price for the TMR Stock Purchase. This table should be read in conjunction with RenaissanceRe’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” both of which can be found in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018, which report is incorporated into this prospectus supplement by reference.

	At December 31, 2018

(in millions, except percentages)	Actual	As Adjusted for Issuance of the Notes			Pro Forma as Adjusted
Debt
RenaissanceRe revolving credit facility(1)	$—		$—			$—
5.750% Senior Notes due 2020	250.0		250.0			250.0
3.700% Senior Notes due 2025	300.0		300.0			300.0
4.750% Senior Notes due 2025 (DaVinciRe)(2)	150.0		150.0			150.0
3.450% Senior Notes due 2027	300.0		300.0			300.0
% Senior Notes due 2029 offered hereby	—
Total debt	1,000.0
Shareholders’ equity
Series C preference shares	125.0		125.0			125.0
Series E preference shares	275.0		275.0			275.0
Series F preference shares, represented by depositary shares	250.0		250.0			250.0
Common shareholders’ equity(3)	4,395.0		4,395.0			4,631.0
Total shareholders’ equity	5,045.0		5,045.0			5,281.0
Total capitalization	$6,045.0	$			$
Ratio of total debt to total capitalization	16.5%			%			%

(1)

RenaissanceRe is party to a $500 million unsecured revolving credit facility, of which none was drawn at December 31, 2018. On March 20, 2019, RenaissanceRe made a $200.0 million draw under the facility, which was used to fund the purchase price for the TMR Stock Purchase. A portion of the proceeds of this offering will be used to repay the revolver draw in full. This facility is with a syndicate of commercial banks, including certain of the underwriters and/or their respective affiliates.

(2)

RenaissanceRe owns a noncontrolling economic interest in its joint venture DaVinciRe Holdings Ltd., the parent of DaVinci Reinsurance Ltd. (“DaVinci”), which we refer to in this prospectus supplement as DaVinciRe. Because RenaissanceRe controls a majority of DaVinciRe’s outstanding voting rights, the consolidated financial statements of DaVinciRe are included in the consolidated financial statements of RenaissanceRe. However, RenaissanceRe does not guarantee or provide credit support for DaVinciRe and RenaissanceRe’s financial exposure to DaVinciRe is limited to its investment in DaVinciRe’s shares and counterparty credit risk arising from reinsurance transactions.

(3)

Common shareholders’ equity has not been adjusted to reflect interest expense or investment income from the time the Notes offered hereby are issued. Pro Forma as Adjusted reflects the issuance of 1,739,071 RenaissanceRe common shares in connection with the TMR Stock Purchase, net of M&A transaction costs.

PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On October 30, 2018, RenaissanceRe entered into the TMR Stock Purchase Agreement. On March 22, 2019, RenaissanceRe completed the acquisition of the TMR Group Entities. The following preliminary unaudited pro forma consolidated financial information combines the separate historical consolidated financial information of RenaissanceRe and the TMR Group Entities after giving effect to the acquisition of the TMR Group Entities, and the assumptions and adjustments described in the accompanying notes to the preliminary unaudited pro forma consolidated financial information. The preliminary unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on December 31, 2018. The preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on January 1, 2018. The historical financial statements have been adjusted to reflect factually supportable items that are directly attributable to the acquisition of the TMR Group Entities and, with respect to the statement of operations only, expected to have a continuing impact on the results of operations of the combined company.

The preparation of the preliminary unaudited pro forma consolidated financial information and related adjustments required management to make certain assumptions and estimates. The preliminary unaudited pro forma consolidated financial information should be read together with:

•	The accompanying notes to the preliminary unaudited pro forma consolidated financial information;

•

RenaissanceRe’s separate audited historical consolidated financial statements and accompanying notes as of and for the year ended December 31, 2018, included in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018;

•

TMR AG’s separate audited historical consolidated financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in RenaissanceRe’s Current Report on Form 8-K/A filed with the Commission on March 26, 2019; and

•

TMR UK’s separate audited historical financial statements and accompanying notes as of and for the years ended December 31, 2018 and 2017, included in RenaissanceRe’s Current Report on Form 8-K/A filed with the Commission on March 26, 2019.

The preliminary unaudited pro forma consolidated financial information has been prepared using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the U.S. (“GAAP”). RenaissanceRe is the acquirer for accounting purposes.

RenaissanceRe has not had sufficient time to completely evaluate the tangible, identifiable intangible assets and the value of business acquired of the TMR Group Entities and RenaissanceRe has not completed a formal valuation study at this preliminary stage. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

A final determination of the fair values of the TMR Group Entities assets and liabilities will be based on the actual net tangible and intangible assets of the TMR Group Entities that existed as of March 22, 2019, the date of completion of the acquisition. Consequently, amounts preliminarily allocated to goodwill, identifiable intangible assets and the value of business acquired change significantly from the allocations used in the preliminary unaudited pro forma consolidated financial information presented below and could result in a material change in amortization of acquired finite lived intangible assets and the value of business acquired.

In connection with the plan to integrate the operations of RenaissanceRe and the TMR Group Entities, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of the preliminary unaudited pro forma consolidated financial information. However, these charges will affect the results of operations of the combined company in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial information does not include the effects of costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial information was prepared.

The preliminary unaudited pro forma consolidated financial information is provided for informational purposes only. Additionally, the preliminary unaudited pro forma consolidated financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The estimates of fair value are preliminary and are dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive valuation. Accordingly, actual adjustments will differ, perhaps materially, from those reflected in the preliminary unaudited pro forma consolidated financial information. In addition, the preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the acquisition of the TMR Group Entities.

The preliminary unaudited pro forma consolidated financial information assumes the gross proceeds of this offering are $300.0 million and that $200.0 million of such proceeds are used to repay indebtedness under our revolving credit facility that we used to fund the purchase price for the TMR Stock Purchase.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As at December 31, 2018

(in thousands, except shares and per share amounts)	RenaissanceRe	TMR Group Entities	Adjustments		Total Pro Forma Combined
Assets
Fixed maturity investments trading, at fair value	$8,088,870	$383,726	$1,802,117	(a)	$10,274,713
Fixed maturity investments available for sale, at fair value	—	2,127,285	(2,127,285	)(b)	—
Short term investments, at fair value	2,586,520	336,603	—		2,923,123
Equity investments trading, at fair value	310,252	2,723	—		312,975
Other investments, at fair value	784,933	48,570	—		833,503
Investments in other ventures, under equity method	115,172	—	—		115,172

Total investments	11,885,747	2,898,907	(325,168)		14,459,486
Cash and cash equivalents	1,107,922	423,692	(682,591	)(c)	849,023
Premiums receivable	1,537,188	1,014,937	(352,693	)(d)	2,199,432
Prepaid reinsurance premiums	616,185	166,357	(11,162	)(e)	771,380
Funds held by ceding companies	—	93,786	(93,786	)(f)	—
Reinsurance recoverable	2,372,221	529,108	—		2,901,329
Accrued investment income	51,311	19,642	—		70,953
Deferred acquisition costs and value of business acquired	476,661	325,309	(93,399	)(g)	708,571
Receivable for investments sold	256,416	571	—		256,987
Reinsurance deposit assets	—	117,531	(117,531	)(h)	—
Other assets	135,127	95,301	234,958	(i)	465,386
Goodwill and other intangible assets	237,418	6,896	45,900	(j)	290,214

Total assets	$18,676,196	$5,692,037	$(1,395,472)		$22,972,761

Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$6,076,271	$2,423,601	$(66,155	)(k)	$8,433,717
Unearned premiums	1,716,021	1,218,667	(352,693	)(l)	2,581,995
Debt	991,127	—	300,000	(m)	1,291,127
Reinsurance balances payable	1,902,056	246,356	(11,161	)(n)	2,137,251
Payable for investments purchased	380,332	639	—		380,971
Other liabilities	513,609	281,819	19,287	(o)	814,715

Total liabilities	11,579,416	4,171,082	(110,722)		15,639,776

Redeemable noncontrolling interests	2,051,700	—	—		2,051,700
Shareholders’ Equity
Preference shares	650,000	—	—		650,000
Common shares	42,207	409,500	(407,761	)(p)	43,946
Additional paid-in capital	296,099	400,000	(151,739	)(q)	544,360
Accumulated other comprehensive (loss) income	(1,433)	(63,538)	63,538	(r)	(1,433)
Retained earnings	4,058,207	774,993	(788,788	)(s)	4,044,412

Total shareholders’ equity	5,045,080	1,520,955	(1,284,750)		5,281,285

Total liabilities, noncontrolling interests and shareholders’ equity	$18,676,196	$5,692,037	$(1,395,472)		$22,972,761

Selected Share Data
Common shares outstanding	42,207	409,500	(407,761	)(t)	43,946
Book value per common share	$104.13	n/m	n/m		$105.39

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2018

(in thousands, except shares and per share data)	RenaissanceRe	TMR Group Entities	Adjustments		Total Pro Forma Combined
Revenues
Gross premiums written	$3,310,427	$1,615,230	$(194,991	)(u)	$4,730,666

Net premiums written	$2,131,902	$1,168,438	$(184,054	)(v)	$3,116,286

Net premiums earned	$1,976,129	$1,258,176	$—		$3,234,305
Net investment income (loss)	261,866	86,408	(11,900)	(w)	336,374
Net foreign exchange (losses) gains	(12,428)	5,331	(5,663	)(x)	(12,760)
Equity in earnings of other ventures	18,474	—	—		18,474
Other income (loss)	5,969	(5,047)	—		922
Net realized and unrealized losses on investments	(175,069)	(6,062)	(38,068	)(y)	(219,199)

Total revenues	2,074,941	1,338,806	(55,631)		3,358,116

Expenses					—
Net claims and claim expenses incurred	1,120,018	729,223	(16,096	)(z)	1,833,145
Acquisition expenses	432,989	342,911	(53,824	)(aa)	722,076
Operational expenses	178,267	127,017	(8,556	)(ab)	296,728
Corporate expenses	33,983	—	—		33,983
Interest expense	47,069	—	12,276	(ac)	59,345

Total expenses	1,812,326	1,199,151	(66,200)		2,945,277

Income before taxes	262,615	139,655	10,569		412,839
Income tax benefit (expense)	6,302	(11,843)	(1,121	)(ad)	(6,662)

Net income	268,917	127,812	9,448		406,177
Net income attributable to redeemable noncontrolling interests	(41,553)	—	—		(41,553)

Net income attributable to RenaissanceRe	227,364	127,812	9,448		364,624
Dividends on preference shares	(30,088)	—	—		(30,088)

Net income available to RenaissanceRe common shareholders	$197,276	$127,812	$9,448		$334,536

Per Share Data
Net income available to RenaissanceRe common shareholders per common share — basic (Note 5)	$4.91	n/m	n/m		$8.02
Net income available to RenaissanceRe common shareholders per common share — diluted (Note 5)	$4.91	n/m	n/m		$8.01
Average shares outstanding — basic (Note 5)	39,732		1,739		41,471
Average shares outstanding — diluted (Note 5)	39,755		1,739		41,494
Dividends per common share	$1.32	n/m	n/m		$1.32

n/m—not meaningful.

See accompanying notes to the preliminary unaudited pro forma consolidated financial information.

NOTES TO PRELIMINARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Note 1.    Pro Forma Basis of Presentation

The preliminary unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 and the preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 are based on the historical financial statements of RenaissanceRe and the TMR Group Entities after giving effect to the completion of the acquisition of the TMR Group Entities and the assumptions and adjustments described in the accompanying notes. The preliminary unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on December 31, 2018. The preliminary unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2018 is presented as if the acquisition of the TMR Group Entities had occurred on January 1, 2018. The preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions.

RenaissanceRe’s financial statements were prepared in accordance with GAAP and presented in U.S. dollars (“USD”). TMR AG’s financial statements were prepared in accordance with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) and presented in USD. TMR UK’s financial statements were prepared in accordance with generally accepted accounting principles in the United Kingdom (“U.K. GAAP”) and presented in pounds sterling (“GBP”). The unaudited pro forma consolidated financial information includes adjustments to (i) convert the financial information of TMR AG and TMR UK to GAAP, and (ii) translate the historical results of TMR UK to USD using a period end spot rate of 1.276 and average spot rate of 1.332 for the pro forma condensed consolidated balance sheet and the pro forma condensed consolidated statement of operations, respectively.

The transaction will be accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic No. 805 Business Combinations, with RenaissanceRe as the acquiring entity. In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under FASB ASC Topic No. 805 Business Combinations, all of the TMR Group Entities assets acquired and liabilities assumed in this business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties, if any, after the acquisition date will generally affect income tax expense. RenaissanceRe is in the process of finalizing an integration plan, which will affect how the assets acquired, including intangible assets, will be utilized by the combined company.

A final determination of the estimated fair value of the TMR Group Entities assets acquired and liabilities assumed, including the fair value of the estimated identifiable intangible assets and the value of business acquired, will be based on the actual net tangible and intangible assets, and the value of business acquired of the TMR Group Entities that exist at the date of completion of the acquisition. Consequently, the estimated fair value adjustments, and amounts preliminarily allocated to goodwill, could change significantly from those allocations used in the preliminary unaudited pro forma consolidated financial information. RenaissanceRe has retained a third-party valuation adviser and has not had sufficient time to complete a formal valuation study of the TMR Group Entities assets and liabilities, including identifiable intangible assets and the value of business acquired, at this preliminary stage. RenaissanceRe does not expect to complete a formal valuation study until the filing of its

Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019. Accordingly, the preliminary unaudited pro forma adjustments, including the allocations of the acquisition consideration, have been made based on estimates solely for the purpose of providing preliminary unaudited pro forma consolidated financial information.

At this preliminary stage, in addition to the value of business acquired, the estimated identifiable finite lived intangible assets include broker relationships, non-contractual relationships and non-compete agreements. The weighted average useful life of the estimated identifiable finite lived intangible assets and the value of business acquired is estimated to be 3.3 years. There is significant uncertainty at this preliminary stage regarding the valuation of the identifiable intangible assets, the value of business acquired and the determination of the weighted average useful life, as such these items could change significantly from those used in the preliminary unaudited pro forma consolidated financial information presented herein and could result in a material change in the amortization of acquired identifiable intangible assets and the value of business acquired. The estimated indefinite lived identifiable intangible assets represent insurance licenses which are estimated to have an indefinite life and are therefore not amortized, but will be subject to periodic impairment testing and is subject to the same risks and uncertainties noted for the identifiable finite lived intangible assets. Goodwill represents the excess of the estimated purchase price over the estimated fair value of the TMR Group Entities assets and liabilities, including the fair value of the estimated identifiable finite and indefinite lived intangible assets and the value of business acquired, and will not be amortized, but will be subject to periodic impairment testing.

Upon completion of a formal valuation study, the fair value of the assets and liabilities will be estimated, including the estimated fair value of identifiable intangible assets, the value of business acquired and the allocation of the excess purchase price to goodwill, and such items could change significantly from those used in the preliminary unaudited pro forma consolidated financial information presented herein and could result in a material change in the amortization of the fair value adjustments including the acquired identifiable intangible assets and the value of business acquired.

In connection with the plan to integrate the operations of RenaissanceRe and the TMR Group Entities, RenaissanceRe anticipates that nonrecurring charges will be incurred. RenaissanceRe is not able to determine the timing, nature, and amount of these charges as of the date of this preliminary unaudited pro forma consolidated financial information. However, these charges will affect the results of operations of the combined company, in the period in which they are incurred. The preliminary unaudited pro forma consolidated financial information does not include the effects of the costs associated with any restructuring or integration activities resulting from the transaction, as they are nonrecurring in nature and not factually supportable at the time that the preliminary unaudited pro forma consolidated financial information was prepared.

The preliminary unaudited pro forma consolidated financial information is presented solely for informational purposes and is not necessarily indicative of the consolidated results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2.    TMR Group Entities

Certain financial information of the TMR Group Entities, as presented in its historical audited financial statements, has been reclassified to conform to the historical presentation in RenaissanceRe’s consolidated financial statements and combined for purposes of preparing the preliminary unaudited pro forma condensed consolidated financial statements.

TMR AG’s audited historical consolidated financial statements are prepared in accordance with IFRS. The consolidated financial statements are presented in U.S. dollars, which is the reporting currency.

TMR UK’s audited historical financial statements are prepared in accordance with U.K. GAAP. TMR UK’s reporting and functional currency is GBP. For purposes of preparing the preliminary unaudited pro forma condensed consolidated financial statements, TMR UK’s audited historical financial statements have been translated into U.S. dollars using a period end spot rate of 1.276 and average spot rate of 1.332 for the pro forma condensed consolidated balance sheet and the pro forma condensed consolidated statement of operations, respectively.

Preliminary unaudited adjustments have been made to convert IFRS and U.K. GAAP, to GAAP and are noted in Note 4. There are no material intercompany balances or transactions between TMR AG and TMR UK. The table below reflects the combination of TMR AG and TMR UK, inclusive of the conversion to USD.

TMR Group Entities Pro Forma Combined Balance Sheet

As at December 31, 2018

	TMR UK		TMR AG		TMR Group Entities
(in thousands, except share amounts)	Historical U.K. GAAP in GBP	U.K. GAAP in USD	Historical IFRS in USD	Reclassifications	Combined in USD
Assets
Fixed maturity investments trading, at fair value	£—	$—	$—	$383,726	$383,726
Fixed maturity investments available for sale, at fair value	—	—	—	2,127,285	2,127,285
Short term investments, at fair value	—	—	—	336,603	336,603
Equity investments trading, at fair value	—	—	—	2,723	2,723
Other investments, at fair value/ Investments/ Other financial investments	364,851	465,550	2,433,357	(2,850,337)	48,570
Deposits with ceding undertakings	1,336	1,705	—	(1,705)	—

Total investments	366,187	467,255	2,433,357	(1,705)	2,898,907
Cash and cash equivalents	—	—	399,193	24,499	423,692
Cash at bank and in hand	19,200	24,499	—	(24,499)	—
Premiums receivable	—	—	1,007,498	7,439	1,014,937
Debtors	5,841	7,453	—	(7,453)	—
Derivative balances receivable	—	—	30,284	(30,284)	—
Prepaid reinsurance premiums	—	—	166,317	40	166,357
Reinsurers’ share of technical provisions - provision for unearned premiums	31	40	—	(40)	—
Fair value of derivative assets	—	—	47,169	(47,169)	—
Funds held by ceding companies	—	—	—	93,786	93,786
Funds withheld	—	—	92,081	(92,081)	—
Reinsurance recoverable	—	—	—	529,108	529,108
Outstanding losses recoverable from reinsurers	—	—	526,622	(526,622)	—
Reinsurer’s share of technical provisions - claims outstanding	1,948	2,486	—	(2,486)	—
Accrued investment income	—	—	—	19,642	19,642
Accrued interest receivable / Accrued interest	2,161	2,757	16,885	(19,642)	—
Deferred acquisition costs / Deferred acquisition expenses	48	59	321,325	3,925	325,309
Unearned profit commission	—	—	3,925	(3,925)	—
Receivable for investments sold	—	—	—	571	571
Deposit assets	—	—	117,531	—	117,531
Current tax asset	—	—	603	(603)	—
Deferred tax asset	—	—	13	(13)	—
Property and equipment	—	—	7,354	(7,354)	—
Other prepayments and accrued income	113	144	—	(144)	—
Other assets	—	—	10,291	85,010	95,301
Goodwill and other intangible assets	—	—	6,896	—	6,896

Total assets	£395,529	$504,693	$5,187,344	$—	$5,692,037

	TMR UK		TMR AG		TMR Group Entities
(in thousands, except share amounts)	Historical U.K. GAAP in GBP	U.K. GAAP in USD	Historical IFRS in USD	Reclassifications	Combined in USD
Liabilities and Shareholder’s Equity
Liabilities
Reserve for claims and claim expenses	£—	$—	$—	$2,423,601	$2,423,601
Outstanding losses and loss expenses	—	—	2,193,904	(2,193,904)	—
Technical provisions - claims outstanding	180,016	229,697	—	(229,697)	—
Liability for collateral held on behalf of counterparties	—	—	3,280	(3,280)	—
Unearned premiums	—	—	1,217,690	977	1,218,667
Technical provisions - provision for unearned premium	766	977	—	(977)	—
Reinsurance balances payable	—	—	238,075	8,281	246,356
Creditors	7,160	9,136	—	(9,136)	—
Derivative balances payable	—	—	54,797	(54,797)	—
Deposit liabilities	—	—	117,531	(117,531)	—
Fair value of derivative liabilities	—	—	25,169	(25,169)	—
Deferred commission income	—	—	21,821	(21,821)	—
Payable for investments purchased	—	—	639	—	639
Accounts payable and accrued expenses	—	—	42,314	(42,314)	—
Accruals and deferred income	638	814	—	(814)	—
Retirement benefit obligation	—	—	3,887	(3,887)	—
Deferred fee income	—	—	2,506	(2,506)	—
Provision for taxation / Current tax liability	280	357	6,911	(7,268)	—
Deferred tax liability	—	—	1,577	(1,577)	—
Other liabilities	—	—	—	281,819	281,819

Total liabilities	188,860	240,981	3,930,101	—	4,171,082

Shareholder’s Equity
Common shares	—	—	—	409,500	409,500
Share capital / Called up share capital	125,000	159,500	250,000	(409,500)	—
Additional paid-in capital	—	—	—	400,000	400,000
Contributed surplus	—	—	400,000	(400,000)	—
Accumulated other comprehensive (loss) income	—	—	(63,538)	—	(63,538)
Retained earnings	—	—	670,781	104,212	774,993
Profit and loss account	81,669	104,212	—	(104,212)	—

Total shareholder’s equity	206,669	263,712	1,257,243	—	1,520,955

Total liabilities and shareholder’s equity	£395,529	$504,693	$5,187,344	$—	$5,692,037

TMR Group Entities Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2018

	TMR UK		TMR AG		TMR Group Entities
(in thousands)	Historical U.K. GAAP in GBP	U.K. GAAP in USD	Historical IFRS in USD	Reclassifications	Combined in USD
Revenues
Gross premiums written	£—	$—	$—	$1,615,230	$1,615,230
Reinsurance premiums assumed / Premiums written - gross amount	(8,216)	(10,944)	1,626,174	(1,615,230)	—
Net premiums written	—	—	—	1,168,438	1,168,438
Net premiums earned	—	—	1,266,898	(8,722)	1,258,176
Earned premiums, net of reinsurance	(6,548)	(8,722)	—	8,722	—
Net investment income	—	—	78,139	8,269	86,408
Total investment return	1,657	2,207	—	(2,207)	—
Net foreign exchange (losses) gains	—	—	—	5,331	5,331
Other charges	(579)	(771)	—	771	—
Other underwriting income	—	—	3,323	(3,323)	—
Other income (loss)	5	7	—	(5,054)	(5,047)
Net realized and unrealized losses on investments	—	—	—	(6,062)	(6,062)

Total revenues	(5,465)	(7,279)	1,348,360	(2,275)	1,338,806

Expenses
Net claims and claim expenses incurred	—	—	—	729,223	729,223
Net loss and loss expenses incurred	—	—	743,027	(743,027)	—
Claims incurred, net of reinsurance	(10,363)	(13,804)	—	13,804	—
Acquisition expenses	—	—	334,713	8,198	342,911
Profit commission	—	—	6,376	(6,376)	—
Net derivative expense	—	—	7,383	(7,383)	—
Other underwriting expense	—	—	994	(994)	—
Operational expenses	—	—	—	127,017	127,017
General and administrative expenses	—	—	125,829	(125,829)	—
Operating expenses, net of reinsurance	2,260	3,010	—	(3,010)	—
Net foreign exchange (gains) losses	—	—	(6,102)	6,102	—

Total expenses	(8,103)	(10,794)	1,212,220	(2,275)	1,199,151

Income before taxes / Operating profit and profit on ordinary activities before tax	2,638	3,515	136,140	—	139,655
Income tax benefit (expense)	—	—	—	(11,843)	(11,843)
Tax (expense) benefit	—	—	(11,188)	11,188	—
Tax charge on profit on ordinary activities	(492)	(655)	—	655	—

Net income	£2,146	$2,860	$124,952	$—	$127,812

Note 3. Acquisition Consideration

Pursuant to the TMR Stock Purchase Agreement, the aggregate consideration for the TMR Stock Purchase was $1.5 billion, consisting of cash, RenaissanceRe shares and a special dividend from the TMR Group Entities.

In connection with the closing of the acquisition of the TMR Group Entities, Tokio, TMR AG and TMR UK entered into a reserve development agreement whereby TMR AG and TMR UK agreed to cede to Tokio, and Tokio agreed to indemnify and reimburse TMR AG and TMR UK for, substantially all of TMR AG and TMR UK’s adverse development on stated reserves at time of closing including unearned premium reserves, subject to certain terms and conditions.

Preliminary Estimates of Goodwill and Intangible Assets Acquired

The preliminary estimates of goodwill and intangible assets acquired noted below have been calculated using audited consolidated financial information of RenaissanceRe and the TMR Group Entities as at December 31, 2018.

(in thousands, except shares, per share amounts and book value multiple)
Estimated Pro Forma Acquisition Consideration
Book Value
Book value as at December 31, 2018 of the TMR Group Entities	$1,520,955
Goodwill and intangible assets as at December 31, 2018 of the TMR Group Entities	(6,896)

Tangible book value as at December 31, 2018 of the TMR Group Entities		$1,514,059
Transaction costs to be paid by the TMR Group Entities	(18,796)

Adjusted tangible book value as at December 31, 2018 of the TMR Group Entities		1,495,263
Book value multiple	1.02

Adjusted tangible book value as at December 31, 2018, after application of the book value multiple		1,525,168
Special dividend paid to Tokio from the TMR Group Entities		(500,000)

Total estimated RenaissanceRe pro forma acquisition consideration		$1,025,168

Estimated Pro Forma Funding of RenaissanceRe Acquisition Consideration
RenaissanceRe common shares
Common shares issued by RenaissanceRe to Tokio	1,739,071
Common share price of RenaissanceRe (1)	$143.75

Market value of RenaissanceRe common shares issued by RenaissanceRe to Tokio		$250,000
Cash consideration
Cash consideration funded by a partial drawdown of RenaissanceRe’s existing revolving credit facility, to be replaced with a portion of the Notes offered herein	200,000
Cash consideration funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading	325,168
Cash consideration funded by available cash resources	250,000

Total cash consideration paid by RenaissanceRe as acquisition consideration		775,168

Total estimated RenaissanceRe pro forma acquisition consideration		$1,025,168

Preliminary Estimates of Goodwill, Intangible Assets Acquired and Value of Business Acquired
Shareholders’ equity as at December 31, 2018 of the TMR Group Entities		$1,520,955
TMR Group Entities pro forma estimated transaction costs		(18,796)

Pro forma adjusted shareholders’ equity of the TMR Group Entities		1,502,159
Preliminary adjustments for fair value, by applicable balance sheet caption, net of tax (see Note 4 for description):
Deferred acquisition costs, net of value of business acquired	$(93,399)
Goodwill and intangible assets of the TMR Group Entities	(6,896)
Reserve for claims and claim expenses	66,155
Identifiable intangible assets resulting from the acquisition of the TMR Group Entities	43,300
Deferred tax asset, net of deferred tax liabilities	4,353

Total of preliminary adjustments for fair value by applicable balance sheet caption, net of tax		13,513

Estimated pro forma shareholders’ equity of the TMR Group Entities, at fair value		1,515,672
Adjusted tangible book value as at December 31, 2018, after application of the book value multiple		1,525,168

Estimated pro forma purchase price over the fair value of net assets acquired assigned to goodwill		$9,496

(1)	RenaissanceRe share price is based on the 30-day trailing volume weighted average price as of market close on March 15, 2019.

Note 4. Preliminary Unaudited Pro Forma Adjustments

The preliminary unaudited pro forma consolidated financial information is not necessarily indicative of what the financial position and results from operations would have been had the acquisition of the TMR Group Entities been completed at the date indicated and includes adjustments which are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined company would have been, nor necessarily indicative of the financial position of post-acquisition periods. The preliminary unaudited pro forma consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the acquisition of the TMR Group Entities.

The following preliminary unaudited pro forma adjustments result from accounting for the acquisition of the TMR Group Entities, including the determination of fair value of the assets, liabilities and commitments which RenaissanceRe, as the acquirer for accounting purposes, acquired from the TMR Group Entities. The descriptions related to these preliminary unaudited pro forma adjustments are as follows:

Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

(in thousands)		Increase (decrease) as of December 31, 2018
Assets

(a)	Adjustments to fixed maturity investments trading, at fair value:
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	$(325,168)
	To reclassify the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	2,127,285

		1,802,117

(b)	To reclassify the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	(2,127,285)
(c)	Adjustments to cash and cash equivalents:
	To reflect the special dividend paid to Tokio from the TMR Group Entities.	(500,000)
	To reflect cash inflow funded by a partial drawdown of RenaissanceRe’s existing revolving credit facility, to be repaid with a portion of the Notes offered herein.	200,000
	To reflect cash inflow from the Notes offered herein, a portion of which will repay the partial drawdown of RenaissanceRe’s existing revolving credit facility.	300,000
	To reflect the portion of the cash proceeds from the Notes offered herein to repay the partial drawdown of RenaissanceRe’s existing revolving credit facility	(200,000)
	To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded by available cash resources, including cash inflow funded by the partial drawdown of RenaissanceRe’s existing revolving credit facility.	(450,000)
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(13,795)
	To reflect estimated transaction costs to be paid by the TMR Group Entities.	(18,796)

		(682,591)

(d)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(352,693)
(e)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(11,162)
(f)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(93,786)
(g)	Adjustment to reflect deferred acquisition costs at fair value which is estimated to be $Nil, net of value of business acquired.	(93,399)
(h)	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	(117,531)

(in thousands)		Increase (decrease) as of December 31, 2018
(i)	Adjustments to other assets:
	To reflect deferred tax assets related to the preliminary unaudited pro forma adjustments using the applicable statutory tax rates of the respective jurisdictions the adjustments impacted. The respective statutory tax rate used for the adjustments impacting Switzerland was 21.2%, Australia 30.0%, and Bermuda 0.0%. The adjustments impacting the U.K. were tax effected at either the current statutory tax rate of 19.0% or the future U.K. statutory tax rate of 17.0% depending on the timing of when these adjustments will be realized. The adjustments impacting the U.S. were not tax effected at the U.S. statutory tax rate of 21.0% due to the TMR Group entities U.S. valuation allowance position.	23,641
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	93,786
	Adjustment to reclassify the balance to other assets to conform with RenaissanceRe’s presentation.	117,531

		234,958

(j)	Adjustments to goodwill and other intangible assets:
	To reflect the existing goodwill and intangible assets of the TMR Group Entities at fair value, which is estimated to be $Nil	(6,896)
	To reflect the estimated fair value of identifiable indefinite lived intangible assets resulting from the acquisition of the TMR Group Entities (state insurance licenses).	6,200
	To reflect the estimated fair value of identifiable finite lived intangible assets resulting from the acquisition of the TMR Group Entities (renewal rights, top broker relationships, other brokers / direct relationships and non-compete agreements).	37,100
	To reflect goodwill determined based on the acquisition consideration paid to effect the acquisition of the TMR Group Entities in excess of the estimated fair value of the net assets acquired.	9,496

		45,900

	Total adjustments to assets	$(1,395,472)

Liabilities
(k)	Adjustments to reserve for claims and claim expenses:
	To reflect net claims and claim expenses at fair value. The adjustments reflect a deduction which represents the discount due to the present value calculation of the unpaid claims and claim expenses based on an estimated payout of the net unpaid claims and claim expenses partially offset by an increase in net claims and claim expenses due to the addition of an estimated market based risk margin which represents the estimated cost of capital required by a market participant to assume the net claims and claim expenses.	$(66,155)
(l)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(352,693)
(m)	Adjustments to debt:
	To reflect the Notes offered herein.	300,000
(n)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(11,161)
(o)	Adjustments to other liabilities:
	To reflect deferred tax liabilities related to identifiable intangible assets and the value of business acquired using the applicable statutory tax rates of the respective jurisdictions where the assets were recorded. The respective statutory tax rate used for the intangible assets recorded in Switzerland was 21.2%, Australia 30.0%, and Bermuda 0.0%. The intangible assets recorded in the U.K. were tax effected at either the current statutory tax rate of 19.0% or the future U.K. statutory tax rate of 17.0% depending on the timing of when intangible assets and the value of business acquired will be realized. Only the indefinite lived intangibles recorded in the U.S. were tax effected at the U.S. statutory tax rate of 21.0% due to the TMR Group entities U.S. valuation allowance position.	19,287

	Total adjustments to liabilities	$(110,722)

(in thousands)		Increase (decrease) as of December 31, 2018
Shareholders’ Equity
(p)	Adjustments to common shares:
	To reflect the par value of the RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of the TMR Group Entities in excess of par value.	1,739
	To reflect the elimination of the par value of the TMR Group Entities common shares outstanding.	(409,500)

		(407,761)

(q)	Adjustments to additional paid-in capital:
	To reflect additional-paid in capital from RenaissanceRe common shares issued as part of the consideration paid to effect the acquisition of the TMR Group Entities.	248,261
	To reflect the elimination of the TMR Group Entities additional paid-in capital.	(400,000)

		(151,739)

(r)	To reflect the elimination of the TMR Group Entities accumulated other comprehensive loss in connection with the reclassification of the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform with RenaissanceRe’s accounting policies.	63,538
(s)	Adjustments to retained earnings:
	To reflect estimated transaction costs to be paid by RenaissanceRe.	(13,795)
	To reflect estimated transaction costs to be paid by the TMR Group Entities.	(18,796)
	To reflect the special dividend paid by the TMR Group Entities to Tokio as part of the estimated acquisition consideration.	(500,000)
	To reflect the elimination of the TMR Group Entities retained earnings, net of adjustments.	(256,197)

		(788,788)

	Total adjustments to shareholders’ equity	(1,284,750)

	Total adjustments to liabilities and shareholders’ equity	$(1,395,472)

(t)	Adjustments to common shares outstanding (in thousands of shares):
	To reflect the elimination of the TMR Group Entities common shares outstanding.	(409,500)
	To reflect RenaissanceRe common shares issued as part of the consideration paid to Tokio to effect the acquisition of the TMR Group Entities.	1,739

		(407,761)

Adjustments to the Pro Forma Condensed Consolidated Statement of Operations

(in thousands)		Increase (decrease) for the year ended December 31, 2018
Revenues
(u)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	$(194,991)
(v)	Adjustment to conform balance to RenaissanceRe’s accounting policies (see footnote (1)).	(184,054)
(w)	To reflect the estimated impact on net investment income due to the net decreases in fixed maturity investments trading and cash and cash equivalents as a result of consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities, the special dividend paid by the TMR Group Entities and transaction costs incurred by RenaissanceRe and the TMR Group Entities (see footnote (2)).	(11,900)
(x)	Adjustment to reconcile U.K. GAAP and IFRS to GAAP. Foreign currency gains and losses that were previously recorded as other comprehensive income under U.K. GAAP and IFRS are recorded within revenues under GAAP as applied by RenaissanceRe.	(5,663)
(y)	To reclassify the change in net realized and unrealized losses in conjunction with the reclassification of the TMR Group Entities fixed maturity investments available for sale to fixed maturity investments trading to conform to RenaissanceRe’s accounting policies.	(38,068)

	Total adjustments to revenues	(55,631)

Expenses
(z)	To amortize the adjustments resulting from the difference between the estimated fair value and the historical carrying value of the TMR Group Entities net reserve for claims and claim expenses.	(16,096)
(aa)	Adjustments to acquisition expenses:
	Adjustment to reclassify the balance from acquisition expenses to operating expenses to conform to RenaissanceRe’s presentation.	9,323
	To reflect the estimated impact of the adjustments to reflect deferred acquisition costs at fair value, which is estimated to be $Nil.	(249,917)
	To amortize certain identifiable intangible assets (e.g., renewal rights) and the value of business acquired using a weighted average useful life of 3.3 years.	186,770

		(53,824)

(ab)	Adjustments to operational expenses:
	Adjustment to reclassify the balance from acquisition expenses to operating expenses to conform to RenaissanceRe’s presentation.	(9,323)
	To amortize certain identifiable intangible assets (i.e., non-compete agreements) using a weighted average useful life of 1.5 years.	767

		(8,556)

(ac)	Adjustments to interest expense:
	To reflect estimated interest expense on the Notes offered herein.	12,000
	To amortize the estimated debt issuance costs on the Notes offered herein over the estimated 10 year term of the debt.	276

		12,276

	Total adjustments to expenses	(66,200)

(ad)	To reflect the income tax impact on preliminary unaudited pro forma adjustments using the applicable statutory tax rates for the respective jurisdictions the adjustments impacted. The respective statutory tax rate used for the adjustments impacting Switzerland was 21.2%, Australia 30.0%, Bermuda 0.0%, and the U.K. 19.0%. The adjustments impacting the U.S. were not tax effected at the U.S. statutory tax rate of 21.0% due to the TMR Group entities U.S. valuation allowance position.	(1,121)

	Total adjustments to net income	$9,448

(1)

The entries to conform the accounting policies relate to aligning the methodologies for recognizing gross premiums written for proportional contracts and multi-year contracts. RenaissanceRe recognizes the estimated annual gross premiums written on proportional and multi-year reinsurance contracts over the policy exposure period while the TMR Group Entities recognize gross premiums written at the reinsurance contract inception date. The methodologies applied by RenaissanceRe and the TMR Group Entities for both proportional and multi-year contracts are acceptable under GAAP (and IFRS and U.K. GAAP with respect to the historical financial statements of TMR AG and TMR UK, respectively) and, since RenaissanceRe and the TMR Group Entities both earn the premium and related acquisition expenses consistently over the policy exposure period, the conforming accounting policy entries do not impact net income.

The entries include decreasing premiums receivable, assumed and ceded unearned premium and reinsurance balances payable on the pro forma condensed consolidated balance sheet to reflect the gross premiums written due to the TMR Group Entities, net of the related acquisition costs payable by the TMR Group Entities as well as the ceded premiums written due from the TMR Group Entities, net of the related acquisition costs payable to the TMR Group Entities, which would have been recognized at the reinsurance contract inception date by the TMR Group Entities. In the pro forma condensed consolidated statement of operations, there is a related decrease in gross and net premiums written. As the premium and related acquisition expenses are unearned there is no impact to net income related to conforming this accounting policy.

(2)

The table below outlines the calculation to determine the pro forma estimated impact on net investment income due to (decreases) increases in fixed maturity investments trading and cash and cash equivalents as a result of the pro forma net cash consideration paid by RenaissanceRe and the TMR Group Entities to effect the acquisition of the TMR Group Entities, inclusive of the special dividend paid to Tokio from the TMR Group Entities, and estimated transaction costs expected to be paid by RenaissanceRe and the TMR Group Entities:

(in thousands, except percentages)	Pro forma annualized return	Impact on assets	Pro forma impact on net investment income
Decreases to fixed maturity investments trading, at fair value:
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded through the sale of a portion of RenaissanceRe’s fixed maturity investments trading.	2.4%	$(325,168)	$(7,804)
(Decreases) increases to cash and cash equivalents:
To reflect the special dividend paid to Tokio from the TMR Group Entities.	0.6%	(500,000)	(3,000)
To reflect the portion of the cash consideration paid by RenaissanceRe to effect the acquisition of the TMR Group Entities funded by available cash resources, including cash inflow funded by the partial drawdown of RenaissanceRe’s existing revolving credit facility.	0.6%	(450,000)	(2,700)
To reflect estimated transaction costs to be paid by RenaissanceRe.	0.6%	(13,795)	(83)
To reflect estimated transaction costs to be paid by the TMR Group Entities.	0.6%	(18,796)	(113)
To reflect cash inflow from the Notes offered herein, a portion of which will repay the partial drawdown of RenaissanceRe’s existing revolving credit facility.	0.6%	300,000	1,800

Net pro forma decrease in net investment income for the year ended December 31, 2018			$(11,900)

Note 5. Earnings per Share

Pro forma earnings per common share for the year ended December 31, 2018 have been calculated using RenaissanceRe’s historical weighted average common shares outstanding, plus 1,739,071 of RenaissanceRe’s common shares issued as acquisition consideration under the TMR Stock Purchase Agreement.

The following table sets forth the calculation of pro forma basic and diluted earnings per common share and the calculation of pro forma basic and diluted weighted average common shares outstanding for the year ended December 31, 2018:

	Year ended December 31, 2018
(in thousands, except per share data)	Basic	Diluted
Pro forma net income available to RenaissanceRe common shareholders	$334,536	$334,536
Pro forma amounts allocated to RenaissanceRe participating common shareholders(1)	(2,121)	(2,121)

Pro forma net income	$332,415	$332,415

Average common shares outstanding:
RenaissanceRe historical	39,732	39,755
RenaissanceRe common shares issued as acquisition consideration to effect the acquisition of the TMR Group Entities	1,739	1,739

Pro forma average common shares outstanding	41,471	41,494

Pro forma net income available to RenaissanceRe common shareholders per common share	$8.02	$8.01

(1)	Represents estimated earnings attributable to holders of unvested restricted shares.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial data and other financial information of RenaissanceRe for the years ended December 31, 2018, December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014. The year-end financial data and other financial information has been derived from our audited financial statements and notes thereto. You should read the selected financial data and other financial information set forth below along with the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement.

	2018	2017	2016	2015	2014
Statement of operations highlights
Gross premiums written	$3,310,427	$2,797,540	$2,374,576	$2,011,310	$1,550,572

Net premiums written	2,131,902	1,871,325	1,535,312	1,416,183	1,068,236

Net premiums earned	1,976,129	1,717,575	1,403,430	1,400,551	1,062,416
Net claims and claim expenses incurred	1,120,018	1,861,428	530,831	448,238	197,947
Acquisition expenses	432,989	346,892	289,323	238,592	144,476
Operational expenses	178,267	160,778	197,749	219,112	190,639

Underwriting income (loss)	$244,855	$(651,523)	$385,527	$494,609	$529,354

Net investment income	$261,866	$222,209	$181,726	$152,567	$124,316
Net realized and unrealized (losses) gains on investments	(175,069)	135,822	141,328	(68,918)	41,433
Net other-than-temporary impairments			—	—	—
Change in net unrealized gains on fixed maturity investments available for sale			(1,870)	(1,243)	(855)

Total investment result	$86,797	$358,031	$321,184	$82,406	$164,894

Net income (loss)	$268,917	$(354,671)	$630,048	$542,242	$686,256
Net income (loss) available (attributable) to RenaissanceRe common shareholders	$197,726	$(244,770)	$480,581	$408,811	$510,337
Net income (loss) available (attributable) to RenaissanceRe common shareholders per common share — diluted	$4.91	$(6.15)	$11.43	$9.28	$12.60
Dividends per common share	$1.32	$1.28	$1.24	$1.20	$1.16
Key ratios
Net claims and claim expense ratio — current accident year	70.4%	110.8%	49.5%	43.6%	32.2%
Net claims and claim expense ratio — prior accident years	(13.7)%	(2.4%)	(11.7)%	(11.6)%	(13.6)%

Net claims and claim expense ratio — calendar year	56.7%	108.4%	37.8%	32.0%	18.6%
Underwriting expense ratio	30.9%	29.5%	34.7%	32.7%	31.6%

Combined ratio	87.6%	137.9%	72.5%	64.7%	50.2%

Return on average common equity	4.7%	(5.7)%	11.0%	9.8%	14.9%

	December 31, 2018	December 31, 2017	December 31, 2016	December 31, 2015	December 31, 2014
Book value
Book value per common share	$104.13	$99.72	$108.45	$99.13	$90.15
Accumulated dividends per common share	19.32	18.00	16.72	15.48	14.28

Book value per common share plus accumulated dividends	$123.45	$117.72	$125.17	$114.61	$104.43

Balance sheet highlights
Total assets	$18,676,196	$15,226,131	$12,352,082	$11,555,287	$8,202,307
Total shareholders’ equity attributable to RenaissanceRe	$5,045,080	$4,391,375	$4,866,577	$4,732,184	$3,865,715

DESCRIPTION OF NOTES

The following description of the specific terms of the Notes that RenaissanceRe is offering supplements the description of the general terms and provisions of the senior debt securities set forth in the accompanying prospectus under the caption “Description of the Debt Securities”.

The Notes constitute a series of debt securities, which are more fully described in the accompanying prospectus, to be issued pursuant to an indenture among RenaissanceRe, as issuer, and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a first supplemental indenture among RenaissanceRe, as issuer, and Deutsche Bank Trust Company Americas, as trustee, which we refer to in this prospectus supplement, collectively, as the “Indenture.” The terms of the Notes include those provisions contained in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus supplement as the “Trust Indenture Act.” The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to and qualified in their entirety by reference to the Indenture, including the definitions in the Indenture of certain terms used below.

General

The Notes will be senior, unsecured obligations of RenaissanceRe and will rank equally in right of payment with all of RenaissanceRe’s existing and future unsecured and unsubordinated indebtedness from time to time outstanding. However, the Notes will be effectively subordinated to all existing and future secured obligations of RenaissanceRe to the extent of the security therefor and contractually subordinated to all obligations of RenaissanceRe’s existing and future subsidiaries, including amounts owed to holders of reinsurance and insurance policies issued by its reinsurance and insurance company subsidiaries.

On an unconsolidated basis, RenaissanceRe did not have any indebtedness for borrowed money as of December 31, 2018. As of December 31, 2018, RenaissanceRe’s subsidiaries had $1.0 billion of indebtedness for borrowed money outstanding and $510.6 million face amount of letters of credit outstanding, the reimbursement obligations with respect to which were secured by certain assets of these subsidiaries. As of December 31, 2018, our subsidiaries (after giving pro forma effect to the acquisition of the TMR Group Entities as if the acquisition occurred on such date) had $1.0 billion of indebtedness for borrowed money outstanding and approximately $1.1 billion face amount of letters of credit outstanding (including $603.3 million of letters of credit of the TMR Group Entities).

The Notes will mature on                 , 2029. The Notes will be initially issued through The Depository Trust Company, which we refer to in this prospectus supplement as “DTC”, in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Delivery and Form”. The Notes will initially be limited in aggregate principal amount to $        million. On one or more occasions after the sale of the Notes, RenaissanceRe may issue additional notes under the Indenture having substantially identical terms to the Notes offered hereby (except for the issue date, public offering price and, if applicable, the initial interest payment date), but if any additional notes are not fungible with the originally issued Notes for United States federal income tax purposes, the additional notes will have a separate CUSIP number. The Notes and any such additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

In accordance with Insurance (Group Supervision) Rules 2011, the Notes are unencumbered and do not give rise to a right of set off against the claims and obligations of RenaissanceRe or any insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that no security or encumbrance of any kind is, or will at any time be, provided by RenaissanceRe or any of its affiliates to secure the rights of holders of the Notes. The Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of RenaissanceRe or its regulated operating subsidiaries to any person in whose names the Notes are registered or any creditor of RenaissanceRe or its regulated operating subsidiaries.

Principal and Interest

RenaissanceRe will pay interest on the Notes at a rate of     % per year semi-annually in arrears on                  and                 of each year, commencing on                 , 2019, to the persons in whose names the Notes are registered at the close of business on                 or                 , as the case may be (whether or not a Business Day (as defined in the Indenture)), immediately preceding the relevant interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

If any interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next day that is a Business Day, and no interest on such payment will accrue for the period from and after such interest payment date. If the maturity date of the Notes falls on a day that is not a Business Day, the payment of interest and principal may be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the maturity date. Interest payments for the Notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be. Interest on the Notes for which the Redemption Date (as defined below) is after a regular record date and on or before the following interest payment date will also be payable to the persons in whose names the Notes are so registered.

Unless the Notes are redeemed prior to maturity, the Notes will mature, and the principal amount of the Notes will become payable, on                 , 2029. For the avoidance of doubt, payment of principal on the date of maturity will not be subject to the BMA Redemption Requirements (as defined below).

Payment of Additional Amounts

RenaissanceRe will make all payments under the Notes without withholding of any present or future taxes or governmental charges of its jurisdiction of organization or principal executive offices (each of which we refer to in this prospectus supplement as a “taxing jurisdiction”) unless it is required to do so by applicable law or regulation. If under the laws or regulations of a taxing jurisdiction RenaissanceRe is required to withhold amounts, it will, subject to the limitations described in the accompanying prospectus under “Description of Debt Securities—Payment of Additional Amounts,” pay to persons in whose names the Notes are registered additional amounts so that every net payment made to such persons, after the withholding, will be the same amount provided for in the Notes.

Redemption

RenaissanceRe will be entitled to redeem the Notes as set forth below; provided that notwithstanding anything to the contrary set forth herein, (i) the Notes will not be optionally redeemable at any time prior to                 , 2022 without BMA Approval unless RenaissanceRe replaces the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time (the “Group Rules”) and (ii) the Notes will not be optionally redeemable at any time prior to their maturity if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption of such Notes unless RenaissanceRe replaces the capital represented by the Notes to be redeemed with capital having equal or better capital treatment as the Notes under the Group Rules (clauses (i) and (ii), collectively, the “BMA Redemption Requirements”).

As used herein:

“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single insurance entities, as applicable, which are applicable to RenaissanceRe or the Insurance Group, and which shall initially mean the Group Rules until such time when the BMA no longer has jurisdiction or responsibility to regulate the RenaissanceRe or the Insurance Group.

“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate RenaissanceRe or the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.

“BMA Approval” means the BMA has given, and not withdrawn by such date, its prior consent to the redemption of such Notes.

“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Bermuda Insurance Act 1978, as amended from time to time, or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.

“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets applicable to RenaissanceRe or in respect of the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.

“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.

“Insurance Act” means the Bermuda Insurance Act 1978, as amended from time to time.

“Insurance Group” means all subsidiaries of RenaissanceRe that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.

Redemption for Changes in Withholding Taxes

Subject to the BMA Redemption Requirements described above, RenaissanceRe will be entitled to redeem the Notes, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to, but excluding, the Redemption Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that RenaissanceRe has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any additional amounts as a result of:

•

a change in or an amendment to the laws (including any regulations promulgated thereunder) of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement; or

•

any change in or amendment to any official position regarding the application or interpretation of the laws or regulations of a taxing jurisdiction, which change or amendment is announced after the date of this prospectus supplement, and, in each case, RenaissanceRe cannot avoid such obligation by taking reasonable measures available to it.

Before RenaissanceRe publishes or mails any notice of redemption of the Notes as described above, it will deliver to the trustee an officers’ certificate to the effect that it cannot avoid its obligation to pay additional amounts by taking reasonable measures available to it and an opinion of independent legal counsel of recognized standing stating that RenaissanceRe would be obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Optional Redemption

Subject to the BMA Redemption Requirements described above, the Notes will be redeemable, at the option of RenaissanceRe, at any time as a whole or from time to time in part, on not less than 30 nor more than 60 days’ prior notice to the holders of the Notes, on any date prior to their maturity, which we refer to in this prospectus supplement as a “Redemption Date”. The redemption price for any redemption of Notes before                 , 2029 shall be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the Discounted Present Value of the Notes to be redeemed, plus in each case accrued and unpaid interest on the principal amount of such Notes to, but excluding, the Redemption Date. The redemption price for any redemption of Notes on or after                 , 2029 shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such principal amount of such Notes to, but excluding, the Redemption Date.

As used herein:

“Discounted Present Value” of any Note subject to optional redemption shall be equal to the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the Redemption Date) on such Note discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus                basis points.

“Treasury Rate” means, with respect to any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life (as defined in the Indenture), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Remaining Life.

“Comparable Treasury Price” means (i) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC and their respective successors or, if either of the foregoing is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by RenaissanceRe.

“Reference Treasury Dealer” means each of (i) Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in the City of New York, which we refer to in this prospectus supplement as a “Primary

Treasury Dealer”, RenaissanceRe will substitute another Primary Treasury Dealer and (ii) any two other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with RenaissanceRe.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by DTC, in the case of Notes represented by a global security, or by the trustee by lot, in the case of Notes that are not represented by a global security.

The Notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

RenaissanceRe will not be required to (1) register the transfer of or exchange the Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any Notes and ending at the close of business on the day of such mailing or (2) register the transfer or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Certain Covenants

Limitation on Liens on Stock of Designated Subsidiaries

The Indenture provides that, so long as any Notes are outstanding, RenaissanceRe will not, nor will it permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any Lien upon any shares of Capital Stock of any Designated Subsidiary. This restriction will not apply to Indebtedness secured by:

•	Liens on any shares of Capital Stock or Indebtedness of or acquired from a Person that is merged or consolidated with or into, or is otherwise acquired by, RenaissanceRe or any Designated Subsidiary;

•

Liens to secure Indebtedness of a Designated Subsidiary to RenaissanceRe or another Designated Subsidiary, but only as long as the Indebtedness is owned or held by RenaissanceRe or such Designated Subsidiary; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the two bullet points above.

As used herein:

“Capital Stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

“Designated Subsidiary” means any present or future consolidated subsidiary of RenaissanceRe, (i) the consolidated net worth of which constitutes at least 10% of RenaissanceRe’s consolidated net worth and (ii) in which RenaissanceRe holds, directly or indirectly, equity interests entitled to more than 50% of the profits thereof. As of December 31, 2018, RenaissanceRe’s Designated Subsidiaries were Renaissance Reinsurance Ltd., RenaissanceRe Specialty U.S. Ltd., Renaissance Reinsurance U.S. Inc., RenaissanceRe Finance, RenRe Insurance Holdings Ltd. and RenaissanceRe Specialty Holdings (UK) Limited. As of the date hereof, RenaissanceRe Europe AG (formerly known as Tokio Millennium Re AG) would also be considered a Designated Subsidiary.

“Indebtedness” means, with respect to any person:

(1)

the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2)	all Capitalized Lease Obligations (as defined in the Indenture) of such person;

(3)

all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)

all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5)

all obligations of the type referred to in clauses (1) through (4) above of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligation or dividends of the person;

(6)

all obligations of the type referred to in clauses (1) through (5) above of other persons secured by a Lien on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7)	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

“Lien” means any mortgage, pledge, lien, security interest or other encumbrance.

Limitation on Disposition of Stock of Designated Subsidiaries

The Indenture also provides that, so long as any Notes are outstanding and except in a transaction otherwise governed by the Indenture, RenaissanceRe will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, nor will RenaissanceRe permit any Designated Subsidiary to issue (other than to RenaissanceRe or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, Capital Stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, RenaissanceRe would own, directly or indirectly, less than 80% of the shares of Capital Stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition by RenaissanceRe permitted under the Indenture may only be made for at least a fair market value consideration as determined by the board of directors of RenaissanceRe, pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) RenaissanceRe may merge or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of RenaissanceRe, the shares of Capital Stock of which RenaissanceRe owns at least 80%, and (2) RenaissanceRe may, subject to the provisions described below under “—Consolidation, Amalgamation, Merger and Sale of Assets”, sell, assign, transfer or otherwise dispose of the entire Capital Stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by the board of directors of RenaissanceRe pursuant to a resolution adopted in good faith.

Consolidation, Amalgamation, Merger and Sale of Assets

RenaissanceRe may not (1) consolidate or amalgamate with or merge into any Person (other than a subsidiary of RenaissanceRe) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than a subsidiary of RenaissanceRe), or (2) permit any Person (other than a subsidiary of RenaissanceRe) to consolidate or amalgamate with or merge into RenaissanceRe, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to RenaissanceRe, unless:

(a)

in the case of (1) above, the Person formed by such consolidation or amalgamation or into which RenaissanceRe is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of RenaissanceRe as an entirety or substantially as an entirety shall be a Corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the Indenture, a member of the Organization for Economic Co-operation and Development or the European Union, and shall expressly assume (by supplemental indenture executed by the successor Person and delivered to the trustee) the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the Notes and the performance of every obligation in the Indenture and the Notes on the part of RenaissanceRe to be performed or observed;

(b)

immediately after giving effect to such transaction, no Event of Default with respect to RenaissanceRe, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing; and

(c)	certain other conditions are met.

As used herein:

“Corporation” includes corporations, limited liability companies, incorporated associations, companies and business trusts.

“Person” means any individual, Corporation, partnership, joint venture, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Compliance with the covenants described herein and any additional covenants with respect to the Notes may not be waived by the trustee in most instances unless the holders of at least a majority in principal amount of all outstanding Notes consent to such waiver.

Events of Default

Reference is made to the section entitled “Description of the Debt Securities—Events of Default” in the accompanying prospectus, which provides a description of the events that constitute “Events of Default” with respect to the Notes.

If an Event of Default with respect to the Notes occurs (other than an Event of Default resulting from certain events relating to the bankruptcy, insolvency or reorganization of RenaissanceRe) and is continuing, either the trustee or the holders of not less than 25% in principal amount of the Notes may declare the unpaid principal amount of the Notes, together with accrued interest thereon, to be due and payable immediately. An Event of Default resulting from certain events relating to the bankruptcy, insolvency or reorganization of RenaissanceRe will cause the principal amount of, and accrued interest on, the Notes to become immediately due and payable without any declaration or other act by the trustee or any holder of the Notes.

Modification and Waiver

Reference is made to the section entitled “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus, which provides a description of the requirements for modifying or amending the Indenture. In addition, no modification or amendment may, without the consent of the holder of each outstanding Note affected thereby and without BMA Approval, change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any of the Notes.

Delivery and Form

DTC

The Notes will be issued in the form of one or more securities in registered global form. Each global security will be deposited on the date of the closing of the sale of the Notes with, or on behalf of DTC, and registered in the name of Cede & Co., as DTC’s nominee. So long as DTC or its nominee is the registered owner or holder of the Notes, DTC or such nominee will be considered the sole owner or holder of the Notes represented by such global securities for all purposes under the Indenture and the Notes. No beneficial owner of an interest in the global securities will be able to transfer such interest except in accordance with DTC’s procedures, as described below, in addition to those provided for under the Indenture with respect to the Notes.

DTC has advised us that:

(1)	DTC is a limited purpose trust company organized under the laws of the State of New York;

(2)	DTC is a “banking organization” within the meaning of the New York Banking Law;

(3)	DTC is a member of the Federal Reserve System;

(4)	DTC is a “clearing corporation” within the meaning of the Uniform Commercial Code;

(5)	DTC is a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

(6)

DTC holds securities that its participants deposit with DTC and facilitates the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

(7)	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations;

(8)	DTC is owned by a number of its direct participants and by New York Stock Exchange and the Financial Industry Regulatory Authority, Inc.;

(9)

Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (referred to as the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC is recorded on the records of the participants and indirect participants; and

(10)	The rules applicable to DTC and its direct and indirect participants are on file with the Commission.

We expect that under procedures established by DTC, (1) upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amount of the global securities and (2) ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to the direct participants) or by the direct participants and the indirect participants (with respect to other owners of beneficial interests in the global securities).

All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that some persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to those persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of owners of interests in the global securities to pledge their interests in a global security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global securities will not have Notes registered in their name, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders of Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in the global securities must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of such Notes under the Indenture or the global securities.

Payments on the global securities registered in the name of DTC or its nominee will be payable by the trustee to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the trustee will treat the persons in whose names the Notes, including the global securities, are registered, as the owners for the purpose of receiving those payments and for any and all other purposes.

Consequently, neither the trustee nor any agent of the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any participant’s or indirect participant’s records relating to, or payments made on account of beneficial ownership interests in, the global security or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global security, or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We expect that DTC or its nominee, upon receipt of any payment on securities such as the Notes, will credit the accounts of the relevant participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amounts of beneficial interests in the relevant security as shown on the records of DTC. We also expect that payments by the participants and the indirect participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

A global security is exchangeable for Notes in registered certificated form if:

•	DTC notifies us that it is unwilling or unable to continue as depositary or if we determine that DTC is unable to continue as depositary and we fail to appoint a successor depositary within 90 days;

•	we determine that the Notes will no longer be represented by global securities and execute and deliver to the trustee instructions to such effect; or

•	there has occurred and is continuing an Event of Default under the Indenture.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Clearstream and Euroclear

Links have been established among DTC, Clearstream Banking, société anonyme, Luxembourg, which we refer to in this prospectus supplement as “Clearstream Banking SA” or “Clearstream”, and Euroclear Bank, S.A./

N.V., which we refer to in this prospectus supplement as “Euroclear” (two international clearing systems that perform functions similar to those that DTC performs in the U.S.), to facilitate the initial issuance of book-entry securities and cross-market transfers of book-entry securities associated with secondary market trading.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Section. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to in this prospectus supplement as the “Euroclear Operator”, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation which we refer to in this prospectus supplement as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

Although DTC, Clearstream Banking SA and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform such procedures, and the procedures may be modified or discontinued at any time.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of

Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other hand, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

TAXATION

United States Federal Income Taxation

The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes by U.S. Holders (as defined below), and does not purport to be a complete analysis of all potential tax effects. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to in this offering memorandum as the “Code.” This discussion does not address all the U.S. federal income tax consequences that may be relevant to a holder of the Notes in light of such holder’s particular circumstances (including U.S. holders that are directly or indirectly related to us) or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities or currencies, traders in securities or currencies, persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes to their financial statements, U.S. Holders (defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the Notes for cash pursuant to this offering memorandum at the offering price on the cover page of this offering memorandum and does not discuss the tax considerations applicable to subsequent purchasers of the Notes. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

The discussion is based on the provisions of the Code, U.S. Treasury regulations issued thereunder, rulings and pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as in effect as of the date of this offering memorandum and all of which are subject to change or to different interpretation at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.

Prospective investors also should consult their own tax advisors with regard to the application of any U.S. state, local, foreign or other tax laws, including gift and estate tax laws.

U.S. Holders

As used herein, “U.S. Holder” means a beneficial owner of the Notes who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source;

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person; or

•	a person whose worldwide income or gain is otherwise subject to U.S. federal income tax on a net income basis.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner of a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding Notes should consult its own tax advisor.

Interest

We expect, and this discussion assumes, that the Senior Notes will not be issued with more than a de minimis amount of original issue discount, if any.

A U.S. Holder must generally include stated interest on a Note as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. Interest received by a U.S. Holder will be treated as foreign source income.

Sale or Other Taxable Disposition of the Notes

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition of the Note and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the U.S. Holder’s cost therefor. Such recognized gain or loss generally will be a capital gain or loss and, if the U.S. Holder is an individual that has held the Note for more than one year, such capital gain will generally be eligible for a reduced rate of taxation (currently at a maximum rate of 20%). All or a portion of such capital gain may also be subject to a 3.8% tax imposed on “net investment income.” A U.S. Holder’s ability to deduct capital losses may be limited. Any gain or loss realized by a U.S. Holder on the disposition of a Note will generally be U.S. source gain or loss.

Notwithstanding the foregoing, any amounts realized in connection with any sale, exchange, redemption, retirement or other taxable disposition to the extent attributable to accrued interest not previously included in income will be treated as ordinary interest income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS and backup withholding tax may be collected in connection with certain payments of principal and interest on a Note and payments of the proceeds on the sale or exchange of a Note by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

Foreign Account Tax Compliance Act (“FATCA”) Withholding

The FATCA provisions of the Hiring Incentives to Restore Employment Act of 2010 and regulations issued thereunder require certain foreign financial institutions (“FFIs”) to enter into an agreement with the IRS to disclose to the IRS the name, address, tax identification number, and other specified information of certain U.S. and non-U.S. persons who own a direct or indirect interest in the FFI and to withhold on certain shareholders that fail to provide such information, or otherwise be subject to a 30% withholding tax with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other distribution of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “foreign passthru payments” (generally, withholdable payments and payments that are attributable to withholdable payments) made by FFIs. The U.S. Treasury Department has issued regulations to implement this legislation. Under current guidance, this withholding tax is currently imposed with respect to payments of certain types of income and recently proposed U.S. Treasury Regulations provide that this withholding tax will not be imposed with respect to payments of proceeds from the sale of certain types of property. A withholding tax under FATCA will not apply to foreign passthru payments before the date that is two years after the date that final U.S. Treasury Regulations define the term “foreign passthru payment”. Taxpayers are permitted to rely on these provisions of the proposed U.S. Treasury Regulations until final U.S. Treasury Regulations are published.

It is not expected that interest and principal paid under, or in respect of, the Notes will be treated as withholdable payments or pass-thru payments under current guidance. Prospective investors should nonetheless consult their tax advisors regarding the possibility of this withholding.

Bermuda Tax Considerations

At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our shares. We have obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to us or to any of our operations or to our shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC or Wells Fargo Securities, LLC are acting as the representatives. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and RenaissanceRe has agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes

Citigroup Global Markets Inc.	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Notes if they purchase any of the Notes.

The underwriters propose to offer the Notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to dealers at the public offering price less a concession not to exceed         % of the principal amount of the Notes. The underwriters may allow, and dealers may reallow, a concession not to exceed         % of the principal amount of the Notes on sales to other dealers. After the initial offering of the Notes to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that RenaissanceRe is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).

Paid by RenaissanceRe
Per Note

RenaissanceRe has agreed with the underwriters not to dispose of or hedge any debt securities of RenaissanceRe on or prior to the completion of this offering without the prior written consent of the representatives.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.

•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.

•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.

•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes.

They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering (excluding the underwriting discount) will be approximately $        .

The underwriters have performed commercial banking, investment banking and advisory services for RenaissanceRe and/or its affiliates from time to time for which they have received customary fees and reimbursement of expenses. The underwriters may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. Certain of the underwriters and/or their respective affiliates are lenders, agents and/or arrangers under our credit facilities, including our revolving credit facility, of which a portion of the proceeds of this offering will be used to repay. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as financial advisor to RenaissanceRe in connection with the TMR Stock Purchase and received a customary fee in connection therewith.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We expect that delivery of the Notes will be made against payment therefor on or about March                 , 2019.

Conflicts of Interest

Certain of the underwriters and/or their affiliates are expected to receive at least 5% of the net proceeds of this offering in connection with the repayment of indebtedness under our revolving credit facility. See “Use of Proceeds.” Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because the Notes will be rated investment grade, pursuant to FINRA Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. Those underwriters subject to FINRA Rule 5121 will not confirm sales of the Notes to any account over which they exercise discretionary authority without the prior written approval of the customer.

Notice to Prospective Investors in the European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA.

For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii) a customer within the meaning of the IDD, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in the Prospectus Directive; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons in the United Kingdom who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005/1529, which we refer to in this prospectus supplement as the “Order”; or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the Notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Notes.

Notice to Prospective Investors in Canada

The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

People’s Republic of China

The underwriters will be required to represent and agree that the Notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the People’s Republic of China, or the “PRC” (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by all relevant laws and regulations of the PRC.

This prospectus supplement and the accompanying prospectus (i) have not been filed with or approved by the PRC authorities and (ii) do not constitute an offer to sell, or the solicitation of an offer to buy, any Notes in the PRC to any person to whom it is unlawful to make the offer of solicitation in the PRC.

The Notes may not be offered, sold or delivered, or offered, sold or delivered to any person for reoffering or resale or redelivery, in any such case directly or indirectly (i) by means of any advertisement, invitation, document or activity which is directed at, or the contents of which are likely to be accessed or read by, the public in the PRC, or (ii) to any person within the PRC, other than in full compliance with the relevant laws and regulations of the PRC.

Investors in the PRC are responsible for obtaining all relevant government regulatory approvals/licenses, verification and/or registrations themselves, including, but not limited to, those which may be required by the China Securities Regulatory Commission, the State Administration of Foreign Exchange and/or the China Banking Regulatory Commission, and complying with all relevant PRC laws and regulations, including, but not limited to, all relevant foreign exchange regulations and/or securities investment regulations.

Hong Kong

No underwriter nor any of their affiliates (i) have offered or sold, or will offer or sell, in Hong Kong, by means of any document, our notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance or (ii) have issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”) and the underwriters will not offer or sell any of the notes directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, FIEA and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the Trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

Republic of Korea

The bonds have not been and will not be registered under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the bonds have been and will be offered in Korea as a private placement under the FSCMA. None of the bonds may be offered, sold and delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except as otherwise permitted under the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the bonds shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the bonds.

United Arab Emirates

This prospectus supplement and the accompanying base prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”).

This prospectus supplement and the accompanying base prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the bonds have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. The issue and/or sale of the bonds has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

LEGAL MATTERS

Certain legal matters with respect to United States, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The consolidated financial statements of RenaissanceRe appearing in RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018 (including schedules appearing therein), and the effectiveness of internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Tokio Millennium Re AG included in Exhibit 99.1 of RenaissanceRe’s Current Report on Form 8-K/A dated March 26, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, independent auditors, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Tokio Millennium Re (UK) Limited included in Exhibit 99.2 of RenaissanceRe s Current Report on Form 8-K/A dated March 26, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to our debt securities. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but the registration statement also contains additional information and exhibits.

RenaissanceRe is subject to the informational requirements of the Exchange Act. Accordingly, RenaissanceRe files annual, quarterly and current reports, proxy statements and other reports with the Commission.

The Commission allows us to “incorporate by reference” the information set forth in certain documents we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents subsequently filed by RenaissanceRe pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. In addition, we incorporate by reference the following documents filed prior to the date of this prospectus supplement:

•	RenaissanceRe’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on February 7, 2019;

•	RenaissanceRe’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 29, 2018; and

•	RenaissanceRe’s Current Reports on Form 8-K filed with the Commission on January 3, 2019, February 7, 2019, March 22, 2019 (as amended on March 26, 2019), March 25, 2019 and March 26, 2019.

In no event, however, will any of the information that we furnish under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may file from time to time with the Commission be incorporated by reference into, or otherwise be included in, this prospectus supplement or the accompanying prospectus.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Stephen H. Weinstein, Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513.

Our filings with the Commission are also available from the Commission’s Web Site at http://www.sec.gov. RenaissanceRe’s common shares, Series C Preference Shares, Series E Preference Shares and Depositary Shares, each representing a 1/1,000th interest in a share of RenaissanceRe’s Series F Preference Shares, are listed on the New York Stock Exchange and RenaissanceRe’s reports can also be inspected at their offices at 20 Broad Street, 17th Floor, New York, New York 10005. For information on obtaining copies of RenaissanceRe’s public filings at the New York Stock Exchange, please call (212) 656-5060.

We maintain a website at http://www.renre.com. We make available, free of charge through our website, our financial information, including the information contained in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the Commission. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

$750,000,000

RENAISSANCERE HOLDINGS LTD.

COMMON SHARES, PREFERENCE SHARES, DEPOSITARY SHARES, DEBT SECURITIES, WARRANTS TO PURCHASE COMMON SHARES, WARRANTS TO PURCHASE PREFERENCE SHARES, WARRANTS TO PURCHASE DEBT SECURITIES, SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

RENAISSANCERE FINANCE, INC.

RENRE NORTH AMERICA HOLDINGS INC.

DEBT SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS BY

RENAISSANCERE HOLDINGS LTD.

RENAISSANCERE CAPITAL TRUST II

PREFERRED SECURITIES

FULLY AND UNCONDITIONALLY GUARANTEED TO

THE EXTENT PROVIDED IN THIS PROSPECTUS BY

RENAISSANCERE HOLDINGS LTD.

We may offer and sell from time to time common shares; preference shares; depositary shares representing preference shares or common shares; senior, subordinated or junior subordinated debt securities; warrants to purchase common shares, preference shares or debt securities; share purchase contracts and share purchase units; and units which may consist of any combination of the securities listed above.

Each of RenaissanceRe Finance and RRNAH may offer and sell from time to time senior, subordinated or junior subordinated debt securities, which we will guarantee. The Capital Trust may offer and sell from time to time preferred securities, which we will guarantee.

We, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. None of RenaissanceRe, RenaissanceRe Finance, RRNAH or the Capital Trust will use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

We, RenaissanceRe Finance, RRNAH and the Capital Trust may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

We, RenaissanceRe Finance, RRNAH and the Capital Trust may sell any combination of these securities in one or more offerings up to an aggregate maximum offering price of $750,000,000.

Our common shares, Series C Preference Shares, Series E Preference Shares and Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share) are traded on the New York Stock Exchange under the symbols “RNR,” “RNRPRC”, “RNRPRE,” and “RNRPRF,” respectively. Other than our common shares, Series C Preference Shares, Series E Preference Shares and Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share), there is no public trading market for the other securities that may be offered hereby.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 4 AND THE RISK FACTORS THAT WILL BE INCLUDED IN AN ACCOMPANYING PROSPECTUS SUPPLEMENT.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 1, 2018.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. In granting such consent the Bermuda Monetary Authority does not accept any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

In this prospectus, references to “RenaissanceRe,” “we,” “us,” “our” and the “Company” refer to RenaissanceRe Holdings Ltd. together with its subsidiaries unless the context indicates otherwise, references to “RenaissanceRe Finance” refer to RenaissanceRe Finance, Inc., references to “RRNAH” refer to RenRe North America Holdings Inc., references to the “Capital Trust” refer to RenaissanceRe Capital Trust II and references to “Platinum” refer to Platinum Underwriters Holdings, Ltd. In addition, references in this prospectus to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, RenaissanceRe Finance, RRNAH and the Capital Trust have filed with the Securities and Exchange Commission (the “Commission”) using a “shelf” registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, preference shares or debt securities, share purchase contracts, share purchase units, units, preferred securities and guarantees described in this prospectus. This means:

•

we (and RenaissanceRe Finance, RRNAH and the Capital Trust, as indicated) may issue any combination of securities covered by this prospectus from time to time, up to an aggregate offering price of $750,000,000;

•	we, RenaissanceRe Finance, RRNAH or the Capital Trust, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we (and RenaissanceRe Finance, RRNAH or the Capital Trust, as indicated) may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, RenaissanceRe Finance, RRNAH, the Capital Trust and the offered securities, please refer to the registration statement. Each time we, RenaissanceRe Finance, RRNAH or the Capital Trust sell securities, we, RenaissanceRe Finance, RRNAH or the Capital Trust, as applicable, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent the information in any prospectus supplement or the information incorporated by reference in any prospectus supplement is inconsistent with the information contained in this prospectus, the information in such prospectus supplement or the information incorporated by reference in such prospectus supplement shall govern. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RENAISSANCERE HOLDINGS LTD.

OVERVIEW

RenaissanceRe is a Bermuda exempted company with its registered and principal executive offices located at Renaissance House, 12 Crow Lane, Pembroke HM 19 Bermuda, telephone (441) 295-4513. RenaissanceRe is a global provider of reinsurance and insurance. We provide property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. We aspire to be the world’s best underwriter by matching well-structured risks with efficient sources of capital and our mission is to produce superior returns for our shareholders over the long term. We seek to accomplish these goals by being a trusted, long-term partner to our customers for assessing and managing risk, delivering responsive and innovative solutions, leveraging our core capabilities of risk assessment and information management, investing in these core capabilities in order to serve our customers across the cycles that have historically characterized our markets and keeping our promises.

RenaissanceRe’s core products include property, casualty and specialty reinsurance and certain insurance products principally distributed through intermediaries, with whom we seek to cultivate strong long-term relationships. We believe we have been one of the world’s leading providers of catastrophe reinsurance since our founding. In recent years, through the strategic execution of a number of initiatives, we have expanded our casualty and specialty platform and products and believe we are a leader in certain casualty and specialty lines of business.

RenaissanceRe also pursues a number of other opportunities through its ventures unit, which has responsibility for creating and managing its joint ventures, executing customized reinsurance transactions to assume or cede risk and managing certain strategic investments directed at classes of risk other than catastrophe reinsurance. From time to time RenaissanceRe considers diversification into new ventures, either through organic growth, the formation of new joint ventures, or the acquisition of or the investment in other companies or books of business of other companies.

OTHER INFORMATION

For further information regarding RenaissanceRe, including financial information, you should refer to our recent filings with the Commission.

RENAISSANCERE FINANCE INC.

RenaissanceRe Finance is a Delaware corporation, with its principal executive offices located at 140 Broadway, Suite 4200, New York, NY 10005. The telephone number of RenaissanceRe Finance is (212) 238-9600. RenaissanceRe Finance was incorporated in 2007 and has no direct operations and, prior to March 17, 2015, had no material assets or liabilities. However, commencing as of March 17, 2015, in connection with the acquisition of Platinum and after certain internal reorganization transactions, RenaissanceRe Finance became the direct and indirect owner of the equity interests of entities comprising our U.S. reinsurance operations and certain of our other U.S. subsidiaries.

RRNAH

RRNAH is a Delaware corporation, with its principal executive offices located at 3200 Atlantic Avenue, Suite 114, Raleigh, NC 27604. The telephone number of RRNAH is (919) 876 3633. RRNAH is an indirect wholly owned subsidiary of RenaissanceRe and a direct wholly owned subsidiary of RenaissanceRe Finance. RRNAH is currently the direct and indirect parent company of certain entities involved in investment activities of our ventures unit and RRNAH has no direct operations.

THE CAPITAL TRUST

The Capital Trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the Capital Trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 5, 2001. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•

using the proceeds from the sale of the preferred securities and common securities to acquire a particular series of junior subordinated debt securities that may be issued by us, RenaissanceRe Finance or RRNAH; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities. The holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We or one of our affiliates will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o Deutsche Bank Trust Company Delaware, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The principal executive office for the Capital Trust is located at c/o Renaissance Reinsurance U.S. Inc., 140 Broadway Avenue, Suite 4200, New York, NY 10005. The telephone number of the Capital Trust is (212) 238-9600.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•

depositary shares, each representing a fraction of a share of common shares or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts;

•	senior debt securities;

•	subordinated and junior subordinated debt securities which will be subordinated in right of payment to our senior indebtedness;

•

warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•

warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	share purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates;

•

share purchase units, consisting of a share purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the share purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of the Capital Trust; and

•	units which may consist of any combination of the securities listed above.

RenaissanceRe Finance may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities to the Capital Trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

RRNAH may from time to time offer senior and subordinated debt securities, and junior subordinated debt securities to the Capital Trust, all of which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The Capital Trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

The aggregate initial offering price of these offered securities will not exceed $750,000,000.

RATIO OF EARNINGS TO FIXED CHARGES

AND PREFERENCE SHARE DIVIDENDS OF RENAISSANCERE

For purposes of computing the following ratios of RenaissanceRe, earnings consist of pre-tax income from continuing operations before adjustment for non-controlling interest in consolidated subsidiaries or undistributed income from equity method investees, plus fixed charges to the extent that these charges are included in the determination of earnings. Fixed charges consist of interest costs plus preference dividends and one-third of minimum rental payments under operating leases (estimated by our management to be the interest factor of these rentals).

	SIX MONTHS ENDED JUNE 30, 2018	YEARS ENDED DECEMBER 31,
		2017(1)		2016		2015		2014		2013
Ratio of Earnings to Fixed Charges	15.46	(5.63)		15.39		13.65		35.60		41.75
Ratio of Earnings to Combined Fixed Charges and Preference Share Dividends	10.63	(3.79	)x	10.23	x	8.65	x	16.53	x	18.74	x

(1)

For the year ended December 31, 2017, there was a $306.5 million and $328.9 million deficiency in earnings to cover fixed charges and combined fixed charges and preference share dividends, respectively.

RISK FACTORS

An investment in our securities involves certain risks. Before you invest in any of the securities offered by us, RenaissanceRe Finance, RRNAH or the Capital Trusts, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained or incorporated by reference into this prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2017;

•

the information, including risk factors, in any of our subsequent current, quarterly and annual reports and other documents we file with the Commission after the date of this prospectus that are incorporated by reference herein; and

•	the information, including risk factors, contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities.

Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.

In particular, statements using words such as “may”, “should”, “estimate”, “expect”, “anticipate”, “intend”, “believe”, “predict”, “potential”, or words of similar import generally involve forward-looking statements. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus supplement should not be considered as a representation by us or any other person that our objectives or plans will be achieved. Numerous factors could cause our actual results to differ materially from those addressed by the forward-looking statements, including the following:

•	the frequency and severity of catastrophic and other events we cover;

•	the effectiveness of our claims and claim expense reserving process;

•	our ability to maintain our financial strength ratings;

•	the effect of climate change on our business;

•	collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that we intended to obtain;

•

the effects of United States (“U.S.”) tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of our shareholders or investors in our joint ventures or other entities we manage;

•	the effect of emerging claims and coverage issues;

•	continued soft reinsurance underwriting market conditions;

•	our reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of our revenue;

•	our exposure to credit loss from counterparties in the normal course of business;

•	the effect of continued challenging economic conditions throughout the world;

•	a contention by the Internal Revenue Service (the “IRS”) that Renaissance Reinsurance Ltd. (“Renaissance Reinsurance”), or any of our other Bermuda subsidiaries, is subject to taxation in the U.S.;

•	the success of any of our strategic investments or acquisitions, including our ability to manage our operations as our product and geographical diversity increases;

•	our ability to retain our key senior officers and to attract or retain the executives and employees necessary to manage our business;

•	the performance of our investment portfolio;

•	losses we could face from terrorism, political unrest or war;

•	the effect of cybersecurity risks, including technology breaches or failure, on our business;

•	our ability to successfully implement our business strategies and initiatives;

•	our ability to determine the impairments taken on our investments;

•	the effects of inflation;

•	the ability of our ceding companies and delegated authority counterparties to accurately assess the risks they underwrite;

•	the effect of operational risks, including system or human failures;

•	our ability to effectively manage capital on behalf of investors in joint ventures or other entities we manage;

•	foreign currency exchange rate fluctuations;

•	our ability to raise capital if necessary;

•	our ability to comply with covenants in our debt agreements;

•	changes to the regulatory systems under which we operate, including as a result of increased global regulation of the insurance and reinsurance industries;

•	changes in Bermuda laws and regulations and the political environment in Bermuda;

•	our dependence on the ability of our operating subsidiaries to declare and pay dividends;

•	aspects of our corporate structure that may discourage third-party takeovers and other transactions;

•	the cyclical nature of the reinsurance and insurance industries;

•	adverse legislative developments that reduce the size of the private markets we serve or impede their future growth;

•	consolidation of competitors, customers and insurance and reinsurance brokers;

•	the effect on our business of the highly competitive nature of our industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry;

•	other political, regulatory or industry initiatives adversely impacting us;

•	increasing barriers to free trade and the free flow of capital;

•	international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market;

•	the effect of Organisation for Economic Co-operation and Development (the “OECD”) or European Union (“EU”) measures to increase our taxes and reporting requirements;

•	the effect of the vote by the U.K. to leave the EU;

•	changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; and

•	our need to make many estimates and judgments in the preparation of our financial statements.

The factors listed above should not be construed as exhaustive. Certain of these risk factors and others are described in more detail from time to time in our filings with the Securities and Exchange Commission (“SEC”). We undertake no obligation to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by RenaissanceRe, RenaissanceRe Finance, RRNAH or the Capital Trust will be used by us and our subsidiaries for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

DESCRIPTION OF OUR CAPITAL SHARES

The following is a summary of certain provisions of our Memorandum of Association (the “Memorandum”) and Bye-Laws, and the applicable Certificate of Designation, Preferences and Rights for our Series C Preference Shares, Series E Preference Shares and Series F Preference Shares. Because this summary is not complete, you should refer to our Memorandum and Bye-Laws and the applicable certificate of designation for complete information regarding the provisions of these governing documents, including the definitions of some of the terms used below. Copies of these governing documents are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Whenever we refer to particular sections or defined terms of the Memorandum, the Bye-Laws or the certificates of designation, such sections or defined terms are incorporated herein by reference and the statement in connection with such reference is made is qualified in its entirety by such reference.

COMMON SHARES

Our common shares are listed on the New York Stock Exchange under the symbol “RNR.” The common shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. We have authorized the issuance of 225,000,000 common shares, and 40,263,226 shares were outstanding at July 27, 2018. Any common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable within the meaning of applicable Bermuda law. There are no provisions of Bermuda law or our Memorandum and Bye-Laws which impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

A more detailed description of our common shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description.

SERIES C PREFERENCE SHARES

Currently, 5,000,000 of our 6.08% Series C Preference Shares are outstanding. The Series C Preference Shares are listed on the New York Stock Exchange under the symbol “RNRPRC”. The Series C Preference Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series C Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series C Preference Shares.

General. The holders of Series C Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series C Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series C Preference Shares. Unless we redeem them, the Series C Preference Shares will have a perpetual term with no maturity. The Series C Preference Shares rank pari passu to our Series E Preference Shares and Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share), and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series C Preference Shares are cumulative from the date of original issuance and are payable when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 6.08% of the liquidation preference per annum. Such dividends will accrue on each Series C Preference Share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series C Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series C Preference Shares) unless full cumulative dividends have been paid or declared and set apart for payment on the Series C Preference Shares for all past dividend periods. No dividends will be paid upon any common shares or other shares of any class or series of shares of RenaissanceRe ranking junior to the Series C Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) unless full cumulative dividends have been paid or declared and set apart for payment on the Series C Preference Shares and any Parity Shares for all past dividend periods and for the current dividend period, subject to certain exceptions.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series C Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus accrued and unpaid dividends (whether or not earned or declared), if any, to the date of liquidation, without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series C Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series C Preference Shares and Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. We may redeem the Series C Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25 per share, plus accrued and unpaid dividends, if any, to the date of redemption, without interest. The Series C Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities.

Unless full cumulative dividends have been paid or declared and set apart for payment on the Series C Preference Shares and any Parity Shares for all past dividend periods and for the current dividend period:

(1) we may not purchase any Series C Preference Shares or Parity Shares except in accordance with a purchase offer made in writing to all holders of Series C Preference Shares and Parity Shares upon such terms as our Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series C Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series C Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series C Preference Shares, whenever dividends payable on the Series C Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series C Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series C Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series C Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series C Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series C Preference Shares, the rights attached to the Series C Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series C Preference Shares, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series C Preference Shares at a separate meeting in which a quorum is present. The rights attached to Series C Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series C Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series C Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series C Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series C Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series C Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series C Preference Shares.

SERIES E PREFERENCE SHARES

Currently, 11,000,000 of our 5.375% Series E Preference Shares are outstanding. The Series E Preference Shares are listed on the New York Stock Exchange under the symbol “RNRPRE”. The Series E Preference Shares currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series E Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series E Preference Shares.

General. The holders of Series E Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series E Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series E Preference Shares. Unless we redeem them, the Series E Preference Shares will have a perpetual term with no maturity. The Series E Preference Shares rank pari passu to our Series C Preference Shares and Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share), and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series E Preference Shares are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 5.375% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series E Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series E Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series E Preference Shares for the current dividend period. No dividends will be paid upon any class or series of shares of RenaissanceRe ranking junior to the Series E Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series E Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series E Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25 per share, plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series E Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series E Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. We may redeem the Series E Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25 per share, plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption. The Series E Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series E Preference Shares before June 1, 2018, except that we may redeem the Series E Preference Shares before that date at a redemption price of $26 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series E Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series E Preference Shares, in whole or in part, at a redemption price of $25 per share, plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series E Preference Shares and the holders of any Parity Shares for the latest completed dividend period:

(1) we may not purchase any Series E Preference Shares or Parity Shares except in accordance with a purchase offer made in writing to all holders of Series E Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series E Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series E Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series E Preference Shares, whenever dividends payable on the Series E Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series E Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series E Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series E Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series E Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series E Preference Shares, the rights attached to the Series E Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series E Preference Shares, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series E Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series E Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event”. The rights attached to Series E Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series E Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series E Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series E Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series E Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series E Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 28, 2013, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series E Preference Shares.

SERIES F PREFERENCE SHARES

Currently, 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding. The 10,000,000 Depositary Shares, each representing 1/1,000th of an interest in a share of 5.750% Series F Preference Shares, are listed on the New York Stock Exchange under the symbol “RNRPRF”. The Series F Preference Shares (and the Depositary Shares) currently issued and outstanding are fully paid and nonassessable within the meaning of applicable Bermuda law. Because the following summary of the terms of the Series F Preference Shares is not complete, you should refer to the Memorandum, the Bye-Laws and the applicable Certificate of Designation, Preferences and Rights for complete information regarding the terms of the Series F Preference Shares.

General. The holders of Series F Preference Shares have no preemptive rights with respect to any of our common shares or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series F Preference Shares are not subject to any sinking fund or other obligation on our part to redeem or retire the Series F Preference Shares. Unless we redeem them, the Series F Preference Shares will have a perpetual term with no maturity. The Series F Preference Shares rank pari passu to our Series C Preference Shares and our Series E Preference Shares and senior to our common shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up.

Dividends. Dividends on the Series F Preference Shares (and the Depositary Shares) are payable from the date of original issuance on a non-cumulative basis, only when, as and if declared by our Board of Directors, quarterly in arrears, in an amount per share equal to 5.750% of the liquidation preference per annum.

No dividends will be paid upon any shares of any class or series of shares of RenaissanceRe ranking on a parity with the Series F Preference Shares with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Parity Shares”) (other than partial dividends to be shared pro rata by the holders of Parity Shares and Series F Preference Shares) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares for the current dividend period. No dividends will be paid upon any class or series of shares of RenaissanceRe ranking junior to the Series F Preference Shares with respect to either the payment of dividends or amounts upon our liquidation, dissolution or winding up (for purposes of this section, “Junior Shares”) for any period unless there will have been paid or declared and set apart for payment dividends to be paid to the holders of the Series F Preference Shares and Parity Shares for the current dividend period, subject to certain exceptions.

Liquidation. In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Series F Preference Shares will be entitled to receive from our assets legally available for distribution to shareholders a liquidation preference of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to the date of liquidation, without accumulation of any undeclared dividends and without interest.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full, or any, amounts to which they may be entitled. In that circumstance, the holders of Series F Preference Shares and any Parity Shares will share ratably in such assets in accordance with the respective amounts that would be payable on such Series F Preference Shares and such Parity Shares if all amounts payable thereon were paid in full.

Our amalgamation, consolidation or merger with or into any other corporation, or a sale of all or substantially all of our assets, or a statutory share exchange, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption. On and after June 30, 2023, we may redeem the Series F Preference Shares, in whole or in part, at any time upon not less than 30 nor more than 60 days’ written notice, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus an amount equal to the portion of the quarterly dividend attributable to the then-current dividend period to, but excluding, the date of redemption; provided that no redemption may occur prior to June 30, 2028 unless (1) we have sufficient funds in order to meet the Bermuda Monetary Authority’s (the “BMA”) Enhanced Capital Requirement and the BMA (or its successor, if any) approves of the redemption or (2) we replace the capital represented by preference shares to be redeemed with capital having equal or better capital treatment as the preference shares under the Enhanced Capital Requirement (the conditions described in clauses (1) and (2) above, the “Redemption Requirements”). The Series F Preference Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and are not convertible into or exchangeable for any of our other securities. We may not redeem the Series F Preference Shares before June 30, 2023, except that we may redeem the Series F Preference Shares before that date at a redemption price of $26,000 per share (equivalent to $26 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest, if we submit a proposal to our common shareholders concerning an amalgamation or submit any proposal for any other matter that requires, as a result of a change in Bermuda law, the approval of the holders of the Series F Preference Shares, whether voting as a separate series or together with any other series of preference shares as a single class. In addition, at any time upon not less than 30 nor more than 60 days’ written notice following the occurrence of a “tax event” or within 90 days under certain circumstances following the occurrence of a “capital redemption trigger date,” we may redeem the Series F Preference Shares, in whole or in part, at a redemption price of $25,000 per 5.750% Series F Preference Share (equivalent to $25 per Depositary Share), plus declared and unpaid dividends, if any, to, but excluding, the date of redemption, without accumulation of any undeclared dividends and without interest.

Unless there will have been paid or declared and set apart for payment full dividends for the holders of the Series F Preference Shares and the holders of any Parity Shares for the latest completed dividend period:

(1) we may not purchase any Series F Preference Shares or Parity Shares except in accordance with a purchase offer made in writing to all holders of Series F Preference Shares and Parity Shares upon such terms as the Board, in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; and

(2) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any Junior Shares, subject to certain exceptions.

Reissuance of Shares. Any Series F Preference Shares reacquired in any manner by RenaissanceRe will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued preference shares.

Voting. Except as indicated below or as otherwise required by applicable law, the holders of Series F Preference Shares will have no voting rights.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series F Preference Shares, whenever dividends payable on the Series F Preference Shares or on any Parity Shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of such Series F Preference Shares or Parity Shares, as applicable, then outstanding, the holders of Series F Preference Shares, together with the holders of Parity Shares, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right. Whenever all arrearages in dividends on the Series F Preference Shares and the Parity Shares shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or set apart for payment, the rights of such holders of Series E Preference Shares and the Parity Shares to elect members of the Board will cease, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

Pursuant to the terms of the Certificate of Designation, Preferences and Rights of the Series E Preference Shares, the rights attached to the Series F Preference Shares may only be varied with the consent in writing of the holders of three-quarters of the outstanding Series F Preference Shares, or with the sanction of a special resolution approved by at least a majority of the votes cast by the holders of the Series E Preference Shares at a separate meeting in which a quorum is present; provided, however, that the terms of the Series F Preference Shares may also be varied under certain circumstances in connection with a “tax event” or a “capital redemption disqualification event”. The rights attached to Series F Preference Shares will not be deemed to be varied by the creation or issue of any shares or any securities convertible into or evidencing the right to purchase shares ranking prior to or equally with the Series F Preference Shares with respect to the payment of dividends or of assets upon liquidation, dissolution or winding up. Holders of Series F Preference Shares are not entitled to vote on any sale of all or substantially all of our assets.

On any item on which the holders of the Series F Preference Shares are entitled to vote pursuant to the terms of its Certificate of Designation, Preferences and Rights, such holders will be entitled to one vote for each Series F Preference Share held.

Currently, under Bermuda law each share (including preference shares) of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote. The provisions of Bermuda law, and thus these voting rights as to amalgamations and mergers, are subject to change at any time.

A more detailed description of the Series F Preference Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Series F Preference Shares.

OTHER PREFERENCE SHARES

Our Bye-Laws divide our share capital into 225,000,000 common shares and 100,000,000 preference shares. Currently, 5,000,000 of our 6.08% Series C Preference Shares are outstanding, 11,000,000 of our 5.375% Series E Preference Shares are outstanding and 10,000 of our 5.750% Series F Preference Shares (equivalent to 10,000,000 Depositary Shares) are outstanding. From time to time, pursuant to the authority granted by the Bye-Laws, our Board may create and issue one or more series of preference shares. The preference shares, upon issuance against full consideration, will be fully paid and nonassessable. The particular rights and preferences of the preference shares offered by any prospectus supplement will be described in the prospectus supplement.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•

the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•

the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•

the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•

the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding; and

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, the Memorandum or the Bye-Laws.

TRANSFER AGENT

Our registrar and transfer agent for each of our common shares, Series C Preference Shares, Series E Preference Shares and Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share) is Computershare Shareowner Services LLC.

TRANSFER OF SHARES

Our Bye-Laws contain various provisions affecting the transferability of our shares. Under the Bye-Laws, the Board has absolute discretion to decline to register a transfer of shares:

(1) unless the appropriate instrument of transfer is submitted along with such evidence as the Board may reasonably require showing the right of the transferor to make the transfer; or

(2) unless all applicable consents and authorizations of any governmental body or agency in Bermuda have been obtained.

In addition, our Bye-laws provide that no Person shall be permitted to own or control shares in RenaissanceRe to the extent such ownership would result in such Person or any other any Person being considered to own or control Controlled Shares, as our Board of Directors may determine in its sole discretion, and such ownership of Controlled Shares (i) would render any Person a Ten Percent Shareholder, (ii) cause RenaissanceRe to become a “controlled foreign corporation” within the meaning of section 957 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or (iii) cause RenaissanceRe to become a “foreign personal holding company” within the meaning of section 552 of the Code. Our Board of Directors has the right to waive these restrictions in its sole discretion and may decline to register any transfer of shares if the transfer, in the discretion of the Board, would have any of the effects described in clauses (i)-(iii) above. These limits may have the effect of deterring purchases of large blocks of common shares or proposals to acquire us, even if some or a majority of the shareholders might deem these purchases or acquisition proposals to be in their best interests. With respect to this issue, also see the provisions discussed below under “Anti-Takeover Effects of Certain Bye-Law Provisions.”

“Controlled Shares” in reference to any Person means (i) all capital shares of RenaissanceRe such Person is deemed to own directly, indirectly or by attribution (within the meaning of Section 958 of the Code) and (ii) all capital shares of RenaissanceRe directly, indirectly or beneficially owned by such Person (within the meaning of section 13(d) of the Exchange Act).

“Ten Percent Shareholder” means a Person who our Board of Directors determines, in its sole and absolute discretion, owns or controls Controlled Shares representing more than 9.9% of the total voting rights of all of our issued and outstanding capital shares.

“Person” means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, a government, agency or political subdivision thereof, an entity or arrangement treated as one of the foregoing for U.S. income tax purposes, or a “group” within the meaning of section 13(d) of the Exchange Act.

Our Bermuda counsel has advised us that, while the precise form of the restrictions on transfers contained in the Bye-Laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon.

ANTI-TAKEOVER EFFECTS OF CERTAIN BYE-LAW PROVISIONS

Our Bye-Laws contain certain provisions that make it more difficult to acquire control of us by means of a tender offer, open market purchase, a proxy fight or otherwise. These provisions are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders would be best served if any change in control results from negotiations with our directors. These provisions could have the effect of discouraging a prospective acquirer from making a tender offer or otherwise attempting to obtain control of us. In addition, these Bye-Law provisions could prevent the removal of our current Board of Directors and management.

In addition to those provisions of the Bye-Laws discussed above under “Transfers of Shares,” set forth below is a description of certain other provisions of the Bye-Laws. Because the following description is intended as a summary only and is therefore not complete, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, for complete information regarding these provisions.

BOARD OF DIRECTOR PROVISIONS

Our Bye-Laws provide for a classified board, to which approximately one-third of the Board is elected each year at our annual general meeting of shareholders. Accordingly, our directors serve three-year terms rather than one-year terms. Moreover, our Bye-Laws provide that each director may be removed by the shareholders only for cause upon the affirmative vote of the holders of not less than 66 2/3% of the voting rights attached to all issued and outstanding capital shares entitled to vote for the election of that director. Further, our Bye-Laws fix the size of the Board at eight directors although the incumbent Board may increase its size to eleven members; there are currently eleven members of the Board. In addition, shareholders may only nominate persons for election as director at an annual or special general meeting of shareholders called for the purpose of electing directors only if, among other things, a satisfactory written notice signed by not less than 20 shareholders holding in the aggregate not less than 10% of our outstanding paid-up share capital is timely submitted.

We believe that these Bye-Law provisions enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board. We believe these provisions assist our Board to represent more effectively the interests of all shareholders, including taking action in response to demands or actions by a minority shareholder or group.

Our classified Board makes it more difficult for shareholders to change the composition of our Board even if some or a majority of the shareholders believe such a change would be desirable. Moreover, these Bye-Law provisions may deter changes in the composition of the Board or certain mergers, tender offers or other future takeover attempts which some or a majority of holders of our securities may deem to be in their best interest. In addition, because the classification provisions may discourage accumulations of large blocks of our shares by purchasers whose objective is to take control of RenaissanceRe and remove a majority of our Board of Directors, the classification of our Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the shares that might result from accumulation of large blocks for such a purpose. Accordingly, shareholders could be deprived of certain opportunities to sell their shares at a higher price than might otherwise be the case.

VOTING RIGHTS LIMITATIONS

Our Bye-Laws provide that to the extent a Person shall be deemed by our Board of Directors in its sole discretion to own or control Controlled Shares which represent in excess of 9.9% of the voting rights attached to all of our issued and outstanding capital shares, then all such excess Controlled Shares shall carry no voting rights and the voting rights of such excess Controlled Shares shall be allocated to the other holders of shares pro rata based on the number of shares held by all such other holders of shares, subject to certain exceptions designed to avoid having such allocation cause any other shareholder to become a Ten Percent Shareholder. Our Board of Directors has the right to waive these restrictions in its sole discretion.

RESTRICTIONS ON CERTAIN SHAREHOLDER ACTIONS

Our Bye-Laws restrict the ability of our shareholders to take certain actions. These restrictions, among other things, limit the power of our shareholders to:

•	nominate persons to serve as directors;

•	submit resolutions to the vote of shareholders at an annual or special general meeting; and

•	requisition special general meetings.

Generally, the Bye-Laws prohibit shareholders from taking these actions unless certain requirements specified in the Bye-Laws are met. These requirements include giving written notice, specifying information that must be provided in connection with the notice or in relation to the requested action, taking specified actions within specified time periods, and requiring a minimum number of holders to act.

These requirements regulating shareholder nominations and proposals may have the effect of deterring a contest for the election of directors or the introduction of a shareholder proposal if the procedures summarized above are not followed. They may also discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal. For a more complete description of these provisions, you should refer to the Bye-Laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

SUPERMAJORITY REQUIREMENTS FOR CERTAIN AMENDMENTS

Our Bye-Laws require the affirmative vote of at least 66 2/3% of the voting rights attached to all of our issued and outstanding capital shares to amend, repeal or adopt any provision inconsistent with several provisions of the Bye-Laws. The provisions include, among others things, those relating to: the size of our Board and its division into classes, the removal of directors, the powers of shareholders to nominate directors, to call shareholder meetings and to propose matters to be acted on at shareholder meetings. This supermajority requirement could make it more difficult for shareholders to propose and adopt changes to the Bye-Laws intended to facilitate the acquisition or exercise of control over us.

AVAILABILITY OF SHARES FOR FUTURE ISSUANCES; SHAREHOLDER RIGHTS PLAN

We have a large number of authorized but unissued shares available for issuance. Generally, these shares may be issued by action of our directors without further action by shareholders (except as may be required by applicable stock exchange requirements). The availability of these shares for issue could be viewed as enabling the directors to make a change in our control more difficult. For example, the directors could determine to issue warrants or rights to acquire shares. In addition, we have authorized a sufficient amount of our shares such that we could put in place a shareholder rights plan without further action by shareholders. A shareholder rights plan could serve to dilute or deter stock ownership of persons seeking to obtain control of us.

Our ability to take these actions makes it more difficult for a third party to acquire us without negotiating with the Board, even if some or a majority of the shareholders desired to pursue a proposed transaction. Moreover, these powers could discourage or defeat unsolicited stock accumulation programs and acquisition proposals.

DESCRIPTION OF THE DEPOSITARY SHARES

GENERAL

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a share of a common share or a particular series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of common shares or a class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all of the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the common shares or related class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. If we issue depositary shares, we will file copies of the forms of deposit agreement and depositary receipt as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all of the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

For a description of the depositary shares currently outstanding, see “Description of Our Capital Stock — Series F Preference Shares”.

DIVIDENDS AND OTHER DISTRIBUTIONS

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or class or series of preference shares to the record holders of depositary shares relating to such common shares or class or series of preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

REDEMPTION OF DEPOSITARY SHARES

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of common shares or the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the common shares or preference shares. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

VOTING THE COMMON SHARES OR PREFERENCE SHARES

Upon receipt of notice of any meeting at which the holders of the common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preference shares or common shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares. The depositary will abstain from voting common shares or preference shares to the extent it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the related class or series of preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or if (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

CHARGES OF DEPOSITARY

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or class or series of preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of common shares or a class or series of preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

MISCELLANEOUS

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF DEPOSITARY

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

We, RenaissanceRe Finance and RRNAH may offer debt securities. The following description sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities are to be issued under a senior indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; RenaissanceRe Finance’s senior debt securities are to be issued under a senior indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Senior Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; and RRNAH’s senior debt securities are to be issued under a senior indenture between RRNAH and a financial institution, as trustee, the form of which is substantially identical to the RenaissanceRe Finance Senior Indenture which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. Our subordinated debt securities are to be issued under a subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; RenaissanceRe Finance’s subordinated debt securities are to be issued under a subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; and RRNAH’s subordinated debt securities are to be issued under a subordinated indenture between RRNAH and a financial institution, as trustee, the form of which is substantially identical to the RenaissanceRe Finance Subordinated Indenture which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. In addition, we, RenaissanceRe Finance and RRNAH may issue junior subordinated debt securities, including to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust. Our junior subordinated debt securities are to be issued under a junior subordinated indenture between us and a financial institution, as trustee, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; RenaissanceRe Finance’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RenaissanceRe Finance and a financial institution, as trustee (the “RenaissanceRe Finance Junior Subordinated Indenture”), the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference; and RRNAH’s junior subordinated debt securities are to be issued under a junior subordinated indenture between RRNAH and a financial institution, as trustee, the form of which is substantially identical to the RenaissanceRe Finance Junior Subordinated Indenture which is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference. The senior indentures, the subordinated indentures and the junior subordinated indentures are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the prospectus supplement. The indentures are subject to and governed by the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information regarding the terms and provisions of the indentures, including the definitions of some of the terms used below, and the debt securities. Wherever we refer to particular articles, sections or defined terms of an indenture, those articles, sections or defined terms are incorporated herein by reference. Whenever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indentures and the subordinated indentures are substantially identical, except for provisions relating to subordination. The subordinated indentures and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours, RenaissanceRe Finance or RRNAH, as applicable, and provisions relating to the issuance of securities to the Capital Trust.

GENERAL

The indentures do not limit the aggregate principal amount of the debt securities that we, RenaissanceRe Finance or RRNAH may issue thereunder and provide that we, RenaissanceRe Finance or RRNAH, as applicable, may issue the debt securities thereunder from time to time in one or more series. Unless otherwise described in a prospectus supplement regarding any debt securities, the indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our, RenaissanceRe Finance’s and RRNAH’s senior debt securities will be unsecured obligations of the respective issuer and will rank equally with all of such issuer’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of such issuer as described below under “Subordination of the Subordinated Debt Securities of RenaissanceRe”, “Subordination of the Subordinated Debt Securities of RenaissanceRe Finance,” “Subordination of the Subordinated Debt Securities of RRNAH” and in the applicable prospectus supplement. The junior subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of such issuer’s senior and subordinated indebtedness, as described below under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as applicable) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policy holders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantors are RenaissanceRe Finance, RRNAH and Platinum Underwriters Finance, Inc. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as applicable) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

In the event that we, RenaissanceRe Finance or RRNAH issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of the Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued by us, RenaissanceRe Finance or RRNAH, as applicable, to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust.

The prospectus supplement relating to the particular debt securities offered thereby will include specific terms relating to the offering. The terms will include, among other things, some or all of the following, as applicable:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes;

•	the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

•

the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•

the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•

whether any of such debt securities are to be redeemable at the issuer’s option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the issuer’s option;

•

whether the issuer will be obligated to redeem or purchase any such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

•

if other than denominations of $2,000 or multiples of $1,000, and any integral multiple thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•

whether the debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•

if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the issuer’s election or the election of a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

•	whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•

in the case of junior subordinated debt securities issued by us, by RenaissanceRe Finance or by RRNAH to the Capital Trust, the terms and conditions of any obligation or right of ours, RenaissanceRe Finance, RRNAH or the Capital Trust to convert or exchange such subordinated debt securities into preferred securities of the Capital Trust;

•

in the case of junior subordinated debt securities issued by us, by RenaissanceRe Finance or by RRNAH to the Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of the Capital Trust;

•

in the case of the subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of the applicable issuer, in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the issuer with respect to such debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•

whether, under what circumstances and in which currency we, RenaissanceRe Finance or RRNAH, as applicable, will pay additional amounts on account of taxes, fees, assessments or governmental charges on the debt securities of a series and if so, whether we, RenaissanceRe Finance or RRNAH, as applicable, will have the option to redeem such debt securities rather than pay such additional amounts;

•	whether any such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

The issuer will have the ability under the indentures to “reopen” a previously issued series of the debt securities and issue additional debt securities of that series or establish additional terms of that series. The issuer is also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by us or RenaissanceRe Finance or RRNAH, as applicable, for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. A security issued in “registered form” is a security for which the issuer or the paying agent keeps a record of all the current holders. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us, RenaissanceRe Finance or RRNAH, as applicable, for the debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the issuer will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by the issuer for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. The issuer will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing, (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part, or (3) register the transfer of or exchange any debt security which, in accordance with its terms, has been surrendered for repayment at the option of the older, except the portion, if any, of such debt security not to be so repaid.

We, RenaissanceRe Finance or RRNAH, as applicable, will appoint the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the issuer for any debt securities will be named in the related prospectus supplement. The issuer may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the issuer will be required to maintain a transfer agent in each place where the principal of, any premium or interest on, or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement. A security issued in “bearer form” is a security for which the issuer does not keep a record of the holder. The owner is deemed to be the person holding the security.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities are payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

The issuer will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of the issuer to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any debt securities, the indentures do not contain any provisions that would limit the issuer’s ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in the issuer’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us, RenaissanceRe Finance or RRNAH. Accordingly, we, RenaissanceRe Finance or RRNAH could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our, RenaissanceRe Finance’s or RRNAH’s capital structure or credit rating.

You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding any deletions from, modifications of, or additions to the Events of Defaults described below or the issuer’s covenants contained in the respective indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

CONVERSION AND EXCHANGE

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities (whether issued by us), property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our, RenaissanceRe Finance’s or RRNAH’s option, as applicable, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable law and the issuer’s organizational documents.

CONSOLIDATION, AMALGAMATION, MERGER AND SALE OF ASSETS

Unless otherwise described in a prospectus supplement, each indenture provides that the issuer may not (1) consolidate or amalgamate with or merge into any Person (other than, in the case of RenaissanceRe Finance or RRNAH, another subsidiary of ours) or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person (other than, in the case of RenaissanceRe Finance or RRNAH, another subsidiary of ours), or (2) permit any Person (other than, in the case of RenaissanceRe Finance or RRNAH, another subsidiary of ours) to consolidate or amalgamate with or merge into the issuer, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the issuer, unless, among other things, (a) in the case of (1) above, such Person is a Corporation organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda, the Cayman Islands or any country which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the EU and expressly assumes, by supplemental indenture duly executed by the successor Person and delivered to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of the issuer’s obligations under such indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into common shares or other securities; (b) immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have occurred and be continuing under such indenture; and (c) certain other conditions are met. Each indenture provides similar restrictions for the guarantor, if any.

EVENTS OF DEFAULT

Unless the issuer provides other or substitute Events of Default in a prospectus supplement, the following events will constitute an Event of Default under the applicable indenture with respect to any series of debt securities issued thereunder (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 90 days;

(2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal, premium or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default by the issuer or the guarantor (if any) in the performance, or breach, of any other covenant or warranty of the issuer or the guarantor (if any) contained in the applicable indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 90 days after there has been given written notice as provided in such indenture; and

(4) certain events relating to bankruptcy, insolvency or reorganization of the issuer or the guarantor (if any).

If an Event of Default with respect to the debt securities of any series (other than an Event of Default described in clause (4) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. An Event of Default described in clause (4) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder.

Each indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the debt securities of any series, the trustee will transmit, in the manner set forth in such indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series, unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund with respect to, any debt security of such series, the trustee may withhold such notice if and so long as the trustee in good faith determines that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to debt securities of such series.

MODIFICATION AND WAIVER

The issuer and the trustee may modify or amend any indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security;

•

reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security;

•	change the issuer’s obligation to pay additional amounts with respect to any debt security;

•

change the redemption provisions of any debt security or, following the occurrence of any event that would entitle a holder to require the issuer to repay any debt security at the option of the holder, adversely affect the right of repayment, at the option of such holder, of any affected debt security;

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on, or any additional amounts with respect to, any debt security is payable;

•

impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the applicable section of each indenture;

•

modify any of the provisions in the applicable indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the debt securities, except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security into or for our common shares or other debt securities or other securities, cash or property in accordance with its terms;

•

modify any of the provisions of the subordinated indenture or the junior subordinated indenture relating to the subordination of the subordinated debt securities, or the junior subordinated debt securities in a manner adverse to holders of the subordinated debt securities; or

•	modify any of the above provisions.

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture or the junior subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities, or the junior subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

The issuer and the trustee may modify or amend any indenture and debt securities of any series without the consent of any holder in order to, among other things:

•	provide for the issuer’s successor pursuant to a consolidation, amalgamation, merger or sale of assets;

•	add to the issuer’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us by the applicable indenture;

•	provide for a successor trustee with respect to debt securities of all or any series;

•

cure any ambiguity or correct or supplement any provision in any indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under any indenture which will not adversely affect the interests of the holders of debt securities of any series issued thereunder in any material respect;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under any indenture;

•	add any additional Events of Default with respect to all or any series of debt securities;

•	provide for conversion or exchange rights of the holders of any series of debt securities;

•

make any other amendments or modifications that do not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable indenture; provided that any amendment or modification that conforms the applicable indenture to the terms described in this prospectus (including any prospectus supplement) pursuant to which the applicable debt securities were initially sold shall be deemed not to adversely affect the interests of holders;

•	provide for any additional guarantees with respect to the debt securities of all or any series; or

•	provide for the addition of one or more co-obligors with respect to the debt securities of all or any series.

The holders of at least a majority in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by the issuer with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to debt securities of that series, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of any series.

Under each indenture, the issuer is required to deliver to the trustee annually a statement as to its performance of certain of its obligations under that indenture and as to any default in such performance. The issuer is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would constitute an Event of Default under certain provisions of the indentures.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

The issuer may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the Foreign Currency (as defined below) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or with respect to principal and any premium and interest to the maturity or redemption date thereof, as applicable.

Each indenture provides that, unless the provisions of Section 4.2 thereof are made inapplicable to debt securities of or within any series pursuant to Section 3.1 thereof, the issuer may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities, if the debt securities of a series provide for the payment of such additional amounts, and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations will not constitute a default or an Event of Default with respect to such debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as applicable, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars or in the Foreign Currency in which such debt securities are payable at stated maturity, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient (without reinvestment) to pay the principal of, any premium and interest on such debt securities on the scheduled due dates or any prior redemption date.

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the issuer is a party or by which it is bound;

(2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

(3) the issuer has delivered to the trustee an opinion of counsel (as specified in each indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the IRS received by the issuer, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture; and

(4) with respect to defeasance, the issuer has delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over other creditors.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America or the government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of a particular series are payable, in each case, for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments or confederation or association of governments which issued the Foreign Currency in which the debt securities of such series are payable, in each case, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments or confederation or association of governments, which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

If, after the issuer has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or (2) a Conversion Event (as defined below) occurs in respect of the Foreign Currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, if any, and any additional amounts, if any, with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable, as a result of such election or such Conversion Event based on (a) in the case of payments made pursuant to clause (1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

“Conversion Event” means the cessation of use of (1) a Foreign Currency both by the government of the country or countries which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established.

In the event the issuer effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount in such Foreign Currency in which such debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, the issuer would remain liable to make payment of such amounts due at the time of acceleration.

REDEMPTION

Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trust,” the issuer may, at its option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. Neither we nor RenaissanceRe Finance or RRNAH currently have any debt securities outstanding that are subject to redemption or repurchase at the option of the holders. We will include appropriate risk factor disclosure in any prospectus supplement prepared in connection with the issuance of debt securities that are subject to redemption or repurchase at the option of the holders.

In the case where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, if at any time it receives an opinion of counsel stating that, as a result of any change to the laws of any relevant taxing jurisdiction, any action taken by the relevant taxing jurisdiction which action is applied with respect to it, or a decision rendered by a court of such relevant taxing jurisdiction, there is a substantial probability that it will be required to pay additional amounts as of the next interest payment date and such requirements cannot be avoided by the use of reasonable measures then available. Any such redemption will be subject to the redemption provisions in each indenture.

Except as otherwise provided in the related prospectus supplement, in the case of any series of junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH to the Capital Trust, if an Investment Company Event or a Tax Event (each, a “Special Event”) shall occur and be continuing, we, RenaissanceRe Finance or RRNAH, as applicable, may, at the option of such issuer, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of the Capital Trust, the receipt by the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, there is more than an insubstantial risk that the Capital Trust is or will be considered an investment company or a company controlled by an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of the Capital Trust.

“Tax Event” means, in respect of the Capital Trust, the receipt by us, RenaissanceRe Finance or RRNAH, as applicable, or the Capital Trust of an opinion of counsel rendered by an independent law firm experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of the Capital Trust, there is more than an insubstantial risk that (i) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debt securities, (ii) interest payable by us, RenaissanceRe Finance or RRNAH, as applicable, on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, RenaissanceRe Finance or RRNAH, as applicable, in whole or in part, for U.S. federal income tax purposes or (iii) the Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges.

Unless otherwise described in a prospectus supplement, a notice of redemption may not be conditioned and a notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Unless the issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the debt securities or portions thereof called for redemption.

GLOBAL SECURITIES

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We, RenaissanceRe Finance and RRNAH anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the participants’ accounts. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests by participants in a global security will be limited to participants and persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as applicable, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form and will not be considered owners or holders thereof under the indenture under which the debt securities are issued. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary. Persons who are not participants must rely on the procedures of the participant through which they own their interest. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as applicable, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar, us, RenaissanceRe Finance or RRNAH will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We, RenaissanceRe Finance and RRNAH expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We, RenaissanceRe Finance and RRNAH also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies the issuer that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) the issuer determines that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing,

the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

PAYMENT OF ADDITIONAL AMOUNTS

If the debt securities of a series provide for the payment of additional amounts on account of taxes, fees, assessments or governmental charges as will be described in the related prospectus supplement, the issuer will pay to the holder of the debt securities of such series the additional amounts as described therein and, except as otherwise provided therein, the following provisions with respect to the payment of additional amounts shall apply.

The issuer will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, the issuer will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, the issuer will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary, partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

As further described above under “— Redemption”, in certain cases where debt securities of a series or the guarantee of such debt securities provides for the payment of additional amounts, the issuer or the guarantor may redeem such debt securities at its option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY US

Our subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all our Senior Indebtedness. As of June 30, 2018, we had an aggregate of $417.0 million principal amount of outstanding Senior Indebtedness pursuant to intercompany notes. In addition, we have guaranteed outstanding senior notes issued by RenaissanceRe Finance and RRNAH in an aggregate principal amount of $850.0 million and have also agreed to guarantee the reimbursement obligations of certain of our insurance and reinsurance subsidiaries under their letter of credit facilities. If certain events occur, including:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets;

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours, then and in any such event the holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of our Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness (as defined in the applicable indenture) of ours being subordinated to the payment of our subordinated debt securities, which may be payable or deliverable in respect of our subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of our liquidation or insolvency, holders of our Senior Indebtedness and holders of other obligations of ours that are not subordinated to our Senior Indebtedness may recover more, ratably, than the holders of our subordinated debt securities.

Subject to the payment in full of all of our Senior Indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to our subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default.

Our subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations. The senior debt securities issued by us will constitute Senior Indebtedness under our subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities and any guarantees thereof (other than in respect of our junior subordinated debt securities);

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with our subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under any junior subordinated indenture, any Indebtedness, including all guarantees, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Our subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RENAISSANCERE FINANCE

Subordinated debt securities issued by RenaissanceRe Finance will, to the extent set forth in the subordinated indenture of RenaissanceRe Finance, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RenaissanceRe Finance. As of June 30, 2018, RenaissanceRe Finance had $600.0 million of outstanding senior notes. In addition, RenaissanceRe Finance is a co-obligor under RRNAH’s $250.0 million of outstanding senior notes. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RenaissanceRe Finance or to its creditors, as such, or to its assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of RenaissanceRe Finance, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RenaissanceRe Finance,

then and in any such event the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RenaissanceRe Finance, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RenaissanceRe Finance are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RenaissanceRe Finance, and to that end the holders of Senior Indebtedness of RenaissanceRe Finance will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RenaissanceRe Finance being subordinated to the payment of subordinated debt securities of RenaissanceRe Finance, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of the liquidation or insolvency of RenaissanceRe Finance, holders of Senior Indebtedness and holders of other obligations of RenaissanceRe Finance that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RenaissanceRe Finance.

Subject to the payment in full of all Senior Indebtedness of RenaissanceRe Finance, the rights of the holders of subordinated debt securities of RenaissanceRe Finance will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RenaissanceRe Finance applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RenaissanceRe Finance, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RenaissanceRe Finance is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RenaissanceRe Finance has been accelerated because of a default.

The RenaissanceRe Finance subordinated indenture does not limit or prohibit RenaissanceRe Finance from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RenaissanceRe Finance’s other obligations. The senior debt securities issued by RenaissanceRe Finance will constitute Senior Indebtedness under the RenaissanceRe Finance subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RenaissanceRe Finance outstanding at any time, except:

(1) the subordinated debt securities issued by RenaissanceRe Finance (other than in respect of the junior subordinated debt securities of RenaissanceRe Finance);

(2) Indebtedness of RenaissanceRe Finance as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RenaissanceRe Finance in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RenaissanceRe Finance which is a financing vehicle of RenaissanceRe Finance or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RenaissanceRe Finance and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The RenaissanceRe Finance subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RenaissanceRe Finance, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES ISSUED BY RRNAH

Subordinated debt securities issued by RRNAH will, to the extent set forth in the subordinated indenture of RRNAH, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of RRNAH. As of June 30, 2018, RRNAH had $250.0 million of outstanding senior notes. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to RRNAH or to its creditors, as such, or to its assets;

(2) any voluntary or involuntary liquidation, dissolution or other winding up of RRNAH, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of RRNAH, then and in any such event the holders of Senior Indebtedness of RRNAH will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness of RRNAH, or provision will be made for such payment in cash, before the holders of the subordinated debt securities of RRNAH are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities of RRNAH, and to that end the holders of Senior Indebtedness of RRNAH will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of RRNAH being subordinated to the payment of subordinated debt securities of RRNAH, which may be payable or deliverable in respect of such subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

By reason of such subordination, in the event of the liquidation or insolvency of RRNAH, holders of Senior Indebtedness and holders of other obligations of RRNAH that are not subordinated to such Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities of RRNAH.

Subject to the payment in full of all Senior Indebtedness of RRNAH, the rights of the holders of subordinated debt securities of RRNAH will be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of RRNAH applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, such subordinated debt securities have been paid in full.

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of RRNAH, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of RRNAH is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of RRNAH has been accelerated because of a default.

The RRNAH subordinated indenture does not limit or prohibit RRNAH from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to RRNAH’s other obligations. The senior debt securities issued by RRNAH will constitute Senior Indebtedness under the RRNAH subordinated indenture.

For purposes of this section, the term “Senior Indebtedness” means all Indebtedness of RRNAH outstanding at any time, except:

(1) the subordinated debt securities issued by RRNAH (other than in respect of the junior subordinated debt securities of RRNAH);

(2) Indebtedness of RRNAH as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) any liability for income, franchise, real estate or other taxes owed or owing;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against RRNAH in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) under the junior subordinated indenture, any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trust or (y) any trust, partnership or other entity affiliated with RRNAH which is a financing vehicle of RRNAH or any of its Affiliates in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness of RRNAH and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The RRNAH subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities of RRNAH, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT

SECURITIES ISSUED TO THE CAPITAL TRUST

OPTION TO EXTEND INTEREST PAYMENT DATE

Unless provided otherwise in the related prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to the Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement.

OPTION TO EXTEND MATURITY DATE

Unless provided otherwise in the related prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, will have the right to:

(1) change the stated maturity of the principal of the junior subordinated debt securities of any series issued to the Capital Trust upon the liquidation of the Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of the Capital Trust; and

(2) extend the stated maturity of the principal of the junior subordinated debt securities of any series, provided that (a) it is not in bankruptcy, otherwise insolvent or in liquidation, (b) it has not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (c) the Capital Trust is not in arrears on payments of distributions on the Capital Trust’s preferred securities and no deferred distributions have accumulated, (d) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (e) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we, RenaissanceRe Finance or RRNAH, as applicable, exercise our or its right to liquidate the Capital Trust and exchange the junior subordinated debt securities for the preferred securities of the Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the Capital Trust.

PAYMENT OF ADDITIONAL AMOUNTS

If junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust provide for the payment by us, RenaissanceRe Finance or RRNAH, as applicable, of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we, RenaissanceRe Finance or RRNAH, as applicable, will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture.

CERTAIN COVENANTS

RenaissanceRe, RenaissanceRe Finance or RRNAH, as applicable, as issuer, and RenaissanceRe, as guarantor (if applicable), will each covenant, as to each series of our, RenaissanceRe Finance’s or RRNAH’s junior subordinated debt securities issued to the Capital Trust in connection with the issuance of preferred securities and common securities by the Capital Trust, that the issuer of the junior subordinated debentures will not, and will not permit any of its Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its outstanding capital stock or (2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the issuer of the junior subordinated debentures or RenaissanceRe that ranks equal to or junior in interest to the junior subordinated debt securities or the related guarantee, as applicable, or make any guarantee payments with respect to any guarantee by the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, of the debt securities of any Subsidiary of the issuer of the junior subordinated debentures or RenaissanceRe, as applicable, if such guarantee ranks equal to or junior in interest to the junior subordinated debt securities or the guarantee in respect thereof, as applicable (with certain exceptions, including (a) dividends or distributions in our common shares or rights to acquire our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of RenaissanceRe, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future and (c) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we, RenaissanceRe Finance or RRNAH, as applicable, have actual knowledge that

(A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which RenaissanceRe, RenaissanceRe Finance or RRNAH, as applicable, shall not have taken reasonable steps to cure, (ii) RenaissanceRe shall be in default with respect to its payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) the issuer of the junior subordinated debt securities shall have given notice of its election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

In the event we, RenaissanceRe Finance or RRNAH, as applicable, issue junior subordinated debt securities to the Capital Trust in connection with the issuance of preferred securities and common securities of the Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we, RenaissanceRe Finance or RRNAH, as applicable, will also covenant:

(1) to maintain ownership by RenaissanceRe Finance or RRNAH, as applicable, directly or indirectly, of 100% ownership of the common securities of the Capital Trust; provided, however, that any permitted successor of RenaissanceRe Finance or RRNAH under the applicable junior subordinated indenture may succeed to ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of its junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of the Capital Trust, the redemption of all of the preferred securities and common securities of the Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of the Capital Trust; and

(3) to use reasonable efforts, consistent with the terms of the related trust agreement, to cause the Capital Trust to remain classified as a grantor trust for United States federal income tax purposes.

EVENTS OF DEFAULT

If an Event of Default with respect to a series of junior subordinated debt securities issued to the Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of the Capital Trust may institute a legal proceeding directly against us as issuer or guarantor, RenaissanceRe Finance or RRNAH, as applicable, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. Neither we, RenaissanceRe Finance or RRNAH, as applicable, may amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of each preferred security then outstanding. If the right to bring a Direct Action is removed, the Capital Trust may become subject to the reporting obligations under the Exchange Act. We, RenaissanceRe Finance or RRNAH, as applicable, will have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, RenaissanceRe Finance or RRNAH, as applicable, in connection with a Direct Action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities.

The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.”

DESCRIPTION OF THE DEBT SECURITIES GUARANTEES

Concurrently with any issuance by RenaissanceRe Finance or RRNAH of senior debt securities, we will execute and deliver a senior debt securities guarantee for the benefit of the holders from time to time of such senior debt securities. The trustee will act as guarantee trustee under the senior debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The senior debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Similarly, concurrently with any issuance by RenaissanceRe Finance or RRNAH of subordinated debt securities, we will execute and deliver a subordinated debt securities guarantee for the benefit of the holders from time to time of such subordinated debt securities. The trustee will act as guarantee trustee under the subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act. Concurrently with any issuance by RenaissanceRe Finance or RRNAH of junior subordinated debt securities to the Capital Trust, we will execute and deliver a junior subordinated debt securities guarantee for the benefit of the holders from time to time of such junior subordinated debt securities. The trustee will act as guarantee trustee under the junior subordinated debt securities guarantee for the purposes of compliance with the Trust Indenture Act. The junior subordinated debt securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of our guarantee of the senior debt securities, subordinated debt securities and junior subordinated debt securities of RenaissanceRe Finance or RRNAH. The following summary of certain provisions of the guarantees is not complete. You should read the forms of guarantee and the Trust Indenture Act for more complete information regarding the provisions of the guarantees, including the definitions of some of the terms used below. The forms of guarantee have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part and are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of the guarantees, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture trustee, as guarantee trustee under each guarantee, will hold the applicable guarantee for the benefit of the holders of the related debt securities.

GENERAL

We will fully and unconditionally guarantee all obligations of RenaissanceRe Finance and RRNAH, as applicable, under the applicable indenture and the related debt securities. Unless otherwise provided in a prospectus supplement, each guarantee will be an unsecured obligation of RenaissanceRe, and the guarantees of RenaissanceRe Finance’s and RRNAH’s subordinated and junior subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as applicable) and shareholders to participate in any distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors and policyholders, including any claims against our reinsurance and insurance subsidiaries of their respective policyholders, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantors are RenaissanceRe Finance, RRNAH, and Platinum Underwriters Finance, Inc. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities and the holders of RenaissanceRe Finance’s or RRNAH’s debt securities who are creditors of RenaissanceRe by virtue of our guarantee of the debt securities issued by RenaissanceRe Finance or RRNAH, as applicable) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

Except to the extent otherwise provided in the applicable guarantee, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any jurisdiction in which it is organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the issuer will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable indenture to be then due and payable.

Notwithstanding the foregoing, except to the extent otherwise provided in the applicable guarantee, we will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by the issuer addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security.

AMENDMENTS

Any senior debt securities guarantee or subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of not less than a majority of the outstanding principal amount of the applicable debt securities. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder.

Any junior subordinated debt securities guarantee may only be amended in writing with the prior approval of the holders of at least a majority in liquidation preference of the then outstanding preferred securities issued by the Capital Trust. In addition, certain amendments affecting the obligations of RenaissanceRe may only be made in writing with the prior approval of each holder of the then outstanding preferred securities issued by the Capital Trust.

No consent of the holders of RenaissanceRe Finance’s or RRNAH’s senior, subordinated or junior subordinated debt securities is required to amend the applicable guarantee in a way that does not adversely affect in any material respect the rights of such holders.

INFORMATION CONCERNING THE TRUSTEE

RenaissanceRe, RenaissanceRe Finance and RRNAH may from time to time borrow from, maintain deposit accounts with and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business.

Under each indenture, the trustee is required to transmit annual reports to all holders regarding its eligibility and qualifications as trustee under the applicable indenture and related matters.

DESCRIPTION OF THE WARRANTS TO PURCHASE COMMON SHARES

OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants, we will file a copy of the form of warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

EXERCISE OF STOCK WARRANTS

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

ANTIDILUTION AND OTHER PROVISIONS

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement. If we issue warrants to purchase debt securities, we will file a copy of the form of debt warrant agreement as an exhibit to the registration statement of which this prospectus forms a part, and the following summary is qualified in its entirety by reference to such exhibit.

GENERAL

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

EXERCISE OF DEBT WARRANTS

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The Capital Trust will be governed by the terms of the restated trust agreement. Under the restated trust agreement of the Capital Trust, the Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the restated trust agreement or made a part of the restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the junior subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH, and purchased by the Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued by RenaissanceRe Finance or RRNAH to the Capital Trust will, in the case of junior subordinated debt securities issued by RenaissanceRe Finance or RRNAH, be guaranteed by RenaissanceRe on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to the Capital Trust. See “Use of Proceeds.”

The following summary sets forth the material terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and the preferred securities, including the definitions of some of the terms used below. The form of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

ISSUANCE, STATUS AND GUARANTEE OF PREFERRED SECURITIES

Under the terms of the restated trust agreement for the Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of the Capital Trust. The preferred securities will represent preferred beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of the Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of the Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of the Capital Trust except as described under “Subordination of Common Securities.” The Property Trustee will hold the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of the Capital Trust are collectively referred to as the “trust securities” of the Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of the Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee”.

DISTRIBUTIONS

Unless otherwise specified in the relevant prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business.

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve (12) 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we, RenaissanceRe Finance or RRNAH, as applicable, have the right under the applicable junior subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period.

The funds of the Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If none of RenaissanceRe, as issuer or guarantor, or RenaissanceRe Finance or RRNAH, as the case may be, makes interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of the Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates, or as otherwise specified in the applicable prospectus supplement. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement.

REDEMPTION OR EXCHANGE

Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by the Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall be applied by the Property Trustee, upon not less than 30 nor more than 60 days’ notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities.

We, RenaissanceRe Finance or RRNAH, as applicable, will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities —Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. If a Special Event relating to the preferred securities and common securities of the Capital Trust shall occur and be continuing, we, RenaissanceRe Finance or RRNAH, as applicable, have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we, RenaissanceRe Finance or RRNAH, as applicable, have the right to dissolve the Capital Trust and after satisfaction of the liabilities of creditors of the Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we, RenaissanceRe Finance or RRNAH, as applicable, do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by the Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Capital Trust has become subject as a result of a Tax Event.

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of the Capital Trust as a result of an early termination event:

(1) the trust securities will no longer be deemed to be outstanding;

(2) certificates representing a like amount of junior subordinated debt will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3) we, RenaissanceRe Finance or RRNAH, as applicable, will use our or its reasonable efforts to have the junior subordinated debt listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the trust preferred securities are then listed or traded;

(4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt, accruing interest at the rate provided for in the junior subordinated debt from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt); and

(5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt upon surrender of trust securities certificates.

An early termination event, within the meaning of this section, means (1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, RenaissanceRe Finance or RRNAH, (2) the direction of the property trustee to dissolve the trust and exchange the trust securities for junior subordinated debt, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt or (4) a court order to dissolve the Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of the Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of the Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

REDEMPTION PROCEDURES

The Capital Trust may redeem preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. The Capital Trust may redeem preferred securities and the redemption price shall be payable on each redemption date only to the extent that the Capital Trust has funds on hand available for the payment of such redemption price. See also “Subordination of Common Securities.”

If the Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price and such distributions, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries (including RenaissanceRe Finance and RRNAH) may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The Capital Trust will pay the redemption price on the preferred securities to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be 15 Business

Days prior to the relevant redemption date or as otherwise specified in the applicable prospectus supplement; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If the Capital Trust redeems less than all of the preferred securities and common securities issued by it on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless RenaissanceRe, as issuer or as guarantor, or RenaissanceRe Finance or RRNAH, as applicable, defaults in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption.

SUBORDINATION OF COMMON SECURITIES

Payment of distributions on, and the redemption price of, the Capital Trust’s preferred securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred securities and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under the restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION OF THE CAPITAL TRUST

Pursuant to the restated trust agreement, the Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1) certain events relating to the dissolution or bankruptcy of RenaissanceRe, as issuer or as guarantor, RenaissanceRe Finance or RRNAH, as applicable;

(2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor have given written direction to the Property Trustee to dissolve the Capital Trust (which direction is optional and wholly within its discretion, as Depositor);

(3) the redemption of all of the Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt; or

(4) the entry of an order for the dissolution of the Capital Trust by a court of competent jurisdiction.

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of the Capital Trust, the Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of the Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities.

EVENTS OF DEFAULT; NOTICE

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of the Capital Trust to appoint a successor Property Trustee within 60 days thereof.

Within 15 Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Trust’s preferred securities, the Administrative Trustees and to us, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor, unless such Event of Default shall have been cured or waived. We, RenaissanceRe Finance or RRNAH, as the case may be, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement.

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of the Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of the Capital Trust.” The existence of an Event of Default under the restated trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

REMOVAL OF CAPITAL TRUSTEES

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of the Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of the Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF CAPITAL TRUSTEES

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party, shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE CAPITAL TRUST

The Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of the Capital Trust.” The Capital Trust may, at the request of us, RenaissanceRe Finance or RRNAH, as applicable, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

(1) such successor entity either (a) expressly assumes all of the obligations of the Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) we, RenaissanceRe Finance or RRNAH, as applicable, expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6) such successor entity has a purpose substantially identical to that of the Capital Trust;

(7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we, RenaissanceRe Finance or RRNAH, as applicable, have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8) we, RenaissanceRe Finance, RRNAH or any permitted successor or assignee owns all of the common securities of such successor entity, and RenaissanceRe or any permitted successor or assignee guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, the Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Capital Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING AND PREEMPTIVE RIGHTS

Except as provided below and under “Description of the Trust Preferred Securities Guarantee —Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights.

AMENDMENT OF RESTATED TRUST AGREEMENT

The restated trust agreement may be amended from time to time by us or RenaissanceRe Finance, as applicable and the Capital Trustees, without the consent of the holders of the trust securities:

(1) to cure any ambiguity, to correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the Capital Trust.

The restated trust agreement may be amended by us, or RenaissanceRe Finance, as applicable, and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect the Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or the Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2) waive any past default that is waivable under Section 5.13 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States federal income tax purposes on account of such action.

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement.

No vote or consent of the holders of preferred securities will be required for the Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours (including RenaissanceRe Finance and RRNAH) or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

The preferred securities of the Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of the Capital Trust will be described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of the Capital Trust will provide that (1) if we, RenaissanceRe Finance or RRNAH, as applicable, advises the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we, RenaissanceRe Finance or RRNAH, as applicable, at our or its option, advises the Capital Trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may under certain circumstances be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

PAYMENT AND PAYING AGENCY

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if the Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of the Capital Trust or by wire transfer to an account maintained with a bank in the United States. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us, RenaissanceRe Finance or RRNAH, as applicable, and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and us) to act as paying agent.

REGISTRAR AND TRANSFER AGENT

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities. The depositor of the Capital Trust has the right to change the registrar and transfer agent for the preferred securities at any time in its sole discretion.

Registration of transfers of preferred securities will be effected without charge by or on behalf of the Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trust will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us, RenaissanceRe Finance or RRNAH, as applicable. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

ADMINISTRATIVE TRUSTEES

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Capital Trust in such a way that the Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as indebtedness of ours, RenaissanceRe Finance or RRNAH, as applicable, for United States Federal income tax purposes. In this connection, we, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Capital Trust or each restated trust agreement, that we, RenaissanceRe Finance or RRNAH, as applicable, and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by the Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Deutsche Bank Trust Company Americas will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the Capital Trust’s preferred securities.

GENERAL

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the Capital Trust has funds on hand available for payment at such time;

(2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the Capital Trust has funds on hand available for payment at such time; and

(3) upon a voluntary or involuntary dissolution, winding up or liquidation of the Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent the Capital Trust has funds available for payment at such time and (b) the amount of assets of the Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the Capital Trust to pay such amounts to such holders.

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the Capital Trust’s payment obligations under the preferred securities, but will apply only to the extent that the Capital Trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. As of June 30, 2018, there was an aggregate of $1.3 billion of our Senior Indebtedness outstanding, which included $850.0 million guaranteed outstanding senior notes issued by RenaissanceRe Finance and RRNAH and $417.0 million of intercompany indebtedness, to which the preferred securities guarantees would be subordinated.

If we (as issuer or guarantor), RenaissanceRe Finance or RRNAH, as applicable, do not make interest payments on the corresponding junior subordinated debt securities held by the Capital Trust, the Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, including claims against our reinsurance and insurance subsidiaries of their respective policy holders, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. Our revolving credit agreement requires that under the circumstances specified in such agreement certain of our existing and future subsidiaries become guarantors of the loans made to us under such agreement. The existing guarantors are RenaissanceRe Finance, RRNAH, and Platinum Finance. Other than the lenders under our revolving credit agreement, none of our creditors has the benefit of a guaranty from any of our subsidiaries. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Capital Trust’s obligations under the preferred securities. See “The Capital Trust,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

STATUS OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms.

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee.

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the Capital Trust, the Guarantee Trustee or any other person or entity.

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee.

NEW YORK LAW TO GOVERN

Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in that state.

THE EXPENSE AGREEMENT

Pursuant to the expense agreement entered into by us under the restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of the preferred securities or other similar interests in the Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE SHARE PURCHASE CONTRACTS AND THE SHARE PURCHASE UNITS

We may issue share purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares or preference shares at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts and to be described in the applicable prospectus supplement. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder’s obligations to purchase the shares under the share purchase contracts, either:

(1) senior debt securities or subordinated debt securities of ours, RenaissanceRe Finance or RRNAH;

(2) preference shares;

(3) debt obligations of third parties, including U.S. Treasury securities; or

(4) preferred securities of the Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase shares under the applicable share purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the share purchase contracts securing the holders’ obligations to purchase our common shares or preference shares will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of share purchase contracts to purchase our common shares or preference shares under the related share purchase contracts. The rights of holders of share purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of share purchase contracts will be permitted to withdraw the pledged securities related to such share purchase contracts from the pledge arrangement except upon the termination or early settlement of the related share purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a share purchase contract will retain full beneficial ownership of the related pledged securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the share purchase contract.

If we issue purchase contracts, we will file a copy of the form of purchase contract agreement as an exhibit to the registration statement of this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, preferred securities or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplement will describe:

(1) the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2) a description of the terms of any unit agreement governing the units; and

(3) a description of the provisions for the payment, settlement, transfer or exchange of the units.

If we issue units, we will file a copy of the form of unit agreement as an exhibit to the registration statement of which this prospectus forms a part, and the foregoing description is qualified in its entirety by reference to such exhibit.

PLAN OF DISTRIBUTION

We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

In addition, we, RenaissanceRe Finance or RRNAH may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement and subject to receiving the prior written consent of the Bermuda Monetary Authority, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the Bermuda Monetary Authority, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us, RenaissanceRe Finance, RRNAH and/or the Capital Trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by us or through agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree not to offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the U.S. or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, RenaissanceRe Finance and/or the Capital Trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, RenaissanceRe Finance and/or the Capital Trust will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust and the sale thereof may be made by us, RenaissanceRe Finance, and/or the Capital Trust directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us, RenaissanceRe Finance, RRNAH and/or the Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us, RenaissanceRe Finance, RRNAH and/or the Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

We, RenaissanceRe Finance or RRNAH may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

In connection with an offering, the underwriters or other agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids of purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

Agents, underwriters, dealers, remarketing firms and other third parties described above may be entitled under relevant underwriting and other agreements entered into with us, RenaissanceRe Finance, RRNAH and/or the Capital Trust to indemnification by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we, RenaissanceRe Finance, RRNAH and/or the Capital Trust will authorize underwriters or other persons acting as our, RenaissanceRe Finance’s, RRNAH’s and/or the Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us, RenaissanceRe Finance, RRNAH and/or the Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us, RenaissanceRe Finance, RRNAH and/or the Capital Trust, as applicable. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in a prospectus supplement of our, RenaissanceRe Finance’s, RRNAH’s and/or the Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we, RenaissanceRe Finance, RRNAH and/or the Capital Trust, as applicable, will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions described in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares, the Series C Preference Shares, the Series E Preference Shares, and the Depositary Shares (each representing a 1/1,000th interest in a Series F Preference Share) each of which are listed on the New York Stock Exchange, will have no established trading market. We, RenaissanceRe Finance, RRNAH and/or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we, RenaissanceRe Finance, RRNAH nor the Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

GENERAL

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the common shares, preference shares, depositary shares, debt securities, warrants, share purchase contracts, share purchase units, trust preferred securities and preferred securities guarantee described in this prospectus. This prospectus is a part of the registration statement, but the registration statement also contains additional information and exhibits.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other reports with the Commission. You can read and copy the registration statement and the reports that we file with the Commission at the Commission’s public reference rooms at Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.

Our filings with the Commission are also available from the Commission’s website at http://www.sec.gov. Please call the Commission’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission’s public reference rooms. Our common shares are listed on the New York Stock Exchange under the symbol “RNR” and our reports can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005.

RENAISSANCERE FINANCE

There are no separate financial statements of RenaissanceRe Finance in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RenaissanceRe Finance because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of RenaissanceRe Finance; and

•

The obligations of RenaissanceRe Finance under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RenaissanceRe Finance is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

RRNAH

There are no separate financial statements of RRNAH in this prospectus. We do not believe the financial statements would be helpful to the holders of the debt securities of RRNAH because:

•	We, a reporting company under the Exchange Act, indirectly own all of the voting securities of RRNAH; and

•

The obligations of RRNAH under the senior, subordinated or junior subordinated debt securities issued by it will be fully and unconditionally guaranteed by us. See “Description of the Debt Securities Guarantees.”

RRNAH is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

THE CAPITAL TRUST

There are no separate financial statements of the Capital Trust in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of the Capital Trust because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of the Capital Trust;

•

The Capital Trust has no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the Capital Trust and investing the proceeds in subordinated debt securities issued by us, RenaissanceRe Finance or RRNAH; and

•	The obligations of the Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

The Capital Trust is not currently subject to the information reporting requirements of the Exchange Act and it is anticipated that it will not become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and prior to the effectiveness of this registration statement and after the date of this prospectus and until we, RenaissanceRe Finance, RRNAH and the Capital Trust sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed with the Commission on January 3, 2018, March 27, 2018, May 16, 2018, June 12, 2018 and June 19, 2018.

(2) Our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018;

(3) Our Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 31, 2017;

(4) The description of our common shares set forth in our registration statement filed under the Exchange Act on Form 8-A on July 24, 1995, including any amendment or report for the purpose of updating such description;

(5) The description of our 6.08% Series C Preference Shares set forth in our registration statement filed under the Exchange Act on Form 8-A on March 19, 2004, including any amendment or report for the purpose of updating such description;

(6) The description of our 5.375% Series E Preference Shares set forth in our registration statement filed under the Exchange Act on For 8-A on May 28, 2013, including any amendment or report for the purpose of updating such description; and

(6) The description of our Depositary Shares (each representing a 1/1,000th interest in a 5.750% Series F Preference Share) set forth in our registration statement filed under the Exchange Act on For 8-A on June 18, 2018, including any amendment or report for the purpose of updating such description.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits), call or write us at the following address: RenaissanceRe Holdings Ltd., Attn: Stephen H. Weinstein, Corporate Secretary, P.O. Box HM 2527, Hamilton, HMGX, Bermuda, telephone (441) 295-4513.

LEGAL OPINIONS

Certain legal matters with respect to the United States of America, New York and Delaware law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of RenaissanceRe Holdings Ltd. appearing in the Company’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedules appearing therein), and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company. In addition, certain of our directors and officers as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the U.S. federal securities laws. However, investors may serve us with process in the United States with respect to actions against us arising out of or in connection with the U.S. Federal securities laws relating to offers and sales of the securities covered by this prospectus by serving RenRe North America Holdings Inc., our United States agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our special Bermuda legal counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws. A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda provided that the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY SUPPLEMENT. NONE OF WE, RENAISSANCERE FINANCE, RRNAH OR THE CAPITAL TRUST HAS AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE, RENAISSANCERE FINANCE, RRNAH AND THE CAPITAL TRUST ARE OFFERING THESE SECURITIES ONLY IN STATES WHERE THE OFFER IS PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

RenaissanceRe Holdings Ltd.

$                 % Senior Notes Due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

March                 , 2019